UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Lincoln National Corporation

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Radnor, Pennsylvania / April 16, 2021

Dear Fellow Shareholder:

You are invited to attend our 2021 Annual Meeting of Shareholders, to be held on Thursday, June 3 at 9:00 a.m. EDT. In light of public health considerations due to the COVID-19 pandemic, we are holding the Annual Meeting in a virtual-only format. Our Board of Directors and management team look forward to welcoming you at the meeting.

This document describes the matters to be voted on at the Annual Meeting and contains instructions on how to attend and participate in the virtual Annual Meeting, so please review it carefully.

Many shareholders received a notice of internet availability instead of paper copies of our proxy statement and our 2020 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access these documents over the internet and how to receive a paper or email copy of our proxy materials, including our proxy statement, our 2020 Annual Report to Shareholders, and a proxy card. Electronic delivery enables us to more cost-effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

Please vote your shares of our stock as promptly as possible. You may vote by mailing in a proxy card, by telephone or internet, or by attending the virtual Annual Meeting and voting online during the meeting.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H Cunningham

Chairman of the Board

Lincoln National Corporation 2021 Proxy Statement

Notice of Annual Meeting of Shareholders

June 3, 2021 9:00 a.m. EDT	Virtual Meeting Format*

Mailing date: April 16, 2021

The purpose of the meeting is to:

1.	Elect eleven directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;

3.	Approve an advisory resolution on the compensation of our named executive officers;

4.	Consider and vote upon up to two shareholder proposals if properly presented at the meeting; and

5.	Consider and vote upon any other matters that might come up at the meeting.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 29, 2021.

Please cast your votes by one of the following methods:

SIGNING AND RETURNING A PROXY CARD	TOLL-FREE TELEPHONE	THE INTERNET

If, going forward, you would like to receive electronic delivery of future proxy materials, please see page 83 for more information.

*	IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

Due to concerns about the COVID-19 pandemic and to protect the health and safety of our directors, employees, shareholders, and the community, this year’s Annual Meeting will once again be a fully virtual meeting conducted via live webcast.

In order to attend the Annual Meeting online, you must pre-register at register.proxypush.com/lnc by entering your control number, which can be found on your proxy card or notice of internet availability. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the Annual Meeting, you will receive an email containing a unique link to the virtual meeting that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration and during the meeting. The Annual Meeting will begin promptly at 9:00 a.m. EDT. We recommend that you access the meeting prior to the start time. Online access will open at approximately 8:45 a.m. EDT. Technical support will be available during the meeting. See pages 92-93 for additional information on how to attend, vote and ask questions at the virtual Annual Meeting.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

Lincoln National Corporation

Radnor, Pennsylvania

Lincoln National Corporation 2021 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2021:

This proxy statement and the accompanying annual report are available at: www.proxydocs.com/lnc.

Lincoln National Corporation 2021 Proxy Statement

Proxy Summary

Proxy Summary

This summary highlights certain information for your convenience. Since it does not contain all of the information you should consider, we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date / Time	Location	Voting

Thursday, June 3, 2021 9:00 a.m. EDT Record Date March 29, 2021

Virtual Meeting Format

To attend, you must pre-register at register.proxypush.com/LNC using you control number. See pages 92-93 for additional information on how to register to attend, vote and ask questions at the virtual Annual Meeting.

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters

Agenda Item	Our Board’s Voting Recommendation	Where to Find More Information

1. Election of eleven directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders.	FOR each director nominee	Page 20

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021.	FOR the ratification	Page 29

3. Approval of an advisory resolution on the compensation of our named executive officers.	FOR the resolution	Page 31

4. Respond to an advisory shareholder proposal regarding an amendment to our special shareholder meeting right.	AGAINST the proposal	Page 82

5. Respond to an advisory shareholder proposal regarding an amendment to our shareholder proxy access bylaw.	AGAINST the proposal	Page 85

Lincoln National Corporation 2021 Proxy Statement                 1

Proxy Summary

Board of Director Nominees

Name Occupation	Age	Director Since	Selected Skills/Qualifications	Independent	Committee Memberships

Deirdre P. Connelly Retired President, North American Pharmaceuticals of GlaxoSmithKline	60	2016	◾ business operations and strategic planning ◾ finance and capital management ◾ corporate governance	Yes	Audit Corporate Governance (Chair)

William H. Cunningham Professor, University of Texas at Austin and James J. Bayless Chair for Free Enterprise at the University’s McCombs School of Business	77	2006	◾ finance and capital management ◾ marketing/public relations ◾ talent management ◾ corporate governance	Yes	Compensation Corporate Governance Executive (Chair) Finance

Reginald E. Davis Executive Vice President and President of Banking, Flagstar Bank, FSB	58	2020	◾ financial services ◾ finance and capital management ◾ risk management ◾ talent management	Yes	Audit Corporate Governance

Dennis R. Glass President and Chief Executive Officer, Lincoln National Corporation	71	2006	◾ business operations and strategic planning ◾ finance and capital management ◾ talent management	No	Executive

George W. Henderson, III Retired Chairman and Chief Executive Officer, Burlington Industries, Inc.	72	2006	◾ accounting ◾ finance and capital management	Yes	Audit Finance

Eric G. Johnson Chief Executive Officer, Baldwin Richardson Foods Company	70	1998	◾ business operations and strategic planning ◾ finance and capital management ◾ marketing/public relations	Yes	Compensation Corporate Governance Executive Finance (Chair)

Gary C. Kelly Chairman of the Board and Chief Executive Officer, Southwest Airlines Co.	66	2009	◾ business operations and strategic planning ◾ finance and capital management ◾ public accounting	Yes	Audit Finance

M. Leanne Lachman President, Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business	78	1985	◾ business operations and strategic planning ◾ finance and capital management ◾ marketing/public relations ◾ corporate governance ◾ risk management	Yes	Audit (Chair)

Michael F. Mee Retired Executive Vice President and Chief Financial Officer, Bristol-Myers Squibb Company	78	2001	◾ finance and capital management ◾ public accounting ◾ business operations and strategic planning	Yes	Compensation Executive Finance

Patrick S. Pittard Chief Executive Officer, BDI DataLynk, LLC	75	2006	◾ public accounting ◾ finance and capital management ◾ talent management ◾ corporate governance	Yes	Compensation (Chair)

Lynn M. Utter Operating Partner, Atlas Holdings LLC	58	2017	◾ business operations and strategic planning ◾ risk management ◾ corporate governance	Yes	Corporate Governance Finance

2                 Lincoln National Corporation 2021 Proxy Statement

Proxy Summary

Our director nominees provide the Board with the comprehensive diversity of relative skill sets needed to provide effective oversight in light of the Company’s industry, risks and current and long-term strategic needs.

Financial Services (5)	Finance and Capital Management (10)	Business Operations and Strategic Planning (11)

Marketing/Public Relations (7)	Public Company CEO (6)	Corporate Governance (8)

Talent Management (8)	Risk Management (5)	Accounting (5)

The Board recognizes that diversity, including gender and ethnic diversity, adds to the overall mix of perspectives of our Board as a whole. We have added three new diverse directors in the last five years. The following charts present the diversity profile of our director nominees:

Lincoln National Corporation 2021 Proxy Statement                 3

Proxy Summary

Response to COVID-19 Pandemic and 2020 Performance

To protect the health and safety of our employees and their loved ones during the COVID-19 pandemic, we took early action, implementing comprehensive measures to safeguard employees in the locations in which we operate, and, in mid-March 2020, we moved to 99% work-from-home for our employees, efficiently moving to a virtual sales environment across all of our distribution channels. During the pandemic, we also implemented several policies and programs to enhance support for our employees, in addition to taking actions to support our customers and communities during this unprecedented time. We also took steps to enhance our product portfolio, pivot our distribution workforce to a virtual model, improve cost effectiveness and strengthen the balance sheet.

From an operational perspective, over the course of an unpredictable year, we focused on ensuring we maintained our competitive advantages and capitalized on opportunities to become stronger. We successfully achieved these objectives by prioritizing three initiatives:

◾	our reprice, shift, and add new product strategy,

◾	achieving expense savings, while improving the customer experience, and

◾	maintaining a strong balance sheet to maximize our financial flexibility.

Our Board of Directors provided oversight of the Company’s response to the COVID-19 pandemic and strategy to respond to the changing economic environment, receiving management updates at each meeting over the course of the year.

Our full year results for 2020 included the following highlights:

◾

Solid underlying business performance with $17.4 billion in revenues and nearly $600 million returned to shareholders through share repurchases and dividends during a time of unprecedented headwinds from the pandemic and related economic uncertainty.

◾

As part of our reprice, shift and add new product strategy, we took aggressive and disciplined product actions to achieve appropriate returns on capital, with 98 product actions in 2020 alone, which, as anticipated, lowered sales.

◾

In addition to repricing, we grew sales of our indexed variable annuity product from just over $900 million in 2018, when the product was introduced, to approximately $5 billion of sales in 2020, securing our position as a market leader. This allowed us to continue our shift away from products with returns that have been challenged in the current environment.

◾

During 2020, we focused on developing additional innovative products, including eight new products to be introduced in the first half of 2021 that will further expand our broad product portfolio and offer consumers new value propositions.

◾

Our strong record of expense management across the enterprise is evidenced by a 5 percent decrease in total general and administrative expenses, net of amounts capitalized, for the full year, leading to a 60-basis point improvement in the expense ratio.

For more information on our response to the COVID-19 pandemic and our 2020 performance, see pages 34-35.

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Proxy Summary

Governance Highlights

Sound governance is important to our Board, which regularly evaluates and implements policies that reflect corporate governance and compensation best practices. Some of these practices are:

◾	Independent Chairman of the Board

◾	All directors, except CEO, are independent

◾	All Audit, Compensation, Corporate Governance, and Finance Committee members are independent

◾	Annual election of all directors

◾	Majority voting standard for election of directors with director resignation policy for directors in uncontested elections

◾	Independent directors meet regularly in executive session

◾	Annual Board, Committee and individual director evaluations

◾	Shareholder right to call special meetings (10% ownership threshold)

◾	“Proxy access” rights to holders owning at least 3% of outstanding shares for 3 years

◾	No super majority voting provisions in Restated Articles of Incorporation and Bylaws

◾	Robust stock ownership guidelines for directors and executive officers

◾	Prohibition on pledging and hedging in our securities

◾	Executive compensation program strongly links pay and performance

◾	Caps on awards under annual and long-term incentive programs

◾	No repricing or exchange of underwater stock options without shareholder approval

◾	Clawback provisions on equity awards

◾	Double-trigger vesting provisions for equity awards following a change of control

◾	No tax-gross-up provisions upon a change of control

◾	No employment agreements with named executive officers.

◾	Limited perquisites for executive officers

2020 Shareholder Engagement and Response to Feedback

During 2020, we continued to expand our proactive shareholder engagement program, which complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. In the fall of 2020, we reached out to investors representing over 48% of our shares outstanding, and substantively engaged with investors representing more than 35% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. During these conversations our shareholders provided their perspectives on our business, including our response to COVID-19, and our corporate governance, executive compensation, and sustainability and diversity practices. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board, and strongly informed the Compensation Committee’s decisions with respect to certain elements of our 2021 compensation program and enhancements that were made to this proxy statement to further improve clarity and transparency. For more information about our 2020 shareholder engagement and response to shareholder feedback, see pages 39-40.

Lincoln National Corporation 2021 Proxy Statement                 5

Proxy Summary

Executive Compensation Highlights

The key objectives of our executive compensation program are to:

◾	Motivate our executives to increase profitability and shareholder return
◾	Pay compensation that varies based on performance
◾	Retain key executive talent, as this is critical to our success

We are asking you to cast an advisory, nonbinding vote to approve compensation awarded to our named executive officers (“NEOs”) — our chief executive officer (“CEO”), chief financial officer (“CFO”), and three additional most highly paid executive officers as listed on page 33.

Pay for Performance

We seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

◾	achieving specific annual and long-term strategic and financial goals; and

◾	increasing shareholder value.

2020 Pay Mix. NEO compensation is weighted toward variable compensation (annual and long-term incentives, or AIP and LTI), which is at risk because the actual amounts earned could differ from targeted amounts based on corporate and individual performance. As the following charts show, the vast majority of our CEO’s and other NEOs’ target direct compensation for 2020 could vary significantly based on company performance, including stock-price performance.

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table on page 65.

2020 CEO Target Compensation and Increased Focus on PSAs in LTI Mix. For 2020, our CEO did not receive a pay increase and his target direct compensation remained flat with 2019 levels. In addition, for 2020, the Compensation Committee adjusted the LTI equity award mix for our CEO to increase the percentage of equity granted as performance share awards (PSAs) from 30% to 40% and the percentage granted as stock options (Options) from 17% to 30%, consistent with our fundamental pay for performance philosophy.

2020 AIP and 2018-2020 LTI Payouts. The Compensation Committee implemented a revised AIP in June 2020 to align the plan goals with the Company’s response to the pandemic and volatile macroeconomic environment. In February 2021, the Committee approved below-target payouts under the 2020 AIP for all of our NEOs, exercising negative discretion that decreased the final payout amounts. PSA payouts under the 2018-2020 LTI program were approved at the 12.5% threshold level in accordance with the formulaic results. Both the AIP and LTI payouts were impacted by COVID-19, lower interest rates and a more challenging environment for new sales.

For additional details about our executive compensation programs, our NEOs’ fiscal year 2020 compensation and the 2020 AIP and 2018-2020 LTI determinations, see “Compensation Discussion & Analysis” beginning on page 33 and “Executive Compensation Tables” beginning on page 65.

6                 Lincoln National Corporation 2021 Proxy Statement

Proxy Summary

Looking Forward

Our Compensation Committee has made the following decisions with respect to 2021 compensation:

◾	For 2021, our CEO did not receive a pay increase and his target direct compensation stayed flat, remaining at the prior-year level for the second year in a row.

◾

In response to feedback from our shareholders, our CEO’s LTI equity award mix was adjusted to further increase the percentage of equity granted as PSAs and decrease the percentage granted as Options. The 2021 CEO LTI equity award mix (Options, PSAs and restricted stock units (RSUs)) compared to the 2020 LTI equity award mix is shown below.

◾

A diversity and inclusion goal has been added as a new performance measure for the LTI program beginning with the 2021-2023 performance cycle. The performance measure, which applies to all program participants that receive PSAs, will act as a modifier that is applied after the results for the two other LTI performance measures have been calculated. For more information, see page 38 in the “Compensation Discussion & Analysis.”

Diversity and Inclusion

Diversity, inclusion and equity are intrinsic to Lincoln’s culture. We are proud to rank among Forbes’ World’s Best Employers for Diversity and Best Employers for Women. We also received a perfect score on both the Human Rights Campaign Corporate Equality Index and the Disability Equality Index. In addition, during 2020, we developed an action plan to advance racial equity. For more information on our action plan and Board oversight of diversity and inclusion, see pages 35 and 19, respectively.

Corporate Social Responsibility and Sustainability

Our approach to corporate social responsibility is based on the four pillars of building stronger communities, caring for the environment, empowering and engaging employees and upholding responsible business practices. Our commitment is demonstrated by our inclusion on the Dow Jones Sustainability Index and FTSE4Good and our recognition among Newsweek’s Most Responsible Companies, and we annually publish a report on our corporate social responsibility initiatives, which can be found on our website at lfg.com. For information on Board oversight of corporate social responsibility and sustainability, see page 19.

Lincoln National Corporation 2021 Proxy Statement                 7

Governance  ◾  Board Structure and Leadership

Proxy Statement

Annual Meeting of Shareholders | June 3, 2021

The Board of Directors (the “Board”) of Lincoln National Corporation (the “Company,” “we,” “us,” “LNC” or “Lincoln”) is soliciting proxies in connection with the proposals to be voted on at the 2021 Annual Meeting of Shareholders, which will be held virtually via live webcast beginning at 9:00 a.m. EDT on Thursday, June 3, 2021. This proxy statement and a proxy card or a notice of internet availability were sent to our shareholders on or about April 16, 2021. When we refer to our 2021 Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”) we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Governance of the Company

Integrity, respect and responsibility are not just guiding principles for us. They unify and inspire us to help people to take charge of their lives. Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of our shareholders, our many other stakeholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board provides oversight for the process of selecting and monitoring the performance of senior management, provides oversight for financial reporting and legal and regulatory compliance, determines the Company’s governance guidelines, and implements its governance policies. The Board, together with management, is responsible for establishing our values and code of conduct and for setting the Company’s strategic direction and priorities.

Board Structure and Leadership

Our Board has eleven members, ten of whom are non-employees, or outside directors. The Board has determined that all ten outside directors are independent, as discussed below.

The Board has no set policy requiring separation of the offices of CEO and Chairman of the Board (“Chairman”). It believes that the decision on whether or not to separate these roles should be part of the regular succession planning process and be made based on the best interests of the Company at the given time.

Currently, we separate the roles of CEO and Chairman in recognition of the differences between these roles. The CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the Chairman provides guidance to the CEO and management, reviews and approves the agenda for the Board meetings, has the opportunity to review, revise and approve all Board meeting materials, acts as the key liaison between the Board and management, and presides over meetings of the full Board and of the independent directors. He also has the authority to call special meetings of the Board and is available to meet or otherwise communicate with major shareholders, when appropriate. During our shareholder engagement over the last several years, many of our shareholders expressed support for the current leadership structure and the ability of the Board to retain flexibility to select the most appropriate board leadership structure based on the best interests of the Company at the given time.

The Board elects the Chairman annually. Independent director William H. Cunningham has served as our Chairman since 2009.

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Board’s Role in Risk Oversight  ◾  Governance

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks. We also have a Corporate Enterprise Risk and Capital Committee, made up of members of senior management and the Chief Risk Officer, which provides oversight of our enterprise-wide risk structure and of our processes to identify, measure, monitor and manage significant risks, including credit, market and operating risk. The Board’s role is regular oversight of the overall risk management process, including reviews of operational, financial, legal and regulatory, cybersecurity, compensation, strategic and competitive risks. The Board reviews the most significant risks the Company faces and the manner in which our executives manage these risks, which, during 2020, involved oversight of the Company’s response to the risks related to the COVID-19 pandemic. The Board has also delegated certain of its risk oversight efforts to its committees, as shown below. This structure enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. We believe that the separation of the Chairman and CEO roles supports the Board’s oversight role.

Board and Committees: Areas of Risk Oversight

Full Board

◾	Strategy

◾	Operations

◾	Competition

◾	Financial strategies and transactions

Audit

◾	Enterprise risk management efforts

◾	Financial statements

◾	Financial reporting process

◾	Accounting and audit matters

◾	Legal, compliance and regulatory matters

◾	Cybersecurity

Compensation

◾	Compensation policies and practices

◾	Executive incentive compensation and stock ownership

◾	Executive retention and succession planning

Corporate Governance

◾	Board governance

◾	Director succession and refreshment planning

◾	Sustainability (including climate) and corporate social responsibility

Finance

◾	Investment policies, strategies and guidelines

◾	Capital management and structure

◾	Financial plan

Our Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines (the “Guidelines”) provide a framework for effective corporate governance and set expectations for how the Board should perform its functions. The Guidelines include the following key principles:

◾	A majority of our Board must at all times be “independent” as defined by Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.

◾

Our independent directors must meet in executive session at least once a year, with no members of management present. Our outside directors, all of whom are independent, meet in connection with each regularly scheduled Board meeting and at any other times they may choose.

◾	Only independent directors may serve on the Audit, Compensation, Corporate Governance and Finance Committees.

◾	The written charters of the Audit, Compensation, and Corporate Governance Committees comply with the NYSE’s listing standards and are reviewed at least once each year.

◾

Our Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance, and Finance Committees. Our directors also conduct an annual review of their individual performance.

◾

Our Board elects its Chairman annually and, if it has not elected a non-executive Chairman, may designate a Lead Director from among the Company’s outside directors who is empowered with the same functions.

Lincoln National Corporation 2021 Proxy Statement                 9

Governance  ◾  Our Corporate Governance Guidelines

◾

We have adopted a Code of Conduct, available on our website at www.lfg.com, which includes our “code of ethics” for purposes of SEC rules and our “code of business conduct and ethics” for purposes of the NYSE listing standards. The Code of Conduct applies to, among others, our directors and our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will disclose amendments to or waivers from a required provision of the Code of Conduct that applies to our directors or executive officers by including such information on our website.

The full texts of our Guidelines and committee charters are available on the Corporate Governance page of our website at www.lfg.com.

ISG Corporate Governance Framework

We also follow the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies. The ISG Principles and our corresponding practices are as follows:

Principle 1: Boards are accountable to shareholders	◾	All Directors are elected annually by a majority of votes cast
	◾	We have proxy access with market terms
	◾	We have robust corporate governance disclosures
	◾	We have responded to all shareholder proposals that received majority support
Principle 2: Shareholders should be entitled to voting rights in line with their economic interest	◾ ◾

Each shareholder gets one vote per share on all matters

We have majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives	◾	We have a robust shareholder engagement program to discuss our business, corporate governance, executive compensation, and sustainability practices
	◾	In 2020, we reached out to institutional investors representing over 48% of our shares outstanding, and engaged substantively with investors representing more than 35% of our outstanding shares
	◾	Our Board considers the feedback received from shareholder engagement when structuring governance, compensation, and sustainability practices

Principle 4: Boards should have a strong independent leadership structure	◾	The Chair of the Board is an independent, non-executive Director with a robust oversight role that has clearly defined duties that are disclosed to shareholders
	◾	Each Committee of the Board is chaired by an independent Director
	◾	The Board leadership structure is considered at least annually

Principle 5: Boards should adopt structures and practices that enhance their effectiveness	◾	The Board is comprised of eleven directors, ten of whom are independent
	◾	The Board has taken actions to refresh its membership, with three new directors added in the last five years
	◾	Each Committee of the Board has an extensive detailed charter outlining the Committee’s duties and responsibilities
	◾	Board members have complete access to Company officers and counsel and may retain outside counsel, financial or other advisors as the Board deems appropriate
	◾	Board, Committee and individual director evaluations are conducted annually by an independent third party, as further discussed in the proxy statement
	◾	The number of public company boards on which a Director may serve is limited in order to ensure sufficient time to dedicate to Board duties

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company	◾	The Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies that furthers short- and long-term strategic objectives

10               Lincoln National Corporation 2021 Proxy Statement

Director Independence  ◾  Governance

Director Independence

Under the Corporate Governance Guidelines, a majority of our directors must at all times be “independent” and meet the NYSE listing standards regarding independence as incorporated in our Guidelines. Among other things, these standards require the Board to determine that our independent directors have no material relationship with Lincoln other than as directors.

Applying these standards, the Corporate Governance Committee and the Board have reviewed the independence of each director and director nominee and the Board has determined that:

◾	Directors Connelly, Cunningham, Davis, Henderson, Johnson, Kelly, Lachman, Mee, Pittard and Utter are independent.
◾	All members of the Audit, Compensation, Corporate Governance and Finance Committees are independent under the applicable standards.

In conducting its independence review, the Board will consider, among other things, transactions and relationships between each outside director (or any member of his or her immediate family) and us or our subsidiaries and affiliates. The Board takes into account that in the ordinary course of business, we conduct transactions with companies at which some of our directors are or have been directors, employees or officers. Transactions that are in the ordinary course of business on terms substantially equivalent to those prevailing at the time for comparable transactions and that fall below the threshold levels set forth in our independence standards do not impact a director’s independence under our standards.

Director Nomination Process

Under our Corporate Governance Guidelines, the Board is responsible for selecting its nominees. The Corporate Governance Committee is charged with:

◾	Identifying the competencies appropriate for the Board

◾	Identifying which, if any, of those competencies may be missing or underrepresented on the current Board

◾	Identifying individuals with appropriate qualifications and attributes

◾	Recommending to the Board the director nominees for the next annual meeting of shareholders

Director Qualifications

The Corporate Governance Committee reviews with the Board the appropriate skills and characteristics required of directors in the context of the Board’s current make-up and each director nominee’s ability to oversee the Company’s strategies and risks. In addition to considering a candidate’s background, experience and professional accomplishments, the Board looks for individuals with, among other attributes, integrity, business acumen, specific skills (such as an understanding of marketing, finance, accounting, regulation and public policy), and a commitment to our shared values.

In addition, although the Board does not have a formal diversity policy, our Guidelines specify that the Corporate Governance Committee should consider diversity in the director identification and nomination process. As a result, the Corporate Governance Committee seeks nominees with a broad diversity of backgrounds, experiences, professions, education and differences in viewpoints and skills in addition to diversity of gender, race and ethnicity. Its goal is to ensure that the directors, as a group, provide a substantive blend of experience, knowledge and ability that enables the Board to fulfill its responsibilities in a constructive environment. In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive environment.

As set forth in our Guidelines, Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, diversity, skills and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives. However, a director’s service should not outlast his or her ability to contribute, and consequently the Board does not believe that directors should expect to be renominated continually. Each director’s

Lincoln National Corporation 2021 Proxy Statement               11

Governance  ◾  Annual Board, Committee and Individual Director Evaluations

continued tenure is reconsidered annually, taking into account the results of the Board’s annual self-evaluation, annual individual director peer evaluations, results of voting by shareholders in annual director elections and the Company’s needs.

The Board regularly evaluates the need for Board refreshment and has retained an outside search firm to identify and evaluate potential director candidates. Three new diverse directors have been elected to our Board in the last five years. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Director Nominee Selection Process

The Corporate Governance Committee begins the nomination process each year by deciding whether to renominate current directors, as all directors are up annually for nomination and election by our shareholders. This includes an individual assessment of each director who will be up for reelection the following year. The Corporate Governance Committee then reviews the results of the individual director assessments and considers for renomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed.

When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Corporate Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess (in light of the composition and needs of the Board and its committees, including whether or not the nominee would be considered “independent” under SEC rules and NYSE listing standards) and seeks candidates with those qualifications. The Committee is also assisted in identifying potential candidates by an independent third-party search firm that recommends potential director candidates who meet the Board’s stated requirements.

Although not required to do so, the Corporate Governance Committee may consider candidates proposed by our directors or our management and has also retained an outside firm to help identify and evaluate potential nominees. The Corporate Governance Committee will also consider nominations from shareholders. Such nominations must be submitted in writing to our Corporate Secretary at our principal executive office, and must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “General Information – Shareholder Proposals for the 2022 Annual Meeting” on page 95 and in our Amended and Restated Bylaws (“bylaws”), which can be found on our website at www.lfg.com. Any such recommendation for next year’s director slate must be received by the Corporate Secretary no earlier than February 3, 2022, nor later than March 5, 2022.

Our proxy access bylaws permit a shareholder, (or a group of up to 20 shareholders) owning shares of our outstanding common stock representing at least 3% of the votes entitled to be cast on the election of directors, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our bylaws.

If the Corporate Governance Committee determines that it should conduct a full evaluation of a prospective candidate, including an interview, one or more members of the Corporate Governance Committee will do so, and other directors may be asked to interview the candidate as well. Upon completing the evaluation and the interview, the Corporate Governance Committee recommends to the Board whether to nominate the candidate.

The nominee evaluation process is the same whether the nomination comes from a Board member, management or a shareholder. If the Corporate Governance Committee recommends a shareholder nominee to the Board, the Board may — as with any nominee — either accept or reject the recommendation.

Annual Board, Committee and Individual Director Evaluations

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Corporate Governance Committee oversees a Board, Committee and individual director evaluation process, which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board.

12               Lincoln National Corporation 2021 Proxy Statement

Shareholder Engagement and Response to Feedback  ◾  Governance

In general, our Board evaluations cover a variety of topics including the Company’s strategy, financial performance, risk management and succession planning, as well as:

◾	Board and committee composition, including skills, background and experience;

◾	Board understanding of, and effectiveness in overseeing, its responsibilities;

◾	Satisfaction with director performance, including that of Board and committee chairs in those positions;

◾	Board and committee information needs and quality of materials presented;
◾	Areas where the Board and committees should increase their focus;

◾	Satisfaction with the Board schedule, agendas, topics and encouragement of open discussion;

◾	Satisfaction with committee structure and composition; and

◾	Access to management, experts and internal and external resources.

Each year, the Corporate Governance Committee reexamines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback on the functioning of the Board as a whole as well as the performance of individual directors. In 2020, for the second year in a row, the Corporate Governance Committee engaged an independent third party to conduct the annual self-evaluations to gain a fresh perspective and encourage even more candid participation and feedback. The Corporate Governance Committee plans to continue to use an independent third party for the evaluations going forward.

The independent third party conducted individual interviews with each director, covering the topics discussed above, and, after aggregating and summarizing the responses, delivered a report to the Corporate Governance Committee highlighting comments and areas of future focus. Responses were not attributed to specific Board or Committee members to promote candor. Our Chairman shared the report with the full Board and discussed the results of the Board and Committee evaluations with the full Board during executive session.

Each director also participates in an annual individual director peer evaluation through which the director assesses the performance of and provides feedback on his or her fellow directors. The peer evaluations were also conducted by the independent third party for 2020. As discussed above, the Corporate Governance Committee reviews the results of these individual director assessments, as well as of the Board Committee evaluation results, when considering each director’s continued service on the Board.

Shareholder Engagement and Response to Feedback

We value our shareholders’ view and insights. During 2020, we continued to expand our proactive shareholder engagement program, which complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board and our shareholders and builds informed and productive relationships. In the fall of 2020, we reached out to investors representing over 48% of our shares outstanding, and substantively engaged with investors representing more than 35% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. For more information about our 2020 shareholder engagement and response to shareholder feedback, see pages 39-40.

The Company has a history of being responsive to shareholder feedback. In addition to our most recent compensation-related actions discussed on page 40, in 2019, in response to shareholder feedback, the Company made available through its website and its 2018 Corporate Social Responsibility Report a gender pay equity statement, and in 2018, based in part on feedback received, the Board took action to amend the Company’s bylaws to reduce to 10% the percentage of outstanding stock required for shareholders to call a special meeting.

Lincoln National Corporation 2021 Proxy Statement               13

Governance  ◾  Board and Committee Meetings

Board and Committee Meetings

The Board met seven times during 2020, and, with the exception of Mr. Davis, each director attended 75% or more of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by committees on which he or she served. Mr. Davis was elected to the Board in August 2020, and he attended two of the three Board meetings held after the date he joined, missing one Board meeting due to a family emergency. In addition, although Mr. Davis was not formally appointed to the Board’s Audit and Corporate Governance Committees until November 12, 2020, he attended the meetings of those committees that were held on November 3 and November 11, 2020.

Although the Board does not have a formal policy that requires directors to attend our Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2020 Annual Meeting.

Board Committees

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee, and the Committee on Corporate Action. The table below lists the directors who currently serve on these committees and the number of meetings each committee held during 2020. The Audit, Compensation, Corporate Governance, and Finance Committees conduct self-evaluations of their committee’s performance each year.

Current Committee Membership and Meetings Held During 2020 (C=Chair M=Member)

	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action[1]

Deirdre P. Connelly	M		C

William H. Cunningham		M	M	C	M

Reginald E. Davis	M		M

Dennis R. Glass				M		C

George W. Henderson, III	M				M

Eric G. Johnson		M	M	M	C

Gary C. Kelly	M				M

M. Leanne Lachman	C

Michael F. Mee		M		M	M

Patrick S. Pittard		C

Lynn M. Utter			M		M

Number of Meetings in 2020	8	4	4	—	4	—

⬛  Shaded cells denote committee chair.

[1]	The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were 12 such consents in 2020.

The functions and responsibilities of our Board’s standing committees are described below. Charters for the Audit, Compensation, Corporate Governance, Executive, and Finance Committees are available on the Governance section of our website at www.lfg.com.

14               Lincoln National Corporation 2021 Proxy Statement

Board Committees  ◾  Governance

Audit Committee

Chair: Lachman

Members: Connelly, Davis, Henderson and Kelly

The primary function of the Audit Committee is oversight, including risk oversight. This includes:

◾	assisting the Board in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; (5) our risk assessment and risk management policies and processes; and (6) our policies regarding information technology security and protection from cyber risks

◾	hiring, firing, and evaluating the performance of the independent auditors and approving their compensation and all of their engagements

◾	discussing the timing and process for implementing the rotation of the lead audit partner

◾	discussing our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders

◾	inquiring about significant risks and exposures, if any, and reviewing and assessing the steps taken to monitor and manage them
◾	reviewing and discussing the risk policies and procedures adopted by management, and the implementation of these policies

◾	reviewing the qualifications and backgrounds of senior risk officers

◾	preparing the report required for inclusion in our annual proxy statement

◾	oversight of procedures for handling complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters

◾	consulting with management before the appointment or replacement of the internal auditor

◾	reporting the Audit Committee’s activities to the Board on a regular basis and making any recommendations to the Board that the Audit Committee deems appropriate

The Board has determined that two of its Audit Committee members, Reginald E. Davis and Gary C. Kelly, qualify to be named as “audit committee financial experts” under SEC rules. The Audit Committee may obtain advice and assistance from internal or external legal, accounting or other advisers.

More information regarding the Audit Committee, including the Audit Committee Report, can be found under “Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 29.

Lincoln National Corporation 2021 Proxy Statement               15

Governance  ◾  Board Committees

Compensation Committee

Chair: Pittard

Members: Cunningham, Johnson and Mee

The principal functions of the Compensation Committee include:

◾	establishing our general compensation philosophy in consultation with the compensation consultant and senior management

◾	ensuring that succession plans are in place for the CEO and other executive officers

◾	reviewing and approving corporate goals and objectives for the CEO and executive officers’ compensation

◾	evaluating the CEO’s performance and setting the CEO’s compensation level based on this evaluation

◾	evaluating annually whether the Company’s compensation programs create unnecessary risks that could harm the Company

◾	reviewing with management the Compensation Discussion & Analysis to be included in the proxy statement
◾	reviewing and approving the strategies, policies and programs related to the compensation of our executive officers and other key personnel

◾	making recommendations to the Board regarding incentive compensation and equity-based plans, and approving all grants and awards to executive officers under such plans

◾	approving employment and severance agreements for executive officers

◾	approving certain employee benefit and executive compensation plans and programs, and changes to such plans and programs

◾	reporting the Compensation Committee’s activities to the Board on a regular basis and making any recommendations the Compensation Committee deems appropriate

The Compensation Committee may retain or obtain advice on executive compensation-related matters from a compensation consultant, outside legal counsel or other adviser. The committee is directly responsible for appointing, compensating and overseeing the work of any such advisers and must consider certain independence factors before hiring them. More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, can be found in the “Compensation Discussion & Analysis” section beginning on page 33.

16               Lincoln National Corporation 2021 Proxy Statement

Board Committees  ◾  Governance

Corporate Governance Committee

Chair: Connelly

Members: Cunningham, Davis, Johnson and Utter

The principal functions of the Corporate Governance Committee include:

◾	identifying individuals qualified to become Board members

◾	making recommendations to the Board regarding the compensation program for directors

◾	recommending to the Board nominees for director (including those recommended by shareholders in accordance with our bylaws)

◾	making recommendations to the Board regarding the size of the Board and the membership, size, structure and function of its committees

◾	developing and recommending to the Board standards for determining the independence of directors
◾	helping evaluate the Board and individual directors

◾	taking a leadership role in shaping our corporate governance and recommending to the Board the corporate governance principles applicable to us

◾	overseeing the Company’s strategy and reputation regarding sustainability and corporate social responsibility

◾	reporting the Corporate Governance Committee’s activities to the Board on a regular basis and making any recommendations the Corporate Governance Committee deems appropriate

The Corporate Governance Committee may hire and terminate search firms; approve any search firm’s fees and terms of retention; and seek advice and assistance from internal or external legal, accounting or other advisers.

Executive Committee

Chair: Cunningham

Members: Glass, Johnson and Mee

The principal function of the Executive Committee is to act for the Board, when necessary, between Board meetings. In such instances, the Executive Committee may act for the Board in managing and directing the Company’s business and affairs, except for matters expressly delegated to another committee or the full Board. The Executive Committee reports any actions it takes to the Board as soon as practicable.

Lincoln National Corporation 2021 Proxy Statement               17

Governance  ◾  Board Committees

Finance Committee

Chair: Johnson

Members: Cunningham, Henderson, Kelly, Mee and Utter

The principal functions of the Finance Committee include:

◾	reviewing and providing guidance to senior management with respect to:

–	our annual three-year financial plan

–	our capital structure, including issuance of securities by us or any of our affiliates, significant “off balance sheet” transactions, and our dividend and share repurchase strategies

–	our reinsurance strategies

–	proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments

◾	reviewing our overall credit quality and credit ratings strategy
◾	reviewing the general account and our investment policies, strategies and guidelines

◾	reviewing our hedging program and the policies and procedures governing the use of financial instruments, including derivatives

◾	reviewing the funding adequacy of our qualified pension plans, including significant actuarial assumptions, investment policies and performance

◾	reporting the Finance Committee’s activities to the Board on a regular basis and making any recommendations the Finance Committee deems appropriate

The Finance Committee may seek advice and assistance from internal or external legal, accounting or other advisers.

Committee on Corporate Action

The Committee on Corporate Action was formed to delegate to the sole member, the CEO, the authority to take certain actions on behalf of the Board in accordance with limits set by the Board. The principal functions that have been delegated to the Committee on Corporate Action include:

◾	determining the pricing of the securities offered from our shelf registration statement, including all rates, payments, ratios, discounts and other financial measures related to the pricing of such securities

◾	appointing and removing certain classes of our officers as the Board may determine by resolution

◾	approving, as necessary, the underwriting agreement, form of security, and other transaction documents relating to the offering and sale of securities under our shelf registration statement

18               Lincoln National Corporation 2021 Proxy Statement

Diversity and Inclusion  ◾  Governance

Diversity and Inclusion

Our Board of Directors provides executive oversight of stated priorities, progress and strategic plans to support diversity and inclusion across the enterprise, receiving executive management reports twice a year. A short-term standalone committee, comprised of both directors and members of management, was formed during 2020 specifically to address diversity and inclusion at Lincoln and reports to the Board quarterly. See page 35 for more information on our diversity and inclusion initiatives.

Corporate Social Responsibility and Sustainability

The Corporate Governance Committee of our Board of Directors provides oversight of our sustainability and corporate social responsibility strategy, receiving executive management reports about environmental, social and governance (“ESG”) risks at least annually. ESG risks, including climate change, are integrated into the company-wide risk management system, including risk self-assessments and identification of emerging risks. Enterprise risk management is overseen by the Audit Committee.

Director Orientation and Continuing Education

Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our Company, including our business, strategy and governance. New directors participate in an orientation program with senior business and functional leaders from all areas of the Company, during which there is discussion of strategic priorities and key risks and opportunities. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the insurance and financial services industries, both from senior management and from experts outside of the Company, for example at our annual Board retreat. We also encourage directors to enroll in continuing education programs sponsored by third parties at our expense.

Communications with Directors

Shareholders and others who wish to communicate with the full Board or its outside (nonexecutive) directors may do so by sending a letter to either “The Board of Directors” or “The Outside Directors,” as appropriate, via email to independentdirectors@lfg.com or by mail at our principal executive offices:

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Attention: Office of the Corporate Secretary

Our Corporate Secretary receives and processes all communications and will refer applicable communications to the Chairman. If a communication relates to possible violations of our Code of Conduct or contains concerns or complaints regarding our accounting, internal auditing controls, auditing matters, potential violations of securities laws or other related concerns, it will be referred to the Audit Committee, which has a policy for the receipt and treatment of such complaints. The policy can be found on our website at www.lfg.com.

You may communicate with the Board anonymously and/or confidentially. However, if you submit your communication anonymously, we will not be able to contact you in the event we require further information. Also, while we will attempt to preserve your confidentiality whenever possible, we cannot guarantee absolute confidentiality.

Lincoln National Corporation 2021 Proxy Statement               19

Item 1 | Election of Directors

Item 1 | Election of Directors

Nominees for Director

Eleven directors will be up for election at the 2021 Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Of the directors standing for election, only Mr. Glass is an officer of the Company. In addition to annual elections, our bylaws require our directors to be elected by a majority of votes cast in an uncontested election.

Each director brings a strong background and set of skills to the Board, giving the Board as a whole expertise, diversity and experience in a wide variety of areas directly relevant to the oversight and implementation of the Company’s strategy. The Board believes that all of our directors have integrity and honesty and adhere to high ethical standards. They have also demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company.

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy, your proxy will be voted for each of the nominees below. Each nominee is a current director of the Company and has agreed to continue serving on the Board if elected. If any nominee is unable to serve as a director, proxies may be voted for another person designated by the Board.

Age: 60 Director since: 2016 Chair, Corporate Governance Committee Member, Audit Committee

Deirdre P. Connelly

Retired President, North American Pharmaceuticals of GlaxoSmithKline

Career

Ms. Connelly was President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company from 2009 until her retirement in 2015. Before that she served as President, U.S. Operations for Eli Lilly and Company from 2005 to 2009.

Qualifications

Substantial leadership experience and expertise as a senior executive of large publicly traded companies with global operations. She has extensive knowledge and expertise in strategy, operations, finance and capital management, brand marketing and product development.

Other public company boards

Macy’s, Inc., 2008–present.

Genmab A/S, 2017–present.

20               Lincoln National Corporation 2021 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

William H. Cunningham

Professor at The University of Texas at Austin and James J. Bayless Chair for Free

Enterprise at The University’s McCombs School of Business

Career

Mr. Cunningham has been a professor at The University of Texas since 2000. Before that he served as Chancellor and CEO of The University of Texas System, as President of The University of Texas at Austin and as Dean of the McCombs School of Business.

Qualifications

Substantial experience in accounting, marketing, finance and corporate governance, as well as experience leading a large public institution. Mr. Cunningham also has significant experience serving on public company boards, including over 20 years in our industry as a Director of Jefferson-Pilot Corporation, a public insurance company with whom we merged in 2006.

Other public company boards

John Hancock Mutual Funds, 1986–present.
Southwest Airlines Co., 2000–present.

Age: 77 Director since: 2006 Non-Executive Chairman of the Board since: 2009 Chair, Executive Committee Member, Compensation, Corporate Governance and Finance Committees

Age: 58 Director since: 2020 Member, Audit and Corporate Governance Committees

Reginald E. Davis

Executive Vice President and President of Banking, Flagstar Bank, FSB

Career

Mr. Davis has served as Executive Vice President and President of Banking at Flagstar Bank, FSB, since 2020. Prior to joining Flagstar Bank, Mr. Davis served as Executive Vice President and Head of Business Banking at SunTrust Bank (now Truist Bank) from 2012 to 2019. Prior to SunTrust, he served as President of Royal Bank of Canada’s U.S. banking operations and held executive level positions at Wachovia Bank (now Wells Fargo).

Qualifications

Over 35 years of financial services experience, including extensive consumer banking experience; substantial experience in consumer insights and technology/fintech, capital and risk management and talent management, including management of a distributed workforce and diversity and inclusion.

Other public company boards

None in the past five years.

Lincoln National Corporation 2021 Proxy Statement               21

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 71 Director since: 2006 Member, Executive Committee

Dennis R. Glass

President and Chief Executive Officer of Lincoln National Corporation

Career

Mr. Glass has served as our President since 2006 and our CEO since 2007. He is also President of, and serves on the boards of, our principal insurance subsidiaries. Before our merger with Jefferson-Pilot Corporation, Mr. Glass was President, CEO and a Director of that company.

Qualifications

A seasoned executive who has served in executive-level positions in the insurance industry for over 30 years, Mr. Glass brings to his role as a Director a deep knowledge of our industry, our regulators, our competitors and our products.

Other public company boards

None in the past 5 years.

George W. Henderson, III

Retired Chairman and Chief Executive Officer of Burlington Industries, Inc.

Career

Mr. Henderson was Chairman and CEO of Burlington Industries, a global manufacturer of textile products, from 1998 to his retirement in 2003. Before that he served as that company’s President and its COO. He was also a member of Burlington’s Board of Directors for 13 years.

Qualifications

Executive leadership and management experience at the highest levels of a global public company; significant experience with international operations, accounting and financial reporting.

Prior public company board service in past 5 years

Bassett Furniture Industries, Inc., 2004–2019.

Age: 72 Director since: 2006 Member, Audit and Finance Committees Mr. Henderson also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

22               Lincoln National Corporation 2021 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 70 Director since: 1998 Chair, Finance Committee Member, Compensation, Corporate Governance and Executive Committees

Eric G. Johnson

CEO of Baldwin Richardson Foods Company

Career

Since 1997, Mr. Johnson has served as CEO of Baldwin Richardson Foods Company, a privately held manufacturer of products for the food service industry. Mr. Johnson also served as President of Baldwin Richardson Foods from 1997 to 2020.

Qualifications

Extensive executive management skills; expertise in marketing, finance and the development and execution of corporate strategy; experience in mergers and acquisitions. Through his years of service on our Board, Mr. Johnson has also developed a deep base of knowledge regarding our business and our industry.

Prior public company board service in past 5 years

SUPERVALU, INC., 2013–2018.

Age: 66 Director since: 2009 Member, Audit and Finance Committees

Gary C. Kelly

Chairman of the Board and Chief Executive Officer of Southwest Airlines Co.

Career

Mr. Kelly has been CEO of Southwest Airlines since 2004, and Chairman since 2008. He also served as President of Southwest from 2008 to 2017. Prior to that, Mr. Kelly held a number of senior-level positions within the Southwest organization, including CFO. Before joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.

Qualifications

Executive leadership and management experience at the highest levels of a public company; ability to provide insights into operational, regulatory and governance matters; substantial expertise in finance, accounting and financial reporting.

Other public company boards

Southwest Airlines Co., 2004–present.

Lincoln National Corporation 2021 Proxy Statement               23

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 78 Director since: 1985 Chair, Audit Committee Ms. Lachman also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

M. Leanne Lachman

President of Lachman Associates LLC and Executive-in-Residence, Columbia Graduate School of Business

Career

Ms. Lachman has served since 2003 as President of Lachman Associates LLC, an independent real estate consultancy, and since 2000 as an Executive-in-Residence at Columbia Business School. Before that she was Managing Director of Lend Lease Real Estate Investments, an institutional investment manager.

Qualifications

Extensive background in real estate analysis, investment, management and development, and international operations. Through her years of service on our Board, she has acquired a deep understanding of our business, our organization and our industry.

Prior public company board service in past 5 years

Liberty Property Trust, 1994–2018.

Age: 78 Director since: 2001 Member, Compensation, Executive and Finance Committees

Michael F. Mee

Retired Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company

Career

From 1994 to 2001, Mr. Mee was Executive Vice President and CFO of Bristol-Myers Squibb Co., a pharmaceutical and health care products company, where he was also a member of the Office of the Chairman. Before joining Bristol-Myers Squibb, Mr. Mee served in senior financial executive positions with several Fortune 500 companies.

Qualifications

Significant public accounting and financial reporting skills; extensive management experience and leadership skills; expertise in corporate strategy, development and investments, international operations and risk assessment.

Other public company boards

None in the past 5 years.

24               Lincoln National Corporation 2021 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 75 Director since: 2006 Chair, Compensation Committee Mr. Pittard also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

Patrick S. Pittard

Chief Executive Officer of BDI DataLynk, LLC

Career

Mr. Pittard has served as CEO of BDI DataLynk, LLC, a company that provides fiber optic technician training services, since 2018. Prior to that he served as Chair and CEO of Southern Fiber Company from 2017 to 2018. Previously, Mr. Pittard served as CEO of Patrick Pittard Advisors LLC, a firm providing “C-level” services such as executive search and talent assessment. He also serves as a Distinguished Executive-in-Residence at the Terry School of Business at the University of Georgia. Earlier in his career, Mr. Pittard was Chairman, President and CEO of Heidrick & Struggles International, Inc., a worldwide provider of executive-level search and leadership services and one of the largest publicly traded global recruiting firms, from which he retired in 2002.

Qualifications

Executive leadership and management experience at the highest levels of a global public company; experience driving strategic organizational growth; expertise in executive compensation, insurance and investments.

Prior public company board service in past 5 years

Artisan Partners Funds, Inc., 2001–2020.

Age: 58 Director since: 2017 Member, Corporate Governance and Finance Committees

Lynn M. Utter

Operating Partner, Atlas Holdings LLC

Career

Since 2018, Ms. Utter has been an Operating Partner at Atlas Holdings LLC, a private investment firm that owns and operates a portfolio of companies in a variety of industrial fields. Prior to that, Ms. Utter served as CEO of First Source, LLC, from 2016 to 2018. She previously served as President and Chief Operating Officer of Knoll Office, a designer and manufacturer of office furniture products, from 2012 to 2015. She also served as President and Chief Operating Officer of Knoll North America from 2008 to 2012.

Qualifications

Executive leadership experience in key operating roles, including her recent role as chief executive officer. She has had wide-ranging experience as a senior executive in multiple industries and disciplines, including sales, manufacturing and distribution. Ms. Utter has also developed a strong knowledge of strategic planning as a Chief Strategy Officer and strategy consultant.

Other public company boards

WESCO International, Inc., 2006–present.
Vista Outdoor Inc., 2020–present.
NextEra Energy, Inc., 2021–present.

Lincoln National Corporation 2021 Proxy Statement               25

Compensation of Outside Directors  ◾  Share Ownership Requirements

Compensation of Outside Directors

The Board adheres to the following guidelines in establishing outside director compensation:

◾	We provide competitive compensation to attract and retain high-quality outside directors; and

◾	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with those of our shareholders.

In accordance with our Corporate Governance Guidelines, the Board’s compensation program is reviewed and assessed annually by the Corporate Governance Committee. As part of this review, the Corporate Governance Committee typically solicits the input of outside compensation consultants. During 2020, the Corporate Governance Committee asked Pay Governance LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our outside directors. The independent compensation consultant compared our outside director compensation program to the same compensation peer group used for the Company’s annual executive compensation review, and the analysis was further informed by general industry data developed based on companies in the S&P 500. As a result of that review and the committee’s discussion, the Corporate Governance Committee recommended making no changes to the Board compensation for 2021.

The following table shows the outside director fees for 2020, which have been in effect since January 1, 2019:

Fees	2020

Board members other than Chairman

Annual retainer (cash)	$110,000

Deferred LNC Stock Units	$165,000

Total Board Fees	$275,000

Non-Executive Chairman of the Board

Annual retainer (cash)	$120,000

Deferred LNC Stock Units	$376,000

Total Non-Executive Chairman of the Board Fees	$496,000

Committees (cash)

Audit Committee Chair	$35,000

Audit Committee Member	$10,000

Compensation Committee Chair	$25,000

Other Committee Chair	$20,000

Share Ownership Requirements

Lincoln’s share ownership guidelines require outside directors to hold, within five years of joining the Board, interests in the Company’s common stock equal to five (5) times the annual Board or Chair cash retainer ($550,000 for each Board member and $600,000 for the Chairman). Interests in our common stock that count toward the share ownership guidelines include Deferred LNC Stock Units and LNC common stock owned outright. As of December 31, 2020, all of our outside directors had interests in the Company’s common stock at least equal to the required threshold, with the exception of Mr. Davis, who was elected to the Board in August 2020 and has until August 2025 to meet the full share ownership requirement.

26               Lincoln National Corporation 2021 Proxy Statement

Optional Deferral of Annual Cash Retainer  ◾  Compensation of Outside Directors

Optional Deferral of Annual Cash Retainer

In addition to receiving Board fees in the form of Deferred LNC Stock Units, directors may defer the cash component of their annual and committee retainers into various investment options under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).

The investment options of the Directors’ DCP track those offered to employees under the LNC Deferred Compensation and Supplemental/Excess Retirement Plan (the “DC SERP”) and include a Lincoln National Corporation Stock Fund investment option (the “LNC Stock Fund”). Like the DC SERP, the Directors’ DCP uses “phantom” versions of the investment options, meaning that accounts are credited with earnings or losses as if the amounts had been invested in the chosen investment options, and dividends are reinvested in additional phantom units.

All deferred amounts, including the portion of the annual retainer paid in Deferred LNC Stock Units, are payable only when the director retires or resigns from the Board. In addition, amounts invested in the LNC Stock Fund at the time of distribution are only payable in shares of LNC common stock.

Meeting Fees

No additional fees are paid for attending regularly scheduled Board or committee meetings, although the Corporate Governance Committee has discretion to recommend additional compensation ($1,100 per meeting) for additional meetings. No such additional compensation was paid for 2020.

Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each LNY board and committee meeting they attend. During 2020, three of our outside directors — Messrs. Henderson and Pittard and Ms. Lachman — also served as directors of LNY.

Other Benefits

In addition to the compensation listed above, we offer our outside directors the following benefits:

◾

Financial planning services — reimbursement of up to $20,000 for an initial financial plan and $10,000 for annual updates. The services must be provided by a Lincoln Financial Network financial planner for the director to be reimbursed.

◾

Participation — at their own expense — in certain health and welfare benefits, including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.

◾

Participation in a matching charitable gift program through which Lincoln Financial Foundation, Inc. (the “Lincoln Financial Foundation”) matches donations from the director to one or more eligible organizations, up to an annual total of $15,000 for all gifts.

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Compensation of Outside Directors  ◾  Directors’ Compensation Table

Compensation of Non-Employee Directors* During 2020

Name	Fees earned or paid in cash[1] ($)	Stock awards[2] ($)	All other compensation ($)		Total ($)

Deirdre P. Connelly	140,000	165,000	—		305,000

William H. Cunningham	120,000	376,000	15,000	[4]	511,000

Reginald E. Davis[5]	41,818	60,688	—		102,506

George W. Henderson, III	139,400	165,000	7,500	[4]	311,900

Eric G. Johnson	130,000	165,000	10,000	[3]	305,000

Gary C. Kelly	120,000	165,000	15,000	[4]	300,000

M. Leanne Lachman	164,400	165,000	25,000	[3,4]	354,400

Michael F. Mee	110,000	165,000	—		275,000

Patrick S. Pittard	154,400	165,000	10,000	[3]	329,400

Lynn M. Utter	110,000	165,000	15,000	[3,4]	290,000

*	Dennis R. Glass, our President and CEO, receives no additional compensation in respect of his services as a director and, therefore, is not included in this table.

[1]

As described above, $110,000 (or $120,000 in case of the non-executive Chairman) of the annual retainer was paid in cash. The fees shown in this column also include any fees that an outside director was paid as the chair of a committee, as a member of the Audit Committee, or for service on the board of directors of LNY. Messrs. Henderson and Pittard and Ms. Lachman each received a total of $19,400 in fees for their service on the LNY board during 2020. Fees are pro-rated for partial service during the year.

[2]

The fair value of the stock awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”). The assumptions made in calculating the grant date fair value of stock awards are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of our Form 10-K for the fiscal year ended December 31, 2020. The following table shows the number of Deferred LNC Stock Units held by each director as of December 31, 2020. None of the directors held any Options as of such date.

Name	Deferred LNC Stock Units*

Deirdre P. Connelly	15,136

William H. Cunningham	133,893

Reginald E. Davis	1,447

George W. Henderson, III	79,874

Eric G. Johnson	70,326

Gary C. Kelly	37,016

M. Leanne Lachman	43,284

Michael F. Mee	86,083

Patrick S. Pittard	33,492

Lynn M. Utter	17,871

*

Deferred LNC Stock Units include amounts reported in the Stock Awards column of the 2020 Compensation table above, phantom units awarded under the LNC Directors’ Value Sharing Plan, which was terminated on July 1, 2004, and any phantom units held by the director in the LNC Stock Fund under the Directors’ DCP pursuant to an election to defer cash Board fees, plus any accrued dividend equivalents, which are automatically reinvested in additional phantom units of our common stock per the terms of the applicable plan.

[3]

Includes the reimbursement of fees paid to a Lincoln Financial Network financial planner for financial planning services in the amount of $10,000 for Ms. Lachman and Messrs. Johnson and Pittard and $6,500 for Ms. Utter.

[4]

Reflects contributions made on the director’s behalf under the matching charitable gift program in the amount of $15,000 for Ms. Lachman and Messrs. Cunningham and Kelly, $7,500 for Mr. Henderson and $8,500 for Ms. Utter.

[5]	Mr. Davis was elected to the Board in August 2020, and therefore received pro-rated fees for partial service during the year.

28               Lincoln National Corporation 2021 Proxy Statement

Item 2 | Ratification of Appointment

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise, and knowledge of our operations and industry. On February 17, 2021, the Audit Committee appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2021. We have engaged this firm and its predecessors in this capacity continuously since 1968 for LNC and since 1966 for subsidiaries of LNC. In addition, the Audit Committee is involved in the selection of Ernst & Young’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely.

As a matter of good corporate governance, we request that our shareholders ratify (approve) this appointment, even though this is not required. If shareholders do not ratify this appointment, the Audit Committee will take note of that and may reconsider its decision. If shareholders do ratify this appointment, the committee will still have discretion to terminate Ernst & Young and retain another accounting firm at any time during the year.

Representatives of Ernst & Young will be present at the Annual Meeting, where they will be given the opportunity to make a statement if they wish to do so. They will also be available to respond to questions about their audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2020.

Independent Registered Public Accounting Firm Fees and Services

The table below shows the total fees that Ernst & Young received for professional services rendered for fiscal years 2020 and 2019, with a breakdown of fees paid for different categories of work.

	Fiscal year ended- December 31, 2020	% of Total Fees	Fiscal year ended- December 31, 2019	% of Total Fees

Audit Fees[1]	$11,798,362	78.9%	$11,968,947	84.8%

Audit-Related Fees[2]	3,150,312	21.1%	2,141,568	15.2%

Tax Fees[3]	—	—	—	—

All Other Fees	—	—	—	—

Total Fees	$14,948,674	100.0%	$14,110,515	100.0%

[1]

Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees. Audit-related services principally include employee benefit plan audits, auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses, and accounting consultations not directly associated with the audit or quarterly reviews.

[3]	Tax Fees. Fees for tax services include tax-filing and advisory services.

Lincoln National Corporation 2021 Proxy Statement               29

Item 2 | Ratification of Appointment  ◾  Audit Committee Pre-Approval Policy

Audit Committee Pre-Approval Policy

The Audit Committee has policies and procedures to preapprove all audit and permissible non-audit services that our independent auditors provide. Management submits to the Audit Committee for approval a schedule of all audit, tax and other related services it expects the firm to provide during the year. The schedule includes examples of typical or known services expected to be performed, listed by category, to illustrate the types of services to be provided under each category. The Audit Committee preapproves the services by category, with specific dollar limits for each category. If management wants to engage the accounting firm for additional services, management must receive approval from the Audit Committee for those services. The Audit Committee chair also has the authority to preapprove services between meetings, subject to certain dollar limitations, and must notify the full Audit Committee of any such preapprovals at its next scheduled meeting.

Other Information

Ernst & Young has advised us that neither it nor any member of the firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. The Company has made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect financial interest in Ernst & Young.

Audit Committee Report

Management has primary responsibility for:

◾	preparing our financial statements;

◾	establishing financial reporting systems and internal controls; and

◾	reporting on the effectiveness of our internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for:

◾	performing an independent audit of our consolidated financial statements;

◾	issuing a report on those financial statements; and

◾	issuing an attestation report on our internal control over financial reporting.

In this context, the Audit Committee has:

◾	reviewed and discussed with management the audited financial statements for fiscal year 2020;

◾

discussed with our accounting firm the matters that the Public Company Accounting Oversight Board (“PCAOB”) requires them to discuss as per Auditing Standard No. 1301, Communications with Audit Committee;

◾	received the written disclosures and letter from our accounting firm that the PCAOB requires regarding the firm’s communications with the Audit Committee concerning independence; and

◾	discussed with our accounting firm that firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2020 be included in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2020, for filing with the SEC.

The Audit Committee

Deidre P. Connelly

Reginald E. Davis

George W. Henderson, III

Gary C. Kelly

M. Leanne Lachman, Chair

30               Lincoln National Corporation 2021 Proxy Statement

Item 3 | Advisory Proposal on Executive Compensation

Item 3 | Advisory Proposal on Executive Compensation

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment regarding the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis” (“CD&A”), and endorse or not endorse our fiscal 2020 executive compensation philosophy, programs and policies, and the compensation paid to the Named Executive Officers. As discussed in detail in the CD&A that begins on page 33, our executive compensation principles and underlying programs are designed to:

◾	align the interests of our executive officers with those of our shareholders;

◾	link executive pay directly to the attainment of short- and long-term financial/business goals, which we refer to as “pay for performance;” and

◾	attract, motivate and retain key executives who are crucial to our long-term success.

Key features of our compensation programs include:

Pay for Performance. We link our executives’ targeted direct compensation to the performance of the Company as a whole, with the largest portion delivered as variable pay in the form of long-term equity awards and an annual incentive award. For instance, in 2020, 90% of our CEO’s compensation was at risk and variable.

Compensation Tied to Enterprise Performance and Shareholder Return. Our annual and long-term incentive compensation programs have multiple balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

Governance/Compensation Best Practices. Among the best practices we follow: We have an independent Compensation Committee and compensation consultant; we have caps on payouts for incentive compensation; we do not provide tax gross-up benefits upon our change of control; and we have a double-trigger equity vesting requirement upon a change of control of the Company.

Share Ownership Requirements. Our executives are subject to rigorous share ownership guidelines to further align their interests with the long-term interests of our shareholders. For instance, our CEO is required to hold an amount of our shares equal to seven times his base salary, and our other executive officers must hold shares equal to four times their base salary.

In addition, we recognize that strong governance/compensation principles are essential to an effective executive compensation program. These governance/compensation principles and our executive compensation philosophy are established by the Compensation Committee. The Compensation Committee regularly reviews the compensation programs applicable to our executive officers to ensure that the programs support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Our compensation policies and procedures are described in detail on pages 33-64.

Although the advisory vote on this proposal is non-binding — meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote — the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions. Notwithstanding the advisory nature of the vote, the resolution will be approved if more votes are cast for the proposal than against it. Abstentions and broker non-votes will not count as votes cast either for or against the proposal. We intend to hold a non-binding advisory vote on executive compensation each year, with the next such vote at our 2022 Annual Shareholders Meeting.

Lincoln National Corporation 2021 Proxy Statement               31

Item 3 | Advisory Proposal on Executive Compensation

We urge you to read the CD&A and other information in the Executive Compensation Tables, beginning on page 65, which we believe demonstrate that our executive compensation programs align our executives’ compensation with our short- and long-term performance; provide the incentives needed to attract, motivate and retain key executives crucial to our long-term success; and align the interests of our executive officers with those of our shareholders.

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2020 compensation tables regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

32               Lincoln National Corporation 2021 Proxy Statement

Compensation Discussion & Analysis

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) contains information about:

◾	our fundamental pay-for-performance compensation philosophy

◾	the structure of our compensation programs and the reasoning behind this structure, including changes considered and made in light of the COVID-19 pandemic

◾	how compensation decisions are made and how our compensation programs are administered

◾	the compensation we paid under our performance-based incentive programs for performance periods ending in 2020, and how it related to our short and long-term performance results

The CD&A also details the compensation of our NEOs (also referred to as “executives” or “executive officers”) included in the compensation tables beginning on page 65. These NEOs are:

Dennis R. Glass	President and CEO

Randal J. Freitag	Executive Vice President, CFO and Head of Individual Life

Lisa M. Buckingham*	Executive Vice President and Chief People, Place and Brand Officer (until March 10, 2021)

Ellen G. Cooper*	Executive Vice President, Chief Investment Officer and Head of Risk and Annuity Solutions

Wilford H. Fuller*	Executive Vice President and President, Annuities, LFD and LFN (until March 10, 2021)

*

Effective March 10, 2021, Ms. Buckingham and Mr. Fuller each resigned as executive officers of the Company. On the same date, Ms. Cooper, who during 2020 served as Executive Vice President, Chief Investment Officer and Head of Risk, assumed the additional role of Head of Annuity Solutions.

We encourage you to read the CD&A in conjunction with the compensation tables on pages 65-81.

To ensure the continued effectiveness of our pay-for-performance culture, the Compensation Committee annually engages in a robust and rigorous process to review, discuss and approve the elements, measures, targets, weightings and payouts of our executive compensation programs. In setting the programs’ performance measures and goals, the Compensation Committee chooses metrics that drive our overall corporate strategy, are linked to our long-term financial plan and reflect our shareholders’ feedback. The compensation of our executives is tied closely to the achievement of short- and long-term goals that support our long-term business strategy and measure the creation of sustainable long-term shareholder value.

Lincoln National Corporation 2021 Proxy Statement               33

Compensation Discussion & Analysis  ◾  Executive Summary

Executive Summary

Response to COVID-19 Pandemic and 2020 Performance Overview

As a company that has been in business for more than 115 years, we recognize that a focus on long-term value creation and purpose is what will keep us in the business of servicing our customers, employees, communities and shareholders for the next century and beyond. At our core, our purpose is to provide advice and solutions that help empower people to take charge of their financial lives with confidence and optimism. We continue to deliver on this mission and our promises.

To protect the health and safety of our employees and their loved ones during the COVID-19 pandemic, we took early action, implementing comprehensive measures to safeguard employees in the locations in which we operate. Starting in February 2020, we implemented travel restrictions, visitor vetting, social distancing and enhanced cleaning requirements. Soon after, in mid-March 2020, we moved to 99% work-from-home for our employees, efficiently moving to a virtual sales environment across all of our distribution channels. For the small population of essential employees who remain working in our offices, we have implemented robust health and safety protocols, including providing masks, enhanced cleaning and requiring social distancing and in-office location tracking for each individual. We are working to develop a return to work and client site strategy that protects both our employees and our customers.

During the pandemic, we also implemented several policies and programs to enhance support for our employees, including emergency leave time, which provides additional time off for employees if needed, related to the impacts of COVID-19. We also waived insurance co-payments for COVID-19 testing and telemedicine visits. Additionally, we increased internal communication regarding many of our existing benefits and programs that could help employees during this challenging time – such as our free mental health and wellness resources, including access to our employee assistance program for employees and members of their households.

In addition, we supported our customers and communities during this unprecedented time. We waived eligible withdrawal and loan initiation fees for retirement savers, extended premium payment grace periods, and remain committed to working with those with financial hardships. In 2020, we donated over $10 million to those impacted by COVID-19, and our employees discovered new ways to volunteer virtually in their local communities.

During 2020, management responded well to the immediate health, economic and capital markets challenges. We also took steps to enhance our product portfolio, pivot our distribution workforce to a virtual model, improve cost effectiveness and strengthen the balance sheet. From an operational perspective, over the course of an unpredictable year, we focused on ensuring we maintained our competitive advantages and capitalized on opportunities to become stronger. We successfully achieved these objectives by prioritizing three initiatives:

Our reprice, shift, and add new product strategy

During 2020, we accelerated a plan already in place to address the low interest rate environment by repricing certain products to achieve appropriate returns, continued to shift our sales mix toward shorter-duration products that are less sensitive to interest rates, and developed new products that are more capital efficient while increasing consumer choice and expanding customer value propositions.

Achieving expense savings, while improving the customer experience

We focused on actions to increase productivity across our manufacturing and distribution organizations that also enhance the customer and partner experience. The accelerated implementation and acceptance of digital tools during 2020 created more opportunities for additional expense savings and improvements to the customer experience.

Maintaining a strong balance sheet to maximize our financial flexibility

We took several actions during 2020 to preserve and enhance our liquidity and capital position in response to the COVID-19 pandemic and ensuing economic environment conditions. Debt financing transactions in the first half of 2020 allowed us to redeem our 2021 and prefund our 2022 senior debt maturities, with our next debt maturity not until 2023. We also added a new source of contingent capital to our sources of liquidity.

34               Lincoln National Corporation 2021 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

Our Board of Directors provided oversight of the Company’s response to the COVID-19 pandemic and strategy to respond to the changing economic environment, receiving management updates at each meeting over the course of the year.

Our full year results for 2020 included the following highlights:

◾

Solid underlying business performance with $17.4 billion in revenues and nearly $600 million returned to shareholders through share repurchases and dividends during a time of unprecedented headwinds from the pandemic and related economic uncertainty.

◾

As part of our reprice, shift and add new product strategy, we took aggressive and disciplined product actions to achieve appropriate returns on capital, with 98 product actions in 2020 alone, which, as anticipated, lowered sales.

◾

In addition to repricing, we grew sales of our indexed variable annuity product from just over $900 million in 2018, when the product was introduced, to approximately $5 billion of sales in 2020, securing our position as a market leader. This allowed us to continue our shift away from products with returns that have been challenged in the current environment.

◾

During 2020, we focused on developing additional innovative products, including eight new products to be introduced in the first half of 2021 that will further expand our broad product portfolio and offer consumers new value propositions.

◾

Our strong record of expense management across the enterprise is evidenced by a 5 percent decrease in total general and administrative expenses, net of amounts capitalized, for the full year, leading to a 60-basis point improvement in the expense ratio.

In addition, during 2020, we continued to be recognized for our good corporate citizenship and dedication to diversity and inclusion, as demonstrated by, among other accolades, our inclusion on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good, our 100 percent scores on the Corporate Equality Index and the Disability Equality Index, and our ranking among Newsweek’s 2020 America’s Most Responsible Companies and the Forbes Just 100, Best Employers for Diversity, Best Employers for Women, Best Large Employers and World’s Best Employers.

During 2020, we developed an action plan to advance racial equity. As part of this plan, we are: taking steps to increase Black employee populations and grow our network of Black financial advisors; focusing on increasing minority leadership at Lincoln and tying leaders’ compensation to diversity and inclusion objectives (as discussed further below); expanding the Company’s Diversity and Inclusion function; and leveraging the Lincoln Financial Foundation to support diverse communities.

Overall, we responded well to the health, social, economic and capital market challenges posed by 2020. Despite a significant drop in our stock price in the first quarter of 2020, as part of the broader decrease in the capital markets at the onset of the pandemic, our stock price recovered strongly over the last three quarters of the year, closing at $50.31 on December 31, 2020, compared to $26.32 on March 31, 2020 and $59.01 on December 31, 2019.

Nevertheless, our stock price has continued to underperform our peers, and our total shareholder return for the year and three-year period ended December 31, 2020 was -12.5% and -28.9%, respectively. Our adjusted operating income per share and our ending adjusted operating return on equity results for 2020 were impacted by our third quarter annual assumption review as well as elevated mortality and morbidity claims related to the COVID-19 pandemic. We believe that we are positioned for earnings growth as the impacts of the pandemic diminish.

More information on our business performance during 2020 is available in our Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), which is included in the 2020 Annual Report to Shareholders that accompanies this proxy statement. A reconciliation of the measures not shown in accordance with U.S. generally accepted accounting principles (“GAAP”) used in this proxy statement to their corresponding GAAP measures can be found in Exhibit 1 on page E-1.

Lincoln National Corporation 2021 Proxy Statement               35

Compensation Discussion & Analysis  ◾  Executive Summary

Our Pay for Performance Philosophy

We believe that those executives with significant responsibility and a greater ability to influence the Company’s results should have a significant portion of their total compensation tied directly to business results. Therefore, the vast majority of our NEO compensation is tied to Company performance (and, for business-unit executives, to the performance of individual business units). This also means that the vast majority of our NEO compensation is “at risk”— meaning that an executive will not reach his or her targeted pay amounts if the Company’s performance does not meet expectations.

In keeping with this philosophy, annual and long-term incentive awards are the largest components of total NEO compensation, and the fixed pay element — base salary — is the smallest. The variable components are:

◾	The Annual Incentive Program (“AIP”), which ties compensation to a balanced mix of key Company performance metrics that, while measured annually, also support our long-term strategic goals

◾

The Long-Term Incentive Program (“LTI”), which consists of a mix of long-term equity grants — including Options, RSUs, and PSAs tied to absolute and relative metrics that reward increased shareholder value over a three-year period

As the following charts show, the vast majority of our CEO’s and other NEOs’ 2020 target direct compensation is variable (i.e., based on performance, including that of our stock price) and at risk.

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table on page 65 of this proxy statement.

36               Lincoln National Corporation 2021 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

The chart below demonstrates how our compensation structure is tied to Company performance. Compared to the value of his 2020 target compensation, our CEO’s actual realized compensation for 2020 was just 54% of his target opportunity. For the purposes of this chart, target compensation includes 2020 salary, 2020 target AIP award and the grant date fair value of the 2018 LTI equity awards, and realized compensation includes 2020 base salary, 2020 AIP payout and the vested value of the 2018 LTI equity awards (as of their February 2021 vest dates).

2020 CEO Target and Realized Compensation

[1]	Target Compensation represents 2020 base salary, 2020 target AIP award, and grant date fair value of RSUs, PSAs and Options awarded on February 21, 2018 under the 2018-2020 LTI program.

[2]

Realized Compensation represents 2020 base salary, 2020 actual AIP payout (as approved in February 2021), value realized upon vesting on February 21, 2021 of the RSUs granted under the 2018-2020 LTI program (not including dividend equivalents accrued and paid), and value realized upon vesting on February 17, 2021 of the PSAs earned for the 2018-2020 LTI performance cycle (not including dividend equivalents accrued and paid). The Options granted under the 2018-2020 LTI program were all vested as of February 21, 2021 but had no value as of such date because they were underwater, with an exercise price of $78.32. For a discussion on the PSA payouts for the 2018-2020 performance cycle, see pages 58-60

Lincoln National Corporation 2021 Proxy Statement               37

Compensation Discussion & Analysis  ◾  Executive Summary

Compensation Changes for 2020

For 2020, our CEO did not receive a pay increase and his target direct compensation remained at 2019 levels. In addition, for 2020, the Compensation Committee increased the alignment of CEO compensation with Company performance and shareholder interests by adjusting our CEO’s LTI equity award mix to increase the percentage of equity granted as PSAs and Options, consistent with our fundamental pay for performance philosophy. The LTI equity award mix for 2020 as compared to 2019 is shown below.

In addition, in June 2020, in light of the COVID-19 pandemic, existing market conditions, the Company’s actions taken in response, and changes in the Company’s financial plan as a result of these actions, the Compensation Committee reevaluated the provisions of the 2020 AIP originally approved in February 2020. The specific changes to the 2020 AIP are discussed in more detail beginning on page 48. In making the changes to the 2020 AIP in June 2020, the Compensation Committee considered the fact that changes to the AIP would impact the Company’s entire employee base (substantially all of which is eligible to participate in the AIP), providing the Company with an opportunity to properly incentivize and reward all of its employees during 2020, and not just the Company’s executive officers. The Committee did not make any mid-year changes to the LTI program, including to the open performance cycles.

Looking Forward

Our Compensation Committee has made the following decisions with respect to 2021 compensation:

◾	For 2021, our CEO did not receive a pay increase and his target direct compensation stayed flat, remaining at the prior-year level for the second year in a row.

◾

In response to feedback from our shareholders, our CEO’s LTI equity award mix was adjusted to further increase the percentage of equity granted as PSAs and decrease the percentage granted as Options. The 2021 CEO LTI equity award mix is shown below.

◾

A diversity and inclusion goal related to growing minority representation at the Company’s officer level has been added as a new performance measure for the LTI program beginning with the 2021-2023 performance cycle. The performance measure, which applies to all program participants that receive PSAs (including each of our NEOs), acts as a modifier that is applied after the results for the operating return on equity and relative total shareholder return performance measures have been calculated. Depending on the achievement level of the established diversity and inclusion goal, the modifier has the ability to increase or decrease the PSA payout under the LTI by up to 20%.

38               Lincoln National Corporation 2021 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

Executive Compensation Best Practices

When evaluating our compensation practices and policies, the Compensation Committee takes into account competitive market trends and best practices, as well as the views of our shareholders. Examples of our governance and compensation practices include:

◾	Robust stock ownership guidelines and post-vesting stock holding requirements;

◾	Caps on awards under our annual and long-term incentive programs;

◾	The use of an independent compensation consultant for compensation decisions regarding our executives;

◾	“Double trigger” vesting provisions for our equity awards following our change of control;

◾	Annual assessment of compensation risks;

◾	All long-term incentive awards are granted in equity;

◾	Use of absolute and relative metrics in incentive plans;
◾	Use of solely quantitative metrics for AIP and PSAs;

◾	Annual vote on Say on Pay;

◾	Clawback provisions on our equity awards;

◾	No tax-gross-up benefits upon our change of control;

◾	No repricing or exchange of underwater stock options without shareholder approval;

◾	No employment agreements with NEOs;

◾	Prohibitions on pledging, hedging and speculation in our securities;

◾	Limited perquisites for executive officers; and

◾	Proactive annual shareholder engagement program.

2020 Shareholder Vote on Executive Compensation and 2020 Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. At our 2020 Annual Meeting of Shareholders, 82% of shareholder votes were cast in favor of the “say on pay” advisory resolution on executive compensation, which was less than the over 92% support we received for our say on pay proposal in 2019. We review the design of our executive compensation program on an annual basis, and, in light of the prior support for our compensation program expressed by our shareholders through both engagement and historical levels of support for our say on pay advisory resolution, had not made any significant changes to our compensation program in the last several years prior to 2020. In setting executive compensation for 2020, however, the Compensation did make certain decisions and changes relating to our CEO’s compensation to increase alignment with Company performance and shareholder interests, as discussed earlier on page 38.

As a result of this year-over-year decrease in say on pay support, during 2020 we continued to expand our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board and our shareholders and builds informed and productive relationships.

In the fall of 2020, we reached out to investors representing over 48% of our shares outstanding, and substantively engaged with investors representing more than 35% of our outstanding shares, which included participation by the Chair of our Corporate Governance Committee in select conversations. This level of outreach was greater than the number of shareholders (40% of outstanding shares) we reached out to in 2019. The engagement involved discussions on executive compensation as well as various other topics including the Company’s response to the COVID-19 pandemic, board refreshment and composition, the board evaluation process, company culture, diversity and inclusion efforts and other areas of focus for our shareholders regarding environmental and social practices. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board, and strongly informed the Compensation Committee’s decisions with respect to certain elements of our 2021 compensation program and enhancements that were made to this proxy statement to further improve clarity and transparency.

Lincoln National Corporation 2021 Proxy Statement               39

Compensation Discussion & Analysis  ◾  Executive Summary

The following table summarizes certain feedback that we received during our 2020 shareholder outreach and what the Company has done related to the shareholder input.

What we heard	What we have done

Support for overall design and operation of the Company’s executive compensation program	We have designed an executive compensation program that we believe reflects executive compensation best practices and is consistent with our pay-for-performance philosophy. The 2020 realized compensation chart for our CEO on page 37 demonstrates how our compensation structure is tied to Company performance.

Support for the Company’s use of solely quantitative performance metrics for its AIP and LTI program	It is important to us and to our executives that performance goals be objectively measurable. We have consistently used quantitative performance metrics for our annual and long-term incentive plans, which provides for a simple and formulaic approach by which our Compensation Committee determines goal achievement and payout amounts under our AIP and the PSA component of our LTI program. Although the Compensation Committee has the ability to apply discretion, such discretion is used rarely, and when used only negative discretion has been applied, such as with respect to the 2020 AIP determinations, as discussed further on page 51.

Support for changes to CEO LTI equity mix for 2020 and desire to have PSAs comprise even a greater percentage of our CEO’s long-term incentive awards	For 2020, the Compensation Committee adjusted our CEO’s LTI equity mix to increase the percentage of equity granted as PSAs to 40% and as Options to 30%. For 2021, the Compensation Committee further adjusted our CEO’s LTI equity mix, increasing the percentage granted as PSAs to 50% and decreasing the percentage granted as Options to 20%.

Support for the addition of an ESG component to the Company’s executive incentive compensation program metrics	The Compensation Committee approved the addition of a diversity and inclusion goal as a modifier for the Company’s LTI program beginning with the 2021-2023 performance cycle, as previously discussed on page 38.

Desire for the Company to disclose diversity information regarding the Company’s directors	We have added to this year’s proxy statement disclosure regarding the gender and ethnic/racial diversity of our Board. See page 3.

As discussed above, based on the feedback from our 2020 shareholder outreach efforts, the Compensation Committee concluded that its decisions made with respect to CEO compensation for 2020 were well received by the Company’s shareholders and that the overall design and operation of the Company’s executive compensation program continue to be consistent with the Company’s pay for performance philosophy. Further, in consideration of the 2020 shareholder vote on executive compensation and feedback received during our 2020 outreach efforts, the Compensation Committee made certain decisions with respect to our 2021 executive compensation program, as discussed above and previously on page 38.

40               Lincoln National Corporation 2021 Proxy Statement

Components of Our Compensation Program  ◾  Compensation Discussion & Analysis

Components of Our Compensation Program

The following table outlines the components of target total direct compensation and how each component aligns with our objectives and guiding principles.

Compensation component	What it rewards	How it aligns with our objectives	Performance measured	Fixed or at risk	Cash or equity

Base Salary

◾ Sustained high level of performance

◾ Demonstrated success in meeting or exceeding key quantitative objectives

◾ Highly developed skills and abilities critical to success of the business

◾ Experience and time in position

		◾ Competitive base salaries enable us to attract and retain top talent ◾ Merit-based salary increases align with our pay-for- performance philosophy	Individual	Fixed	Cash

Annual Incentive Program (“AIP”) Awards	◾ Company performance during the year against key financial goals ◾ Specific business-segment performance during the year, measured against strategic business-segment goals

◾ Competitive targets enable us to attract and retain top talent

◾ Payouts depend on the achievement of established performance measures and goals that align pay with performance and support shareholder value creation

			Corporate and business segment	At Risk	Cash

Long-term incentive awards

Restricted Stock Units	◾ Increase in stock price and dividends ◾ Continued service	◾ Value rises or falls as our stock price and dividend increase or decrease ◾ Three-year cliff vesting supports retention	Corporate	At Risk	Equity

Performance Shares	◾ Meeting or exceeding our return on equity goal ◾ Total shareholder return performance relative to that of other companies in our sector ◾ Continued service

◾ Payout is based on metrics important to our shareholders and critical to value creation

◾ Relative performance metric creates incentive to outperform peers, with absolute metric rewarding performance versus financial plan

◾ Three-year performance period supports retention and aligns pay with performance over an extended period of time

			Corporate	At Risk	Equity

Nonqualified Stock Options	◾ Increase in stock price ◾ Continued service	◾ Value is dependent on our stock price; options have no value unless the stock price increases from the date of grant ◾ Three-year ratable vesting supports retention	Corporate	At Risk	Equity

Lincoln National Corporation 2021 Proxy Statement               41

Compensation Discussion & Analysis  ◾  Our Executive Compensation Pay for Performance Philosophy

Our Executive Compensation Program Pay for Performance Philosophy

Our executive compensation program has three key objectives:

◾

Pay for performance. To link executive pay directly to the attainment of short-term and long-term financial/business goals, using short-term metrics that correlate with our business strategy and financial success and long-term metrics that correlate to long-term shareholder value.

◾	Alignment with shareholders. To provide compensation arrangements that link the interests of our executive officers to those of our shareholders.

◾	Competitive compensation. To attract and retain key executive talent.

These objectives, discussed below, guide us in setting and paying compensation to our NEOs.

Pay for Performance

Our executive compensation program is based on a “pay for performance” philosophy: the majority of our executives’ target compensation is made up of variable (“at risk”) compensation — in the form of annual cash incentive awards and long-term equity awards — that is linked to short- and long-term business performance and each individual’s contribution to that performance. In measuring an executive’s contribution, we put a strong emphasis on the individual’s role in implementing strategies and driving performance specific to their function or the operating units they direct.

The key objectives of our pay for performance philosophy are to:

◾	emphasize compensation that is at risk based on performance rather than compensation that is fixed — for instance, only 10% of our CEO’s target annual pay is fixed;

◾	allow the compensation of our executives to vary meaningfully with performance; and

◾	reward the achievement of superior financial results and shareholder returns — in both the short-term and long-term — through balanced incentive programs.

Balanced Performance Measures and Goals

It is important to us and to our executives that performance goals be objectively measurable, and that compensation be paid based on easily understood criteria that drive shareholder value.

To implement our pay for performance philosophy, the Compensation Committee with consultation from external compensation experts chooses performance measures for our NEO incentive programs that focus on our overall corporate business strategies and that, if achieved, create sustained growth for our shareholders:

◾	Our AIP is based on the key financial measures indicative of Lincoln’s current and future growth and profitability; and

◾	Our LTI uses measures that correlate directly to the creation of long-term value for Lincoln shareholders.

The goals for each performance measure are linked directly to the Company’s financial plan. In setting the goals, management and the Compensation Committee intend for the target performance levels to be challenging yet attainable and the maximum performance levels to present a substantial challenge for our NEOs, thereby creating a strong incentive to produce superior results. Annually, the Compensation Committee reviews and engages in robust discussion regarding the performance measures for each program to ensure that the metrics selected are appropriate and aligned with our current corporate strategy. The Company’s overall corporate strategy continues to focus on balancing top-line revenue growth with profitability and prudent cost management, and, as a result, for 2020, the Compensation Committee continued to align our executive compensation accordingly by choosing the following performance measures:

42               Lincoln National Corporation 2021 Proxy Statement

Our Executive Compensation Pay for Performance Philosophy  ◾  Compensation Discussion & Analysis

2020 Annual Incentive Program

Performance measure	Why chosen
Income from Operations per Share	This is a key measure of profitability that management uses to evaluate our business and that investors commonly use to value companies in the financial services industry.
Business Unit Sales

In our business, sales create value because, over time and at a compounded growth rate, they are an indicator of future profitability. In addition, we believe that distribution strength (depth and breadth) is an important driver of our valuation and that sales are an effective way to measure the value of the distribution franchise and overall product competitiveness.

Controllable Costs

Management establishes annual budgets for the Company and for each business unit that are key to the success of our financial plan. The Compensation Committee sets a budget-related performance goal to reinforce the importance of cost efficiencies and expense management across the entire organization.

2020 Long-Term Incentive Program

Performance measure	Why chosen
Operating Return on Equity

This is an important measure used to value companies — especially those in the financial services industry — because it is a critical indicator of capital efficiency and correlates closely with long-term shareholder value.

Relative Total Shareholder Return	This measure reflects the Company’s delivery of shareholder value over time relative to that of our peers.

Alignment with Shareholders

Through our annual and long-term incentive compensation programs, our share ownership requirements and share retention policy and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders. For both the annual and long-term programs, the Compensation Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Long-Term Incentives

The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted direct compensation (69% in the case of our CEO and 52% on average in the case of our other NEOs). To provide a balanced incentive program and to lessen the risk inherent in the greater focus on long-term incentives, executives receive a mix of equity-based compensation awards, which include:

◾

Restricted stock units (“RSUs”) – These awards cliff-vest three years from the date of grant (cliff-vesting acts as a retention tool for our executives) and the value ultimately realized depends on how our stock performs over that three-year period;

◾

Performance share awards (“PSAs”) – The number of shares actually received depends on our performance over a three-year period relative to key metrics of shareholder value, with the ultimate value of any earned shares dependent on our stock price performance; and

◾	Nonqualified stock options to purchase our common stock (“Options”)—These awards vest ratably over a three-year period and only have value if our stock price rises after the Options are granted.

Share Ownership Guidelines and Share Retention Requirements

Our share ownership requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company. The requirements also promote a long-term perspective in managing our business by linking the long-term interests of our executives with those of our shareholders and reducing the incentive for short-term risk-taking.

Lincoln National Corporation 2021 Proxy Statement               43

Compensation Discussion & Analysis  ◾  Our Executive Compensation Pay for Performance Philosophy

Our robust share ownership and share retention requirements are among the most stringent in place at companies in the S&P 500, providing a significant alignment of our executives with shareholders through the risks and rewards of stock ownership. The share ownership requirements are based on multiples of base salary and vary by job level. In addition to the minimum share ownership levels, each NEO must also retain an amount equal to 25% of the net profit shares (as described below) resulting from equity-based LTI grants, such as vested RSUs, earned PSAs or exercised Options. This additional number of shares must be held for five years from the date of exercise for Options or the date of vesting for other awards. If at any point an NEO does not meet the share ownership requirements, the executive must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest, as applicable, until the required ownership level is met.

The table below shows our share ownership guidelines and net profit share retention requirements by officer tier:

Share Ownership and Retention Requirements

Officer position	Value of shares that officer must hold	Additional retention requirements

CEO	7 times base salary	25% of net profit shares* for 5 years

Executive Officers (other than our CEO)	4 times base salary	25% of net profit shares* for 5 years

*

Net profit shares reflect the value of the number of shares remaining in respect of exercised or settled equity-based awards after payment of the Option exercise price and taxes owed at the time of exercise plus the after-tax value of any vested RSUs or earned PSAs.

Equity interests counted in determining whether share ownership guidelines have been met include:

◾	shares owned outright;

◾	amounts invested in Company stock funds offered under our employee benefit plans;
◾	restricted stock and RSUs that remain subject to service-based restrictions; and

◾	in-the-money Options.

As of December 31, 2020, each of our NEOs held equity interests well in excess of their share ownership requirements. For additional information regarding ownership of our common stock by our NEOs and directors, see “Security Ownership of Directors, Nominees and Executive Officers” on page 90.

Prohibition on Pledging and Hedging

Our Insider Trading and Confidentiality Policy includes provisions that prohibit: (i) the pledging of our securities by our executive officers and directors; and (ii) the use of derivative instruments by any director, executive officer or other employee to hedge the value of any of our securities. The full text of our Insider Trading and Confidentiality Policy is available on the Corporate Governance page of our website at www.lfg.com.

Multiyear Performance and Vesting Periods

The multiyear performance criteria and vesting elements of our long-term incentive programs promote the retention of our executives by putting their focus on our long-term performance, thereby aligning our executives’ interests with those of shareholders.

Prohibition on Repricing

Our equity incentive compensation plans prohibit us from reducing the exercise price of outstanding Options without shareholder approval.

Clawback Features

The equity awards for our NEOs are subject to “clawback” and forfeiture provisions, which allow us to rescind or, as applicable, require repayment of an executive’s award(s) under certain conditions, such as:

◾	the executive’s employment is terminated for cause; or

◾	the executive violates any non-compete, non-disclosure, non-solicitation, non-disparagement or other restrictive covenants.

For example, if an executive violates any such restriction or is terminated for cause prior to or within six months after the vesting of any portion of an equity award, such as Options or a PSA, we may rescind the exercise or award or, if the shares acquired have already been sold or transferred, require the executive to return any gain realized or value received.

44               Lincoln National Corporation 2021 Proxy Statement

Setting 2020 Target Compensation  ◾  Compensation Discussion & Analysis

Competitive Compensation

In general, we target our executives’ total direct compensation — i.e., base salary, targeted annual incentive compensation and targeted long-term incentive compensation — at the median of the compensation paid to executives in similar positions at the insurance-based financial services and investment management companies with which we compete for talent. We then adjust the compensation as we believe appropriate given our executives’ experience and tenure and the scope of their roles and responsibilities. Because the roles and responsibilities of our executives are unlikely to be identical to those of executives with similar titles/roles in our peer companies, we often consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. For more information on how we set target compensation and our benchmarking processes, please see “Setting 2020 Target Compensation” below.

Setting 2020 Target Compensation

The Compensation Committee made target compensation decisions for the 2020 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.

External Benchmarking and Peer Group Selection

The Compensation Committee uses a comprehensive competitive compensation analysis to set target direct compensation levels for our NEOs. For 2020, this analysis included a review of our competitors’ base pay, annual incentive opportunities, long-term incentive values, and total direct compensation (the sum of the elements listed here) to establish market rates for each executive officer position, followed by a comparison of our current executive compensation levels to the market median of our peers.

For each of our NEOs, market data were drawn from the stock companies included in the Willis Towers Watson 2019 Diversified Insurance Study of Executive Compensation (the “DIS Study”). We have used the DIS Study for over 10 years, and if the stock companies included in the study are changed, we reflect those changes in our benchmarking peer group. For example, in 2019, Allianz Life Insurance was added to the DIS Study, resulting in a corresponding change to our peer group. This list also reflects the continued changes to traditional life and annuity companies resulting from mergers, acquisitions, divestitures, spin-offs and privatization across the insurance industry.

The Compensation Committee believes that these companies are the most appropriate for compensation benchmarking because, even though none has our exact business mix, each is a competitor in one or more of our core business units and each competes directly with us for talent and distribution of our products. Most of these peer companies compete with us in two or more lines of business, and the table below highlights which peers are a top-15 competitor in our core businesses. None of the companies in our peer benchmarking group is solely a property and casualty company, which the Compensation Committee believes is appropriate given that such companies have significantly different business and risk profiles than traditional life and annuity companies and do not compete with us directly for business or talent. We have found that trying to manufacture a compensation peer group based on arbitrary factors such as market capitalization, which is variable, or GICS code groupings would lead to the inclusion in the peer group of companies that are solely property and casualty insurers as well as other companies that do not compete with us in our space.

Lincoln National Corporation 2021 Proxy Statement               45

Compensation Discussion & Analysis  ◾  Setting 2020 Target Compensation

The Compensation Committee has generally determined not to exercise discretion to remove or add peers to the compensation benchmarking group derived from the DIS Study to keep a consistent peer group year-over-year. However, because some of these companies have either higher or lower market capitalization, assets or revenue than we do, the data are size-adjusted, where possible, to develop comparable market rates for a hypothetical organization of similar size and type to our own. In addition, the Compensation Committee will remove a company from the benchmarking group if the company’s business mix changes such that it is no longer an appropriate peer. For example, AIG and CIGNA were removed from the benchmarking group derived from the DIS Study because of their size and the difference in business mix.

Compensation Peer Group for Benchmarking
2019 DIS Study Participant	Competitor for our core business units	Lists LNC as a peer	Top-15 competitor in our core business units[1]				Competitor for distribution and talent
			Life Insurance	Group Protection	Annuities	Retirement Plan Services

Aflac	•	•		•			•

Allstate	•		•	•			•

Allianz Life Insurance	•						•

Brighthouse Financial	•	•					•

CNO Financial	•	•					•

Equitable Holdings[2]	•	•	•		•		•

Genworth Financial	•	•					•

Hartford Financial Services	•	•		•			•

John Hancock	•					•	•

MetLife	•		•	•	•		•

Principal Financial	•	•		•		•	•

Protective Life Insurance	•						•

Prudential Financial	•	•	•	•	•	•	•

Sun Life Financial	•			•			•

Transamerica	•		•		•	•	•

Unum Group	•	•		•			•

Voya Financial	•	•			•	•	•

[1]

Source for top-15 competitor data: (a) Life Insurance: 2020 ACLI Fact Book, based on individual life insurance in force as of 2019; (b) Group Protection: LIMRA, based on 2019 year-end sales results; (c) Annuities: LIMRA 2020 Yearbook, based on annuity companies’ 2019 assets under management; and (d) Retirement Plan Services: based on 2019 plan sponsor total defined contribution assets under management. Note that a number of the top 15 competitors are mutual companies, which are not included in our benchmarking group.

[2]	Formerly AXA Equitable Holdings.

46               Lincoln National Corporation 2021 Proxy Statement

Setting 2020 Target Compensation  ◾  Compensation Discussion & Analysis

The market data described on page 45 was used as a primary reference for most roles. The Compensation Committee seeks to target total direct compensation within a competitive range of plus or minus 15% of the 50th percentile of the market data being used. If the roles and responsibilities of our executives are unlikely to be identical to those of executives with similar titles/roles in our peer companies, we consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. In some cases, the Compensation Committee may target compensation above or below this range. Reasons for doing this include:

◾	experience and tenure;

◾	organizational considerations; for example, because an executive’s role is considered especially critical to our overall business strategy and to our succession planning;

◾	uniqueness of an individual’s role as compared to similar roles at peer companies;
◾	internal pay equity considerations;

◾	to gain the specific expertise needed to build a new business or improve an existing one; or

◾	to retain highly qualified executives whom we have recruited from outside the insurance industry or whom we believe have skills or experience that will further our corporate strategy.

Tally Sheets

When making compensation decisions, the Compensation Committee considers:

◾

the recommendations of our Chief People, Place & Brand Officer (“CPPBO”), the recommendations of our CEO, and the opinion of the Compensation Committee’s independent compensation consultant (although our CEO and CPPBO do not make recommendations with respect to their own compensation);

◾	the available market data; and

◾	reports called “tally sheets” illustrating the elements of targeted and realized total direct compensation, including:

–	base salary;

–	annual and long-term incentive awards;
–	401(k) contributions and deferred compensation; and

–	perquisites.

The tally sheets enable the Compensation Committee to analyze the value of total target compensation, as well as the value of compensation actually realized compared with the value of compensation opportunities the Compensation Committee originally established.

The Compensation Committee also uses the tally sheets to assess whether our executive compensation program is consistent with our compensation philosophy and desired positioning relative to the market data. However, tally sheets are just one point of information the Compensation Committee uses to determine NEO compensation. The Compensation Committee performed a similar analysis to establish the total targeted direct compensation for our CEO.

Total Targeted 2020 Direct Compensation

The table below shows the total targeted direct compensation set by the Compensation Committee for our NEOs for 2020:

2020 Target Total Direct Compensation for Our NEOs
Name	Base salary	Annual incentive award at target	Long-term incentive award at target	Total targeted annual compensation
Dennis R. Glass	$1,360,000	$2,856,000	$9,515,000	$13,731,000
Randal J. Freitag	$822,120	$1,109,862	$2,311,271	$4,243,253
Lisa M. Buckingham	$749,480	$899,375	$1,460,475	$3,109,330
Ellen G. Cooper	$725,000	$978,750	$1,836,490	$3,540,240
Wilford H. Fuller	$767,865	$1,190,191	$2,157,052	$4,115,108

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Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2020

No changes were made to Mr. Glass’s target total direct compensation level for 2020 compared to 2019. The Compensation Committee believes that Mr. Glass’s target compensation is appropriate given that he is a seasoned leader with over 30 years of executive-level experience in the insurance industry, including for the last 14 years serving as our CEO. However, in response to feedback from shareholders, for the second consecutive year, no changes were made to Mr. Glass’s target total direct compensation for 2021 compared to 2020.

Annual Cash Compensation for 2020

During 2020, annual cash compensation was made up of base salary and a short-term incentive award under the AIP.

Base Salary

Base salaries are reviewed annually for market competitiveness and upon promotion or following a change in job responsibilities and are based on market data, internal pay equity and performance. In general, base salaries are targeted to the 50th percentile of the market data developed during the benchmarking process described above. In November 2019, the Compensation Committee set the base salary levels for 2020, starting with the 2019 base salaries and then approving merit increases based on the benchmarking data and compensation analysis discussed above as well as the individual performance of each NEO during 2019, using our enterprise-wide merit increase budget as a guide. Mr. Glass’ base salary for 2020 did not increase. Messrs. Freitag and Fuller received a base salary increase for 2020 in line with the merit increase approved for the overall employee population. Ms. Buckingham received a base salary increase of 5% in recognition of her performance in key areas during 2019. The Compensation Committee made changes to Ms. Cooper’s total direct compensation, including an increase to her base salary, to align her compensation to the benchmark data. As a result of these changes, Ms. Cooper’s total direct compensation for 2020 increased by 8% and her total percentage of at-risk pay remained unchanged at 80%.

The Compensation Committee approved the following base salaries for our NEOs effective January 1, 2020:

Name	2020
Dennis R. Glass	$1,360,000
Randal J. Freitag	$822,120
Lisa M. Buckingham	$749,480
Ellen G. Cooper	$725,000
Wilford H. Fuller	$767,865

Annual Incentive Program

In February 2020, the Compensation Committee engaged in its annual review of the AIP, considering and selecting the performance measures and setting the goals and weightings for the 2020 AIP. In doing so, the Compensation Committee set goals that they believed supported the Company’s key objectives when determining financial performance targets: to align incentives with our annual financial plan, establish challenging yet achievable incentive targets for our executives and set goals that are consistent with our assessment of opportunities and risks for the upcoming year.

In June 2020, the Compensation Committee reevaluated the 2020 AIP, in light of the COVID-19 pandemic, existing market conditions, the Company’s actions taken in response, and changes in the Company’s financial plan as a result of these actions. The Company’s agile response to the pandemic included accelerating in the first half of 2020 our plan already in place to address the low interest rate environment and preserve capital by re-pricing certain products to achieve appropriate returns, shifting our sales mix toward shorter-duration products that are less sensitive to interest rates, and adding new products that are more capital efficient. These actions also decreased the Company’s sales expectations for the full year. In addition, the Company implemented a plan to reduce expenses by $100 million in 2020, with the goal of preserving capital and increasing earnings. Accordingly, the Compensation Committee made changes to the 2020 AIP to align incentives with the Company’s revised financial plan and with management’s focus on protecting the Company’s balance sheet, ensuring appropriate returns on sales and managing expenses. The changes to the 2020 AIP included adjustments to the Business Unit Sales goals in line with the revised financial plan, and changes to the AIP performance goal weightings and AIP payout slopes. The specific changes to these AIP elements are discussed in more detail below.

48               Lincoln National Corporation 2021 Proxy Statement

Annual Cash Compensation for 2020  ◾  Compensation Discussion & Analysis

2020 Performance Measures and Goals and Revisions Made During 2020

Performance Measures. The Committee engaged in a robust discussion regarding the appropriate performance measures for the 2020 AIP, selecting the three performance measures listed below because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and prudent expense management.

◾	Income from Operations per Share

◾	Business Unit Sales

◾	Management of Controllable Costs

To learn more about why these measures were selected, see “Pay for Performance” on page 42. The threshold, target and maximum goals associated with each measure are established annually so that they remain rigorous and in line with our financial plan.

For purposes of the 2020 AIP, Income from Operations is defined as net income in accordance with GAAP but excluding the after-tax effects of the items detailed in Exhibit 2 on page E-4. This is one of the financial measures that management uses to assess our results. (To calculate Income from Operations per Share, the value of Income from Operations (as defined in Exhibit 2) was divided by the average diluted shares.) Management believes that excluding these items from net income better reflects the underlying trends in our businesses because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments. In addition, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

For our CEO, performance is measured entirely at the corporate level, while our other NEOs are assessed on both corporate and business unit performance. To reflect the different roles and responsibilities of our NEOs, the Compensation Committee also weighs the performance measures differently for each NEO, as shown in the tables on pages 52-54.

When the Compensation Committee reevaluated the AIP in June 2020 in light of the COVID-19 pandemic, it considered whether to make changes to the metrics chosen for the plan in February 2020. The Committee determined that Income from Operations per Share, Business Unit Sales and Management of Controllable Costs continued to be the key metrics to produce results that support the short- and long-term success of the Company.

Performance Goals. In setting the goals for each of the performance measures, management and the Compensation Committee intended the target levels to be challenging yet achievable and the maximum levels to present a significant challenge, therefore requiring exceptionally strong performance to achieve these goals. The target goal for corporate Income from Operations per Share was set after consideration of a number of factors, including a review of our internal financial plan. The target goals for Business Unit Sales, at both the corporate and business-unit levels, and for the other business-unit-specific measures were based on our internal financial plan, emphasizing our corporate strategy to grow and protect the profitability of the business. The target goals for Management of Controllable Costs were based upon controllable costs as budgeted in our annual financial plan. We believe that our methodology for determining financial performance targets for the AIP supports the following key objectives:

◾	aligning incentives with our annual financial plan;

◾	establishing challenging yet achievable incentive targets for our executives; and

◾	setting targets that are consistent with our assessment of opportunities and risks for the upcoming year.

In establishing the performance goals for the 2020 AIP in February 2020, the Compensation Committee took into account the sales environment across the business units over the previous year as well as the internal financial plan. The 2020 goals at target for Income from Operations per Share and for Group Protection and Retirement Plan Services Business Unit Sales were each increased for 2020 compared to the targets set for 2019, while the 2020 goals at target for Life Insurance and Annuities Business Unit Sales were each decreased for 2020 as compared to 2019. The target goals for Life Insurance and Annuities Business Unit Sales, as well as the target goal for Mr. Freitag for Life Insurance Income from Operations and the target goal for Mr. Fuller for Distribution Net Contribution Margin, were decreased to reflect the expected impact on sales of pricing changes the Company had implemented in order to increase returns on certain of its products, driven by the continuing low interest rate environment, and a regulatory change related to reserving requirements on Life Insurance products, which went into effect in early 2020.

Lincoln National Corporation 2021 Proxy Statement               49

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2020

At the time the goals were set in February 2020, the Compensation Committee believed these performance goals to be rigorous goals at target that took into account both the risks and opportunities facing the Company. However, as discussed above, the Compensation Committee reevaluated the performance goals in June 2020 to take into account the expected impact on the Company’s business from the COVID-19 pandemic, the ensuing economic and market conditions, and the Company’s actions in response. After the onset of the pandemic, to preserve additional capital, the Company accelerated its existing plan to take pricing actions and shift its sales mix to increase returns, leading to even lower sales expectations for the year for the Life Insurance and Annuities businesses. In addition, the pandemic and ensuing business restrictions and economic conditions led to lower sales expectations for the Group Protection and Retirement Plan Services businesses. After taking into account these items, the Compensation Committee decreased the Company’s aggregate business unit sales goals for 2020 from $25.7 billion to $20.7 billion, consistent with the Company’s pay-for-performance philosophy and our key objectives in determining AIP financial performance targets, set forth above. The Compensation Committee believed that these revised sales goals continued to be rigorous goals at target, taking into account the risks and opportunities facing the Company in the current environment and the Company’s revised financial plan. The decreases by business unit are set forth in the table below:

Revisions to 2020 Target Business Unit Sales Goals

Business Unit	Original Target	Revised Target
Life Insurance	$790 M	$598 M
Group Protection	$780 M	$609 M
Annuities	$13,400 M	$10,000 M
Retirement Plan Services	$10,745 M	$9,495 M

In light of the Company’s revised financial plan and the shift in management’s focus toward protecting capital and earnings and managing expenses, as discussed above, the Compensation Committee believed it was also appropriate to revise the 2020 AIP goal weightings to emphasize Business Unit Sales at the new levels and increase the focus on expense management. Accordingly, the Compensation Committee increased the weightings assigned to Business Unit Sales and Management of Controllable Costs, which resulted in a corresponding decrease to the weighting assigned to Income from Operations per Share. The weightings assigned for each corporate-measure goal and business-unit goal for the NEOs are set forth in the tables appearing on pages 52-54. The revisions made to the CEO’s corporate-measure goal weightings are set forth in the table below:

Revisions to 2020 CEO Corporate-Measure Goal Weightings*

Goal	Original Weighting	Revised Weighting
Income from Operations per Share	50%	30%
Business Unit Sales	35%	45%
Management of Controllable Costs	15%	25%

*

The changes made to the goal weightings for the 2020 AIP were not intended to be permanent plan changes, and, in February 2021, when establishing the 2021 AIP, the Compensation Committee approved goal weightings that were in line with the original 2020 AIP weightings for each of the measures for each NEO, with the exception of a few minor adjustments for one NEO other than the CEO. This determination was based in part on the Company’s expectation that, as the impacts of the COVID-19 pandemic diminish and mortality claims ultimately return to pre-pandemic levels, earnings momentum will start to build.

In June 2020, the Compensation Committee also adjusted the AIP payout slopes originally determined in February 2020 for the Income from Operations per Share and Business Unit Sales goals. The payout slope for the Income from Operations per Share goal was adjusted to lower the threshold achievement amount required for a payout under the goal and increase the amount required to achieve a maximum payout under that goal. With respect to the Business Unit Sales goals, the Compensation Committee lowered the threshold achievement amount required for a payout under the goals and, recognizing the need for a change in payout opportunity with the decrease in the sales goals, capped the payout opportunity under the Business Unit Sales goals at 100%, as compared to 200%, in order to prevent a windfall for executives should conditions once again unexpectedly change. The Compensation Committee did not cap the payout opportunities under the Income from Operations per Share or Management of Controllable Costs goals because, unlike the Business Unit Sales goals, no changes were made to the target achievement levels for these goals. The Compensation Committee believes that the slope changes made were necessary to maintain both appropriate alignment between pay and performance and the retentive value of the AIP awards.

50               Lincoln National Corporation 2021 Proxy Statement

Annual Cash Compensation for 2020  ◾  Compensation Discussion & Analysis

Finally, in June 2020, the Compensation Committee capped the maximum payout under the 2020 AIP for each NEO at 100% of the target opportunity, a decrease from the original cap of 200% of the target opportunity. This maximum 100% payout was applicable for each NEO regardless of whether the sum of the weighted payouts for that executive’s AIP performance measures exceeded 100%. Similar to the payout cap placed on the Business Unit Sales goals, this cap was implemented in order to prevent a windfall for the executive should conditions unexpectedly change in the Company’s or applicable business unit’s favor.

2020 Payout Opportunities

The table below shows the dollar amount of the threshold, target and maximum payout opportunities for the 2020 AIP established by the Compensation Committee for each of our NEOs; the threshold, target and maximum opportunities are calculated as a percentage of each NEO’s base salary. Payouts under the 2020 AIP are capped at the maximum amount. The threshold opportunity would be payable only in the case where the threshold goal is met for the performance measure with the lowest percentage payout amount. As discussed above, in June 2020, the Compensation Committee adjusted the performance measure goal weightings and the payout slopes for two of the three performance measures. These adjustments had the impact of adjusting the threshold payout opportunities under the 2020 AIP for each NEO. The size and direction of that impact varied depending on the individual NEO’s AIP goals and weightings (which are set forth below in the tables under “2020 Performance Results and Actual Payouts”). As a result of the Compensation Committee’s decision in June 2020 to cap the maximum payout opportunity for each NEO under the 2020 AIP at 100%, the maximum payout opportunity for each of our NEOs decreased by 50% compared to the maximum opportunity under the original plan.

Estimated Payout Opportunities under the 2020 AIP
Name	Threshold (Original)	Threshold (Revised)	Target	Maximum (Original)	Maximum (Revised)
Dennis R. Glass	$35,700	$42,840	$2,856,000	$5,712,000	$2,856,000
Randal J. Freitag	$13,873	$9,989	$1,109,862	$2,219,724	$1,109,862
Lisa M. Buckingham	$11,242	$13,491	$899,375	$1,798,750	$899,375
Ellen G. Cooper	$9,788	$12,234	$978,750	$1,957,500	$978,750
Wilford H. Fuller	$14,877	$4,761	$1,190,191	$2,380,382	$1,190,191

2020 Performance Results and Actual Payouts

In February 2021, the Compensation Committee certified the performance results for the 2020 AIP. These results triggered a payout that was below target for all of our NEOs.

The Compensation Committee can, at its discretion, reduce award payouts by including, rather than excluding, certain of the defined exclusions (as listed in Items A through I of Exhibit 2 on page E-4) when calculating Income from Operations in accordance with the terms of the AIP if it determines that these factors were relevant to individual performance. In calculating Income from Operations for purposes of the 2020 AIP, the Compensation Committee exercised this discretion by including, rather than excluding, the impacts of the Company’s third quarter 2020 annual assumption review when calculating the results. Accordingly, Income from Operations per Share as calculated under the 2020 AIP was $4.45, resulting in a zero percent payout for each NEO under the Income from Operations per Share performance measure.

The Compensation Committee may also make other discretionary adjustments to the calculation of the performance results. In calculating the results for the Controllable Costs goals at the enterprise and business unit/function levels, the Compensation Committee excluded from the calculation expense savings that were attributable to Company policies implemented due to the COVID-19 pandemic, such as restrictions on travel and in-person meetings. The exclusion of these expense savings had the effect of reducing the payouts for each NEO under their respective Controllable Costs goals.

Finally, although the actual performance for Business Unit Sales for each of the Company’s four business segments exceeded the target amounts, payouts under the sales goals were capped at target, in accordance with the Compensation Committee’s plan revisions in June 2020, to avoid a windfall for the executives in the event that actual performance exceeded the revised goals at target levels.

Lincoln National Corporation 2021 Proxy Statement               51

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2020

The final payout percentages for the NEOs under the 2020 AIP ranged from 76% to 88% (as shown in the tables below), with a 76.9% payout for our CEO, which represented below-target payouts for each NEO. Had the Compensation Committee maintained the original 2020 AIP design approved in February 2020 and calculated the results in the same manner, including the negative discretion applied to the Income from Operations per Share measure, payouts under the plan for our NEOs would have ranged from approximately 27% to 31% of target, including an approximately 30% payout for our CEO. In a year when the Company’s overall financial performance was directly impacted by the COVID-19 pandemic and related economic impacts in terms of lower sales and earnings, the Compensation Committee recognized that the Company’s shift in strategy to protect the business franchise by focusing on maintaining balance sheet strength, generating even greater expense efficiencies and leveraging our distribution and product innovation to target attractive long-term growth opportunities was key to building momentum as the pandemic subsides.

The following tables show the goals, weights, performance results and payout percentages for the 2020 AIP measures for each of our NEOs. Based on the results certified by the Compensation Committee, a payout percentage, expressed as a percentage of the NEO’s target payout opportunity, is first determined for each goal. These payouts are then weighted to determine the weighted payout for each goal. The sum of these weighted payouts equals the NEO’s payout percentage. The tables also show the resulting performance-based payouts approved by the Compensation Committee under the 2020 AIP for each of our NEOs and how these payouts compared with each NEO’s target payout opportunity under this program.

Dennis R. Glass

	Corporate Measures (100%)
	Income from operations per share	Business unit sales
		Life Insurance	Group Protection	Annuities	Retirement Plan Services	Enterprise controllable costs

Goals

Threshold	$7.49	$418 M	$426 M	$7,000 M	$6,647 M	N/A

Target	$9.86	$598 M	$609 M	$10,000 M	$9,495 M	100%

Maximum	$12.23	payouts under business unit sales goals were capped at target				89%

Results

Certified Performance	$4.45	$630 M	$710 M	$11,260 M	$10,017 M	96.9%

Payout as Percentage of Target	0.0%	100.0%	100.0%	100.0%	100.0%	127.5%

Weighting	30.0%	13.0%	9.0%	17.0%	6.0%	25.0%

Weighted payout	0.0%	13.0%	9.0%	17.0%	6.0%	31.9%

				Target and Maximum opportunity	Payout percentage (Sum of weighted payouts)	Payout amount

Actual payout under the 2020 AIP				$2,856,000	76.9%	$2,196,264

52               Lincoln National Corporation 2021 Proxy Statement

Annual Cash Compensation for 2020  ◾  Compensation Discussion & Analysis

Randal J. Freitag

	Corporate Measures (78.5%)						Business Unit Measures (21.5%)
	Income from operations per share	Business unit sales				Enterprise controllable costs	Finance controllable costs	Income from operations Life Insurance
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals
Threshold	$7.49	$418 M	$426 M	$7,000 M	$6,647 M	N/A	N/A	$462 M
Target	$9.86	$598 M	$609 M	$10,000 M	$9,495 M	100%	100%	$608 M
Maximum	$12.23	payouts under business unit sales goals were capped at target				89%	90%	$754 M
Results
Certified Performance	$4.45	$630 M	$710 M	$11,260 M	$10,017 M	96.9%	97.7%	($34) M
Payout as Percentage of Target	0.0%	100.0%	100.0%	100.0%	100.0%	127.5%	122.7%	0.0%
Weighting	21.0%	20.0%	7.0%	12.0%	6.0%	12.5%	12.5%	9.0%
Weighted Payout	0.0%	20.0%	7.0%	12.0%	6.0%	15.9%	15.3%	0.0%
						Target and Maximum opportunity	Payout percentage (Sum of weighted payouts)	Payout amount
Actual payout under the 2020 AIP						$1,109,862	76.3%	$846,825

Lisa M. Buckingham

	Corporate Measures (75%)					Business Unit Measures (25%)
	Income from operations per share	Business unit sales				Human Resources controllable costs	Marketing controllable costs	Administrative Services controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals
Threshold	$7.49	$418 M	$426 M	$7,000 M	$6,647 M	N/A	N/A	N/A
Target	$9.86	$598 M	$609 M	$10,000 M	$9,495 M	100%	100%	100%
Maximum	$12.23	payouts under business unit sales goals were capped at target				90%	85%	90%
Results
Certified Performance	$4.45	$630 M	$710 M	$11,260 M	$10,017 M	97.4%	99.3%	93.6%
Payout as Percentage of Target	0.0%	100.0%	100.0%	100.0%	100.0%	126.2%	104.8%	163.9%
Weighting	30.0%	13.0%	9.0%	17.0%	6.0%	8.5%	8.0%	8.5%
Weighted Payout	0.0%	13.0%	9.0%	17.0%	6.0%	10.7%	8.4%	13.9%
						Target and Maximum opportunity	Payout percentage (Sum of weighted payouts)	Payout amount
Actual payout under the 2020 AIP						$899,375	78.0%	$701,513

Lincoln National Corporation 2021 Proxy Statement               53

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2020

Ellen G. Cooper

	Corporate Measures (75%)						Business Unit Measures (25%)
	Income from operations per share	Business unit sales					Corporate Investments controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$7.49	$418 M	$426 M	$7,000 M	$6,647 M		N/A

Target	$9.86	$598 M	$609 M	$10,000 M	$9,495 M		100%

Maximum	$12.23	payouts under business unit sales goals were capped at target					85%

Results

Certified Performance	$4.45	$630 M	$710 M	$11,260 M	$10,017 M		95.4%

Payout as Percentage of Target	0.0%	100.0%	100.0%	100.0%	100.0%		130.8%

Weighting	30.0%	13.0%	5.0%	19.0%	8.0%		25.0%

Weighted Payout	0.0%	13.0%	5.0%	19.0%	8.0%		32.7%
				Target and Maximum opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount
Actual payout under the 2020 AIP				$978,750	77.7%		$760,489

Wilford H. Fuller

	Corporate Measures (17%)	Business Unit Measures (83%)
				Business unit sales
	Income from operations per share	Income from operations Annuities	Net contribution margin Distribution	Life Insurance	Annuities	RPS small market		Annuities and Distribution controllable costs

Goals

Threshold	$7.49	$868 M	($42.5) M	$418 M	$7,000 M	$1,771 M		N/A

Target	$9.86	$1,142 M	$7.5 M	$598 M	$10,000 M	$2,530 M		100%

Maximum	$12.23	$1,417 M	$57.5 M	payouts under business unit sales goals were capped at target				85%

Results

Certified Performance	$4.45	$983 M	($1.8) M	$630 M	$11,260 M	$2,554 M		93.8%

Payout as Percentage of Target	0.0%	47.8%	83.3%	100.0%	100.0%	100.0%		141.4%

Weighting	17.0%	9.0%	4.0%	15.0%	24.0%	6.0%		25.0%

Weighted Payout	0.0%	4.3%	3.3%	15.0%	24.0%	6.0%		35.3%
					Target and Maximum opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount
Actual payout under the 2020 AIP					$1,190,191	88.0%		$1,047,368

54               Lincoln National Corporation 2021 Proxy Statement

Long-Term Compensation Awarded or Vested in 2020  ◾  Compensation Discussion & Analysis

Long-Term Compensation Awarded or Vested in 2020

Long-term compensation for our NEOs generally includes three equity elements:

◾	RSUs, which cliff-vest in three years;

◾

PSAs, which vest, if at all, depending on the outcome of pre-established relative and absolute performance measures over a three-year performance period. Consistent with our fundamental pay for performance philosophy, these awards are linked to metrics that measure the creation of long-term shareholder value, with above-target compensation paid out only when performance has exceeded the target level. PSA payouts are capped at two times target; and

◾	Options, which have a 10-year term and vest ratably over three years.

2020 LTI Award Mix

Our targeted long-term incentive mix for 2020 — i.e., the percentage of the total 2020 LTI award delivered through each equity element — was 30% RSUs, 40% PSAs and 30% Options for all of our NEOs. The equity award mix for 2020 for each of our NEOs other than our CEO was the same as for 2019. With respect to our CEO, as discussed earlier on page 38, the Compensation Committee increased the alignment of CEO compensation with Company performance and shareholder interests for 2020 by adjusting our CEO’s LTI equity award mix to increase the percentage of equity granted as PSAs and Options, consistent with our fundamental pay for performance philosophy. The LTI equity award mix for our CEO for 2019 compared to 2020 is shown below.

The RSUs and PSAs will be paid in shares of our common stock if the applicable vesting requirements and, in the case of PSAs, performance targets are met. Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders. The Options and RSUs are not tied to formulas that could focus our executives on specific short-term outcomes. Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multiyear increase in share value. The PSA and RSU awards also earn dividends that are only paid out upon the award vesting. These equity awards are subject to the clawback provisions detailed on page 44. In addition, the shares of common stock paid out upon the vesting of PSA and RSU awards or delivered upon the exercise of Options are subject to the share retention requirements detailed on pages 43-44.

For 2021, the Compensation Committee adjusted our CEO’s LTI equity award mix to further increase the percentage of equity granted as PSAs and decrease the percentage granted as Options. The LTI equity award mix for 2021 is shown below.

Lincoln National Corporation 2021 Proxy Statement               55

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2020

2020-2022 Performance Share Awards

The 2020-2022 performance cycle began on January 1, 2020, and ends on December 31, 2022. In February 2020, the Compensation Committee established:

◾	the threshold, target, and maximum PSA amounts payable to the NEOs;

◾	the relevant performance measures (Operating ROE and Relative TSR);

◾	the peer group used to assess Relative TSR performance;
◾	the relative weighting of each performance measure; and

◾	the goals for threshold, target and maximum payouts for each performance measure.

The maximum goals were intended to present a challenge for management and create appropriate incentives for our executives to create financial growth and long-term shareholder value. For each performance measure, the maximum payout, which is capped at 200% of target, occurs when performance is superior and the minimum payout, 25% of target, results when the performance threshold is met. For example, the minimum payout for a performance measure is calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target payout opportunity.

In February 2020, the Compensation Committee considered and approved the performance measures for the 2020-2022 performance cycle, deciding on two measures, Operating ROE and Relative TSR, for the reasons set forth in the table below. The two measures are weighted equally. For any portion of the PSAs to ultimately vest, the minimum achievement level for at least one of the performance measures must be attained. In other words, if performance on both measures falls below the threshold, there is no payout.

Performance award measures, weightings, and goals for the 2020-2022 performance award cycle

Operating Return on Equity (ROE)

Why Chosen: A key measure of our financial health that management uses to evaluate our business and that is also used by investors to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long- term shareholder value.

Relative weight: 50%

			Relative Total Shareholder Return (TSR) Why Chosen: Assesses the Company’s delivery of shareholder value over time relative to that of our peers. Relative weight: 50%
Goal at threshold	Goal at target	Goal at maximum	Goal at threshold	Goal at target	Goal at maximum

12.15%	12.8%	13.45%	Ranking of 8th out of 11	Median of peer group	Ranking of 1st to 3rd out of 11

Among the factors the Compensation Committee considered in setting the Relative TSR and Operating ROE performance measures were peer group performance, market data and our financial plan. In establishing the weightings of the performance share plan measures, the Compensation Committee took into account its belief and management’s belief that, over the long-term, Operating ROE is a key input to shareholder value and TSR represents the actual value delivered to shareholders. The specific goals for each measure were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

56               Lincoln National Corporation 2021 Proxy Statement

Long-Term Compensation Awarded or Vested in 2020  ◾  Compensation Discussion & Analysis

Operating ROE for the 2020-2022 performance period is an absolute measure that is to be calculated as of the end of the performance period. Operating ROE is defined as Income from Operations (as defined above with respect to the 2020 AIP) divided by average shareholders’ equity for the year. Shareholders’ equity excludes accumulated other comprehensive income or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period, any increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws.

Relative TSR for the 2020-2022 performance period is a relative measure based on Lincoln’s point-to-point TSR for the performance period ranked against the TSR results for the peer group shown below. The Compensation Committee believes that, unlike the compensation peer group, the TSR performance peer group should be limited to companies that publish financial results against which our results are compared by the investment community and that offer competing insurance and financial products. Accordingly, the TSR performance peer group is reviewed and updated, as necessary, on an annual basis. As a result of the 2020 review, Voya was removed from the peer group and replaced by Manulife because of significant planned business divestitures by Voya that made it less of a business match.

2020-2022 Relative TSR Performance Peer Group
◾	Aegon	◾	Globe Life (formerly Torchmark)
◾	Ameriprise Financial	◾	Manulife
◾	Athene	◾	Principal Financial
◾	Brighthouse Financial	◾	Prudential Financial
◾	Equitable Holdings (formerly AXA Equitable)	◾	Unum Group

If earned, the 2020-2022 performance share awards will be paid out in shares of our common stock. The table shows the number of shares that our executives have the potential to earn at different performance levels:

Estimated Share Payout Opportunities under the 2020-2022 Performance Award Cycle as of Grant Date*

Name	Threshold (#)	Target (#)	Maximum (#)

Dennis R. Glass	7,817	62,537	125,074

Randal J. Freitag	1,899	15,191	30,382

Lisa M. Buckingham	1,200	9,599	19,198

Ellen G. Cooper	1,509	12,071	24,142

Wilford H. Fuller	1,772	14,178	28,356

*	Amounts do not include dividend equivalents.

The grant date fair value of the Options, RSUs and PSAs awarded in 2020 are included in the Summary Compensation Table on page 65. Additional details regarding the 2020-2022 PSAs granted to the NEOs can be found in the Grants of Plan-Based Awards table on page 68.

Lincoln National Corporation 2021 Proxy Statement               57

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2020

2018-2020 LTI Program

The Compensation Committee established the performance-based 2018 LTI Program at its February 2018 meeting, with performance metrics that measure the creation of long-term shareholder value. The Compensation Committee approved the equity awards under the 2018 LTI Program, including grants of RSUs, PSAs and Options.

RSUs and Options

The RSUs cliff vested three years from the date of grant. The Options vested ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. The RSUs and the final tranche of Options vested on February 21, 2021. Additional details regarding the RSUs and Options granted in 2018 can be found in the Outstanding Equity Awards table on page 70.

2018-2020 Performance Share Awards

At the February 2018 meeting, the Compensation Committee established the 2018-2020 performance cycle for PSAs for the period that began January 1, 2018, and ended on December 31, 2020. The Compensation Committee set:

◾	the threshold, target and maximum PSA amounts payable to the NEOs;

◾	the relevant performance measures (Operating ROE and Relative TSR);

◾	the peer group used to assess Relative TSR performance;
◾	the relative weighting of each performance measure; and

◾	the goals for threshold, target and maximum payouts for each performance measure (25%, 100% and 200% of target, respectively).

The payouts for the 2018-2020 LTI PSAs could have ranged from 0% to 200% of each NEO’s target, with a threshold payout for each performance measure equal to 25% of target. For the PSA to be payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained. Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.

The following table shows the number of shares that each NEO had the potential to earn under the 2018-2020 LTI performance cycle at the threshold, target and maximum levels:

Estimated Share Payout Opportunities under the 2018-2020 Performance Award Cycle as of Grant Date*

Name	Threshold (#)	Target (#)	Maximum (#)

Dennis R. Glass	4,333	34,666	69,332

Randal J. Freitag	1,391	11,128	22,256

Lisa M. Buckingham	808	6,466	12,932

Ellen G. Cooper	1,052	8,417	16,834

Wilford H. Fuller	1,273	10,187	20,374

*	Amounts do not include dividend equivalents.

58               Lincoln National Corporation 2021 Proxy Statement

Long-Term Compensation Awarded or Vested in 2020  ◾  Compensation Discussion & Analysis

In February 2021, the Compensation Committee reviewed the reports and analysis that management provided regarding our performance during the 2018-2020 performance cycle and determined the results for each performance measure, as shown in the graphic below. As of December 31, 2020, the Company’s Operating ROE, as calculated in accordance with the LTI plan, was 10.39%, which was below the goal at threshold shown in the table below. The Company’s TSR for the performance period was -28.92%, as calculated in accordance with the LTI plan, which ranked eighth among the peers listed below. As a result of the performance by the Company in each of these key metrics over the performance period (which was below the threshold performance level for the Operating ROE measure and was at the threshold performance level for the Relative TSR measure), the Compensation Committee approved a payout of the 2018-2020 performance share awards at 12.5% of target, demonstrating clear alignment of pay with performance.

Performance goals, actual results and actual payout percentages for the 2018-2020 performance award cycle

Operating Return on Equity (ROE)			Relative Total Shareholder Return (TSR)
Relative weight: 50%			Relative weight: 50%
Goal at threshold	Goal at target	Goal at maximum	Goal at threshold	Goal at target	Goal at maximum

12.05%	12.7%	13.35%	Ranking of 8th out of 11	Median of peer group	Ranking of 1st to 3rd out of 11

Actual results	Payout as percentage of target		Actual results	Payout as percentage of target

10.39%	0%		8th in peer group (TSR of -28.92%)	25%

Operating ROE for the 2018-2020 LTI performance period was an absolute measure that was calculated as of the end of the three-year performance period using the definition of Income from Operations that the Compensation Committee set for the 2018 AIP and divided by average shareholders’ equity for the year. The definition of Operating ROE used in this calculation can be found in Exhibit 2 on page E-5. In calculating Operating ROE for the 2018-2020 LTI performance period, certain defined exclusions were made (as listed in Items A through I of Exhibit 2 on page E-5) in accordance with the terms of the plan, which included the exclusion of the impact of our third quarter 2020 annual assumption review. As a result, as of December 31, 2020, Operating ROE as calculated in accordance with the terms of the plan was 10.39%.

Relative TSR for the 2018-2020 LTI was based on our TSR results for the performance period ranked against the TSR results for the peer group shown below:

2018-2020 Relative TSR Peer Group
◾	Aegon	◾	Prudential Financial
◾	Ameriprise Financial	◾	Sun Life Financial
◾	Brighthouse Financial	◾	Torchmark/Globe Life
◾	Manulife	◾	Unum Group
◾	Principal Financial	◾	Voya Financial

For a discussion of our TSR Peer Group selection process, see page 57.

Lincoln National Corporation 2021 Proxy Statement               59

Compensation Discussion & Analysis  ◾  Participation in Executive Compensation Decisions

TSR for the 2018-2020 LTI is defined as the change in the price of a share of common stock plus dividends paid, over the relevant performance period, divided by the price of a share of common stock at the beginning of the performance period for us and for each of our peers. We used an average of the prices of the common stock as reported on the NYSE consolidated transactions tape for the 30 trading days preceding the beginning and end dates of the 2018-2020 performance period to determine the beginning and ending share prices for the performance period to eliminate the effects of any short-term volatility on the stock price.

The table below shows the resulting PSA payouts:

Actual Payouts under 2018-2020 Performance Share Awards
Name	Target (# of shares)	Payout percentage of target	Payout (# of shares)[1]
Dennis R. Glass	34,666	12.5%	4,333
Randal J. Freitag	11,128	12.5%	1,391
Lisa M. Buckingham	6,466	12.5%	808
Ellen G. Cooper	8,417	12.5%	1,052
Wilford H. Fuller	10,187	12.5%	1,273

[1]

Share amounts do not include dividend equivalents accrued and paid out in shares of common stock on the vesting date. Such dividend equivalent amounts were as follows: Mr. Glass, 408 shares; Mr. Freitag, 131 shares; Ms. Buckingham, 76 shares, Ms. Cooper, 99 shares; and Mr. Fuller, 120 shares.

The payouts of PSAs under the 2015-2017, 2016-2018 and 2017-2019 LTIs were 150%, 200% and 100%, respectively.

Participation in Executive Compensation Decisions

Role of the Compensation Committee

The Compensation Committee has primary authority for determining the compensation of our executive officers, including our NEOs. Specifically, it:

◾	approves the individual pay components and aggregate compensation amounts for our executives;

◾	determines the form(s) in which compensation will be paid — i.e., cash or equity — and the equity vehicles to be used, including RSUs, PSAs or Options;
◾	establishes the target award levels and performance measures for the various short- and long-term compensation programs; and

◾	certifies the performance in accordance with the terms of the short- and long-term compensation programs.

For a description of the Compensation Committee’s principal functions, see “Board Committees—Compensation Committee” on page 16.

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle. During this meeting, the Compensation Committee reviews financial results for the various performance measures for the just-completed annual and long-term performance cycles, certifies the achievement (or non-achievement) of the performance goals, and approves the earned portion of the awards, as appropriate.

60               Lincoln National Corporation 2021 Proxy Statement

Risk Considerations Relating to Compensation  ◾  Compensation Discussion & Analysis

Role of Management

In determining executive compensation, the Compensation Committee considers input from a number of sources, including executive management. However, our CEO and CPPBO do not play any role in, and are not present for, any discussions regarding their own compensation. Specifically, our CEO and CPPBO provide the Compensation Committee with their views and insight on NEO compensation (other than for themselves), including:

◾	their assessment of individual executive performance, the business environment, succession planning and retention; and
◾	recommendations for base salary, target annual incentive awards and target long-term incentive awards for each NEO.

The Compensation Committee views this input as an essential component of the executive compensation determination process.

Role of the Compensation Consultant

The Compensation Committee regularly consults with Pay Governance LLC, an independent compensation consultant, for advice regarding compensation practices for our executives. The Compensation Committee has the sole authority to hire or fire any compensation consultant, as well as to establish the scope of the consultant’s work.

During 2020, Pay Governance provided the Compensation Committee with:

◾	an evaluation of our executive officers’ base salaries and short- and long-term target incentive compensation relative to that of identified peers and the broader market;

◾	an evaluation of the alignment of the Company’s executive compensation with Company performance;

◾	information on trends in executive compensation, such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles, as well as regulatory developments;

◾	an advance review of all management-prepared materials for each Compensation Committee meeting;
◾	assistance in the review and discussion of all material agenda items;

◾	an independent review of our analytical work related to executive compensation;

◾	insight and advice in connection with the design of, and any changes to, our equity grants and short- and long-term incentive plans;

◾	feedback regarding our CEO’s total targeted direct compensation package; and

◾	timely industry specific details related to compensation levels, incentive design changes, and other trends through the use of pulse surveys during the COVID-19 pandemic.

Pay Governance does not provide us with any services other than advising the Compensation Committee on executive compensation and the Corporate Governance Committee on director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

Risk Considerations Relating to Compensation

The structure and administration of our compensation programs are designed to, among other objectives, appropriately balance risk and reward. As part of the annual risk assessment of our compensation plans, we identify, analyze and evaluate all of our employee compensation programs to assess any risks these programs might pose. The process includes, but is not limited to:

◾	identifying all of the compensation programs that cover our employees;

◾	reviewing these programs from a design and governance perspective, including evaluating the behavior each program is designed to encourage and detailing the flow of compensation for each program;

◾	identifying any risks inherent in the programs, including analyzing whether any of the programs encourage our executives or any other employees to take risks that could harm the Company; and

◾	identifying and discussing any additional risk mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Lincoln National Corporation 2021 Proxy Statement               61

Compensation Discussion & Analysis  ◾  Other Compensation Considerations

Once the annual assessment is completed and reviewed by our Chief Risk Officer and Chief Investment Officer, our Head of Total Rewards formally reviews the analysis of our programs and discusses the findings with the Compensation Committee.

Some of the features of our compensation programs that limit risk include the following:

◾	our incentive plan awards are based on a balanced set of performance indicators, thus minimizing the potential for any single indicator of performance to have an undue influence on payout;

◾	the Compensation Committee approves the final incentive plan awards and has the authority to decrease the awards even if the performance goals are met;

◾	the “clawback” features of our equity awards, which allow us to rescind an executive’s award(s) under certain conditions;

◾	the balanced pay mix, which minimizes the significance of any single element of pay;
◾	the multiyear performance criteria for our PSAs and the multiyear vesting elements of our other LTI program equity awards, which link the interests of our executives with the long-term health of the Company;

◾	both the annual incentives and the PSAs have payouts that are capped;

◾	our share ownership guidelines and holding requirements encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year; and

◾	fixed compensation is set at a level that allows executives to meet their essential financial needs.

For 2020, the Compensation Committee discussed the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment also highlights other aspects of the administration and oversight of our plans that build considerable risk mitigation into the plans’ organizational structure.

Other Compensation Considerations

Equity Award Grant Procedures. The Compensation Committee formally approves our equity award grant procedures, including procedures for granting Options. All Options are granted with a “strike,” or exercise, price set at the closing price of our common stock as reported on the composite transactions tape of the NYSE on the grant date. Although the Compensation Committee Chair may approve changes to executive compensation, subject to the Compensation Committee’s review and ratification, only the full Compensation Committee or the Board has the authority to grant equity awards to executive officers.

Although the Compensation Committee typically makes equity award grants during its first regularly scheduled meeting of the calendar year, the Compensation Committee or the Board may also grant equity awards to executives at other regularly scheduled or special meetings, or by taking action through unanimous written consent in order to accommodate special circumstances such as new hires or promotions.

◾	For equity awards granted to executives at a regularly scheduled meeting of the Board or Compensation Committee, the grant date is the date of the meeting.

◾

For equity awards granted at a “special” meeting of the Board or Compensation Committee that does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (a “window period”), the grant becomes effective on the first business day of the next window period. (Window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors).

◾

For equity awards granted by unanimous consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; however, if that business day is not during a window period, the grant becomes effective on the first business day of the next window period.

62               Lincoln National Corporation 2021 Proxy Statement

Employee Benefit Plans  ◾  Compensation Discussion & Analysis

Tax Considerations. The Internal Revenue Code of 1986, as amended (“IRC”) generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for certain executives. Historically, this limit did not apply to compensation that qualified as “performance-based” under the IRC rules, and, in general, we designed our incentive programs and awards granted thereunder in a manner intended to qualify as performance-based under the IRC rules. However, in certain circumstances, the Compensation Committee may have granted awards or paid compensation that did not qualify as performance-based under the IRC rules.

Federal legislation passed on December 22, 2017 repealed the “performance-based” exemption and the limitation on deductibility generally was expanded to include all individuals who are considered NEOs in any year beginning after December 31, 2016.

Despite the change in law, the Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders. Accordingly, the Compensation Committee may approve compensatory arrangements (including amendments to existing compensatory arrangements) that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company’s business needs and in the best interests of the Company and its shareholders.

Employee Benefit Plans

We offer our executives some additional benefits not offered to our non-executive employees, in some cases to replace benefits the executives lose as a result of regulatory limits in the broad-based tax-qualified plans. We use these benefits to attract and retain key employees, since our competitors typically offer the same types of benefits.

Our Deferred Compensation Plan. We provide certain benefits to our executive officers through our nonqualified defined contribution plan – the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”). As discussed further on page 74, the Company makes matching and excess core contributions to the DC SERP on behalf of the plan participants. Excess core contributions are credited the first quarter after the end of the plan year. In addition, as discussed further on page 74, the Company makes an additional contribution to the DC SERP for its executive officers, a “special executive credit,” which is also credited in the first quarter after the end of the plan year.

Change-of-Control Severance Arrangements. We offer our executives a severance plan that provides potential benefits in connection with a change of control of the Company. Payment of benefits under this plan, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), is triggered when an executive’s employment is terminated (under specific circumstances) in anticipation of or within two years after our change of control. The objectives of the change-of-control benefits are to:

◾	retain qualified executives in the face of an actual or threatened change of control of the Company;

◾

enable executives to help our Board assess any proposed change of control of the Company and advise whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

◾	demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

Each year the Compensation Committee reviews a tally sheet prepared by its independent compensation consultant that estimates for each NEO the benefits associated with a potential change of control of the Company and the cost of those benefits to us. For 2020, the Compensation Committee found that the estimated costs for these benefits would be reasonable. For more information on the LNC COC Plan, see page 76.

Lincoln National Corporation 2021 Proxy Statement               63

Compensation Discussion & Analysis  ◾  Compensation Committee Report

Severance Plans. We also offer our NEOs (other than our CEO) and our other executive officers a severance plan in the event they are involuntarily terminated other than for cause, other than in connection with our change of control. The plan pays 78 weeks of severance benefits. To qualify for benefits under this plan (The Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”)), the officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation. Any payments made under the Officers’ Severance Plan reduce, on a dollar-for-dollar basis, any payments the officer receives under the LNC COC Plan. For more information on the Officers’ Severance Plan, see page 77.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with management and has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s 2020 Form 10-K.

The Compensation Committee

William H. Cunningham

Eric G. Johnson

Michael F. Mee

Patrick S. Pittard, Chair

64               Lincoln National Corporation 2021 Proxy Statement

Summary Compensation Table  ◾  Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation of our NEOs for 2020. See “Narrative to Summary Compensation Table” below for more information.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]	Total ($)[6]
Dennis R. Glass	2020	1,360,000	—	6,895,349	2,854,427	2,196,264	254,476	740,306	14,300,822
President and CEO of LNC	2019	1,358,846	—	8,073,244	1,617,557	3,207,288	330,414	824,868	15,412,217
	2018	1,299,000	—	7,914,233	1,538,506	3,187,600	85,422	397,734	14,422,495
Randal J. Freitag	2020	821,686	—	1,675,006	693,370	846,825	48,570	324,825	4,410,281
Executive Vice President, CFO and Head of Individual Life	2019	805,404	—	1,642,003	679,795	1,172,972	78,041	337,301	4,715,516
	2018	774,292	—	1,654,454	653,640	1,237,714	—	187,098	4,507,198

Lisa M. Buckingham[7]	2020	748,519	—	1,058,432	438,130	701,513	—	258,814	3,205,407
Executive Vice President and Chief People, Place & Brand Officer	2019 2018	713,390 667,812	— —	1,028,552 961,292	425,824 379,780	961,903 1,022,036	— —	269,350 187,329	3,399,019 3,218,249
Ellen G. Cooper[7]	2020	722,691	—	1,330,934	550,934	760,489	—	245,758	3,610,805
Executive Vice President,	2019	638,534	—	1,310,067	542,339	957,312	—	256,797	3,705,049
Chief Investment Officer and Head of Risk and Annuity Solutions	2018	602,710	—	1,251,416	494,398	972,113	—	180,913	3,501,550
Wilford H. Fuller[7]	2020	767,263	—	1,563,237	647,098	1,047,368	—	317,805	4,342,770
Executive Vice President	2019	744,817	—	1,517,552	628,279	1,447,873	—	318,595	4,657,116
and President, Annuities, LFD and LFN	2018	709,221	—	1,514,531	598,367	1,309,595	—	219,005	4,350,720

[1]

Represents the grant date fair value of stock awards granted in 2020, 2019 and 2018 under one of the company’s incentive compensation plans (collectively referred to as the “ICP”). Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 19 of the Notes to the Consolidated Financial Statements in Item 8 of our 2020 Form 10-K. Stock awards granted in 2020 include grants of RSUs and PSAs, the latter of which are subject to performance conditions.

The

table below shows the grant date fair value of the RSUs and PSAs, as well as the value of the PSAs assuming the maximum level of performance (200% of target) is achieved under both the ROE and TSR performance measures described on pages 56-57. The grant date fair value for the PSAs was calculated in accordance with Topic 718 using a performance factor of 1.06170. The stock awards granted in 2020 are described in more detail in the Grants of Plan-Based Awards table on page 68.

Named Executive Officer	Grant Date Fair Value of 2020 RSUs ($)	Grant Date Fair Value of 2020 PSAs ($)	Value of 2020 PSAs at Maximum Performance Level ($)
Dennis R. Glass	2,854,517	4,040,832	7,612,004
Randal J. Freitag	693,439	981,567	1,849,049
Lisa M. Buckingham	438,192	620,240	1,168,390
Ellen G. Cooper	550,966	779,968	1,469,282
Wilford H. Fuller	647,124	916,112	1,725,746

Lincoln National Corporation 2021 Proxy Statement               65

Executive Compensation Tables  ◾  Summary Compensation Table

[2]

Represents the grant date fair value of Option awards granted in 2020, 2019 and 2018 under the ICP. Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 19 of the Notes to the Consolidated Financial Statements in Item 8 of our 2020 Form 10-K. The Option awards granted in 2020 are described in more detail in the Grants of Plan-Based Awards table on page 68.

[3]

Represents the AIP awards earned for the 2020 performance period under the ICP. More information on the AIP awards is provided in the Grants of Plan-Based Awards table on page 68 and in the CD&A on pages 52-54.

[4]

These amounts reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and nonqualified defined benefit pension plans shown in the Pension Benefits table on page 73. We froze these pension plans at the end of 2007. The year-end present values were computed using the same assumptions as those used for financial reporting purposes. For year-end 2020 those are a 3.02% interest rate to discount the normal retirement age (age 65 or current age if higher) lump-sum value of annuity payments which were converted using an interest discount rate of 3.27% and the IRS-prescribed IRC 417(e)(3) mortality table for 2021. The NEOs did not have any preferential nonqualified deferred compensation earnings.

[5]	The table below gives details on All Other Compensation:

Name	Perquisites[a] ($)	Tax Gross-ups ($)	401(k) Match and Core Contributions[b] ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match and Core Contributions)[c] ($)	Total ($)

Dennis R. Glass	57,088	—	28,300	654,917	740,306

Randal J. Freitag	21,264	—	28,300	275,260	324,825

Lisa M. Buckingham	—	—	28,300	230,514	258,814

Ellen G. Cooper	—	—	28,300	217,458	245,758

Wilford H. Fuller	—	—	28,300	289,505	317,805

(a)

For Mr. Glass, $51,888 reflects the aggregate incremental cost of personal use of the corporate aircraft. Mr. Glass generally uses the corporate aircraft for personal use only when necessary to accommodate his business schedule. The remaining amount reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf.

For Mr. Freitag, $11,264 reflects the aggregate incremental cost of personal use of the corporate aircraft, and the remaining amount reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf.

More information regarding perquisites and personal benefits, including a discussion of how we value personal use of the corporate aircraft, can be found under “Narrative to the Summary Compensation Table” on page 67.

(b)

Represents Company matching contributions under the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”) for the 2020 plan year and Company core contributions under the Employee’s 401(k) Plan for the 2019 plan year made in the first quarter of 2020.

(c)

Represents (1) excess Company matching contributions to the DC SERP for the 2020 plan year, (2) excess Company core contributions to the DC SERP for the 2019 plan year made in the first quarter of 2020, which are amounts not provided for under the Employees’ 401(k) Plan due to IRC limits, and (3) an additional contribution — the “special executive credit” — to the DC SERP for the 2019 plan year made in 2020, which is described in more detail on page 74.

[6]	Some totals might not reconcile due to rounding.

[7]

Effective March 10, 2021, Ms. Buckingham and Mr. Fuller each resigned as executive officers of the Company. On the same date, Ms. Cooper, who during 2020 served as Executive Vice President, Chief Investment Officer and Head of Risk, assumed the additional role of Head of Annuity Solutions.

66               Lincoln National Corporation 2021 Proxy Statement

Summary Compensation Table  ◾  Executive Compensation Tables

Narrative to Summary Compensation Table

2020 Annual Incentive Program

For the 2020 AIP, the dollar amounts included in the Summary Compensation Table for each of our NEOs reflect the performance results for this program as certified by the Compensation Committee in February 2021. These results triggered a payout below target for each NEO. For more details on the 2020 AIP, including the performance measures, targets and final results, see the CD&A, pages 48-54.

Perquisites and Personal Benefits

Below are the primary perquisites and personal benefits we offered our NEOs in 2020, not all of which were actually received by each NEO:

Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with other officers, up to a maximum of $6,600 annually for reimbursement for any combination of tax/financial-planning services and tax-preparation services provided by a certified public accountant other than Ernst & Young, our accounting firm.

Personal Use of the Corporate Aircraft. Since 2005, the Board has advised our CEO to use the corporate aircraft for both business and personal travel, when practical, because of security concerns and to maximize his time devoted to our business. If an executive (and any guests of the executive) uses the corporate aircraft for personal purposes, we treat this usage as a perquisite for proxy-statement reporting purposes and calculate the value of such services based on the total incremental cost to us. For personal flights, that cost is based on a cost-per-flight-hour charge that reflects the aggregate incremental operating costs of the aircraft, including regularly required maintenance, landing fees and aircraft fuel expenses. We also include as an incremental cost any flights required to reposition the corporate aircraft (i.e., dead-head flights) because of a personal flight. When executives, their families and invited guests fly on the corporate aircraft as additional passengers on business flights, there is no incremental cost. Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each executive.

Matching Charitable Gift Program. Under this program, the Lincoln Financial Foundation matches gifts from an NEO to one or more eligible recipient organizations, up to an annual total maximum of $10,000, except for Mr. Glass who is also a Director and has a matching gift limit of up to $15,000.

Retirement Benefits

Under the DC SERP, our participating NEOs are eligible for an additional contribution — a “special executive credit” — as a percentage of “Total Pay.” For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year. For each NEO, the amount of the special executive credit we contributed to the DC SERP in 2020 (for the 2019 plan year) equaled 5% of Total Pay. For more details on the DC SERP, the contributions and the calculations of these amounts, see page 74.

Lincoln National Corporation 2021 Proxy Statement               67

Executive Compensation Tables  ◾  Grants of Plan-Based Awards

Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during 2020 under the ICP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units[3] (#)	All other option awards: number of securities underlying options[4] (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards[5] ($)

		42,840	2,856,000	2,856,000

Dennis R. Glass	2/19/2020				7,817	62,537	125,074				4,040,832
	2/19/2020							46,903			2,854,517

	2/19/2020								224,729	60.86	2,854,427

		9,989	1,109,862	1,109,862

Randal J. Freitag	2/19/2020				1,899	15,191	30,382				981,567
	2/19/2020							11,394			693,439

	2/19/2020								54,589	60.86	693,370

		13,491	899,375	899,375

Lisa M. Buckingham	2/19/2020				1,200	9,599	19,198				620,240
	2/19/2020							7,200			438,192

	2/19/2020								34,494	60.86	438,130

		12,234	978,750	978,750

Ellen G. Cooper	2/19/2020				1,509	12,071	24,142				779,968
	2/19/2020							9,053			550,966

	2/19/2020								43,375	60.86	550,934

		4,761	1,190,191	1,190,191

Wilford H. Fuller	2/19/2020				1,772	14,178	28,356				916,112
	2/19/2020							10,633			647,124

	2/19/2020								50,946	60.86	647,098

[1]

Represents the potential threshold, target and maximum payout opportunities under the 2020 AIP. As discussed previously on page 51, in June 2020, the Compensation Committee made changes to the 2020 AIP that resulted in adjustments to each NEO’s threshold payout opportunity under the 2020 AIP and capped each NEO’s maximum payout opportunity under the 2020 AIP at target. The threshold and maximum payout opportunities presented in this table represent the revised amounts as of June 2020. See page 51 for the initial threshold and maximum 2020 AIP payout opportunities established for each NEO in February 2020. Actual amounts the NEOs earned are reflected in the Summary Compensation Table. More information on the 2020 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 48-54.

[2]

Represents 40% of our NEOs’ 2020 LTI target, each awarded as PSAs for the 2020-2022 performance period, payable in shares of our common stock. Earned awards under the 2020-2022 performance cycle will be determined in the first quarter of 2023 (for the performance period ending December 31, 2022), and the amount of the award that is earned may range from 0% to 200% of the target amount depending upon the attainment of pre-established performance goals. For more information on the 2020-2022 performance awards and the performance goals that apply to these awards, see pages 56-57 in the CD&A. Dividend equivalents accrue on the LTI performance share awards, based on normal dividend rates, and are payable only in shares of our common stock and only if the related LTI award is actually earned based on certification of performance.

[3]

Represents 30% of our NEOs’ 2020 LTI target, each awarded as RSUs that cliff-vest on the third anniversary of the grant date; these RSUs are described in more detail in the CD&A on page 55. Dividend equivalents accrue on the RSUs, are credited in the form of additional RSUs on each date that dividends are paid on our common stock and are payable only in shares of our common stock and only upon vesting of the related RSU award.

[4]

Represents 30% of our NEOs’ 2020 LTI target, each awarded in the form of Options as described in more detail in the CD&A on page 55. The Options have 10-year terms and vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. The Options do not have a reload feature.

[5]

Represents the grant date fair value of the award determined in accordance with Topic 718, using a performance factor of 1.06170 for the PSA awards. All assumptions made in calculating the aggregate fair value can be found in Note 19 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2020 Form 10-K.

68               Lincoln National Corporation 2021 Proxy Statement

Grants of Plan-Based Awards  ◾  Executive Compensation Tables

Narrative to Grants of Plan-Based Awards Table

The following terms also apply to these awards:

◾	The exercise price and tax-withholding obligations related to the exercise of all Options may be paid by withholding or delivering shares, subject to certain conditions.

◾	For stock awards, we withhold a sufficient number of shares to satisfy at least the NEO’s mandatory minimum tax-withholding obligations upon vesting at the NEO’s election.

◾

The Options and stock awards granted in 2020 will vest fully: (1) if the executive dies or becomes permanently disabled; or (2) upon a “change of control” and either: (a) the termination of the executive’s employment by the Company for any reason other than “cause”; or (b) the executive’s termination of his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

◾

The Options and stock awards are not transferable except by will or under trust and estates law, unless the Compensation Committee permits such a transfer. The Compensation Committee has not permitted a transfer of any of the awards shown in the Grants of Plan-Based Awards table above.

◾

In general, when an executive voluntarily leaves the Company after meeting the requirements for “retirement” in the applicable award agreement, the executive will receive a pro-rated performance award (but only if the applicable performance goals are achieved and the Compensation Committee does not withhold payout of the award, which it has the discretion to do). The prorated award will be based on the number of days of service out of the total number of days in the three-year performance cycle. Any payout will be made at the same time, and in the same manner, as other participants are paid.

◾

In general, Options and RSU awards granted in 2020 will vest on a pro rata basis if an executive officer voluntarily leaves the Company with at least seven years of service on the Senior Management Committee.

◾	The Options, RSUs and PSAs granted to our CEO will fully vest upon his retirement from the Company, with the PSAs vesting subject to the achievement of the applicable performance goals.

◾

The Options, RSUs and PSAs are subject to forfeiture and “clawback” provisions, including non-compete, non-solicitation, non-disparagement and confidentiality/non-disclosure covenants and a clawback provision in the case where an NEO is terminated for cause. Specifically, we may rescind unvested awards or require the NEO to return the vested shares or shares acquired upon the exercise of Options (or, if applicable, the cash received on the sale of shares) to us upon breach of one of the covenants or termination for cause. The restrictive covenants and forfeiture provisions expire six months after an Option or an RSU award vesting, or the payment of shares in accordance with a PSA.

◾	Any vested Options may be exercised by the executive or his or her beneficiary (as applicable) until the earliest of:

–	the expiration of the Option term;

–	one year after the date the executive died or became disabled;

–	five years after the date the executive voluntarily left the Company after meeting the requirements for retirement; or

–	three months after the date the executive was involuntarily terminated for any reason other than cause.

Lincoln National Corporation 2021 Proxy Statement               69

Executive Compensation Tables  ◾  Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on unexercised Options, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2020.

Option Awards					Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable[1]	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[2] (#)	Market value of shares or units of stock that have not vested[3] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[3] ($)

Dennis R. Glass	101,711		50.77	2/24/2024	63,797	3,209,627	4,698	[4]	236,356

	102,460		58.26	2/25/2025	81,620	4,106,302	6,011	[5]	302,413

	147,677		35.50	2/24/2026	48,537	2,441,896	64,715	[6]	3,255,812

	73,350		71.70	2/22/2027

	53,647	26,823	78.32	2/21/2028

	40,474	80,946	63.01	2/27/2029

	—	224,729	60.86	2/19/2030

Randal J. Freitag	52,198		24.99	2/22/2022	8,659	435,634	1,508	[4]	75,867

	61,430		29.54	2/28/2023	11,130	559,950	1,909	[5]	96,042

	31,738		50.77	2/24/2024	11,790	593,155	15,720	[6]	790,873

	37,751		58.26	2/25/2025

	60,254		35.50	2/24/2026

	32,502		71.70	2/22/2027

	22,792	11,396	78.32	2/21/2028

	17,010	34,018	63.01	2/27/2029

	—	54,589	60.86	2/19/2030

Lisa M. Buckingham	22,445		50.77	2/24/2024	5,030	253,059	876	[4]	44,072

	24,313		58.26	2/25/2025	6,971	350,711	1,195	[5]	60,120

	35,010		35.50	2/24/2026	7,450	374,810	9,933	[6]	499,729

	18,757		71.70	2/22/2027

	13,243	6,621	78.32	2/21/2028

	10,655	21,309	63.01	2/27/2029

	—	34,494	60.86	2/19/2030

Ellen G. Cooper	31,992		22.70	8/8/2022	6,550	329,531	1,141	[4]	57,404

	36,349		29.54	2/28/2023	8,879	446,702	1,523	[5]	76,622

	17,191		50.77	2/24/2024	9,368	471,304	12,491	[6]	628,422

	21,748		58.26	2/25/2025

	38,891		35.50	2/24/2026

	21,819		71.70	2/22/2027

	17,239	8,620	78.32	2/21/2028

	13,570	27,140	63.01	2/27/2029

	—	43,375	60.86	2/19/2030

Wilford H. Fuller	26,652		50.77	2/24/2024	7,927	398,807	1,380	[4]	69,428

	27,653		58.26	2/25/2025	10,286	517,489	1,764	[5]	88,747

	5,177		57.49	5/1/2025	11,003	553,561	14,671	[6]	738,098

	28,227		71.70	2/22/2027

	20,865	10,432	78.32	2/21/2028

	15,721	31,440	63.01	2/27/2029

	—	50,946	60.86	2/19/2030

70               Lincoln National Corporation 2021 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End  ◾  Executive Compensation Tables

[1]	Options shown in this column were not exercisable as of December 31, 2020. The following table shows the dates when Options in this column vest and become exercisable.

Expiration Dates	Vesting Dates

2/21/2028	Balance vested on 2/21/2021

2/27/2029	Balance vests equally on 2/27/2021 and 2/27/2022

2/19/2030	Vests in three equal annual installments beginning on 2/19/2021

[2]	These stock awards are RSUs that vest as follows:

	Vested On	Vest On	Vest On

Dennis R. Glass	63,797	81,620	48,537
	2/21/2021	2/27/2022	2/19/2023

Randal J. Freitag	8,659	11,130	11,790
	2/21/2021	2/27/2022	2/19/2023

Lisa M. Buckingham	5,030	6,971	7,450
	2/21/2021	2/27/2022	2/19/2023

Ellen G. Cooper	6,550	8,879	9,368
	2/21/2021	2/27/2022	2/19/2023

Wilford H. Fuller	7,927	10,286	11,003
	2/21/2021	2/27/2022	2/19/2023

The RSU awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon distribution of the vested award.

[3]

Represents the product of the number of unearned shares/units that have not yet vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2020, which was $50.31.

[4]

Represents PSAs that were granted in connection with the 2018-2020 performance cycle and vested on February 17, 2021, plus accrued dividend equivalents. Because our performance as of the end of the last fiscal year for this performance cycle did not exceed the threshold achievement level, these awards are shown at threshold (12.5%), plus accrued dividend equivalents. These awards vested at the threshold achievement level, plus accrued dividend equivalents, based on the actual performance certified by the Compensation Committee on February 17, 2021. See page 59 in the CD&A.

[5]

Represents PSAs granted in connection with the 2019-2021 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle did not exceed the threshold achievement level, these awards are shown at threshold (12.5%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2022 for the 2019-2021 performance cycle.

[6]

Represents PSAs granted in connection with the 2020-2022 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2023 for the 2020-2022 performance cycle.

Lincoln National Corporation 2021 Proxy Statement               71

Executive Compensation Tables  ◾  Option Exercises and Stock Vested

Option Exercises and Stock Vested

The table below provides information on Options exercised and stock awards that vested during 2020.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Aggregate value realized on exercise ($)	Number of shares acquired on vesting[1] (#)	Aggregate value realized on vesting[2] ($)
Dennis R. Glass	—	—	99,848	6,008,311
Randal J. Freitag	—	—	21,585	1,298,047
Lisa M. Buckingham	—	—	13,578	815,953
Ellen G. Cooper	—	—	15,513	931,902
Wilford H. Fuller	110,375	2,029,470	18,760	1,127,867

[1]

Includes dividend equivalents paid out in additional shares of common stock upon the vesting of the underlying RSU and PSA awards. For Mses. Buckingham and Cooper and Messrs. Freitag and Fuller, the amount also reflects shares withheld on November 12, 2020, to cover employment taxes due on unvested grants of RSUs to comply with IRC tax-withholding regulations that apply to equity grants with early retirement vesting provisions.

[2]

Amounts reported represent the total pre-tax value realized upon vesting, calculated as shares vested times the closing price of our common stock as reported on the composite tape of the NYSE on the applicable vesting date (or the last date before vesting that was a trading day for the NYSE).

72               Lincoln National Corporation 2021 Proxy Statement

Pension Benefits  ◾  Executive Compensation Tables

Pension Benefits

Retirement Plans

The LNC Retirement Plan. As of December 31, 2007, we converted our retirement program from a defined-benefit to a defined-contribution design. As a result, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”), a defined benefit plan.

Excess Retirement Plan. The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid, or “restored,” benefits that would have been paid under the LNC Retirement Plan if certain limits were not imposed by Sections 401(a) and 415 of the IRC. The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the IRC limits. The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

When the LNC Retirement Plan was “frozen,” the Excess Plan was also “frozen.” In addition, if the Company undergoes a change of control, no enhanced benefits are payable under the Excess Plan or the LNC Retirement Plan.

The following table shows the present value of the “frozen” accrued benefit, as of December 31, 2020, under the LNC Retirement Plan and the Excess Plan for each of our NEOs who are eligible to participate in these plans.

Pension Benefits

Name	Plan name	Number of years of credited service[1] (#)	Present value of accumulated benefit[2] ($)	Payments during last fiscal year ($)

Dennis R. Glass	LNC Retirement Plan	13	860,672	—
	Excess Plan	13	2,990,695	—

Randal J. Freitag	LNC Retirement Plan	11.5	436,725	—
	Excess Plan	11.5	21,287	—

Lisa M. Buckingham		N/A	N/A	N/A

Ellen G. Cooper		N/A	N/A	N/A

Wilford H. Fuller		N/A	N/A	N/A

[1]	No benefits have accrued under these plans after December 31, 2007.

[2]

All present values were determined using the same interest rate and mortality assumptions used for financial reporting purposes. The amounts shown for Messrs. Glass and Freitag reflect the present value of the lump sum payable at normal retirement age (age 65 or current age if higher) converted using a discount rate of 3.27% and the IRS-prescribed IRC 417(e)(3) mortality table for 2021.

Lincoln National Corporation 2021 Proxy Statement               73

Executive Compensation Tables  ◾  Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

We have adopted the DC SERP, a nonqualified plan that permits our NEOs and other eligible employees to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) that employees may contribute to the Employees’ 401(k) Plan is subject to annual plan and IRC limits. For 2020, Lincoln made the following contributions to the Employees’ 401(k) Plan:

◾	a dollar-for-dollar basic matching contribution on the first 6% of eligible compensation contributed; and

◾	a “core contribution” of 4% of eligible compensation (which contributions are made in the first quarter after the end of the plan year).

Any “core” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits are contributed to the DC SERP.

Special Executive Credit

For all NEOs, an additional contribution — a “special executive credit” as a percentage of “Total Pay” — was made to the DC SERP in 2020 for the 2019 plan year. Typically, special executive credits are calculated and credited to the DC SERP by March of the following year. For the purpose of determining the credit, “Total Pay” under the DC SERP is defined as base salary plus annual incentive bonus paid during the fiscal year. For each NEO, the special executive credit equals 5% of Total Pay.

Special executive credits vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; reaching age 62; or upon our change of control. Each NEO is fully vested in the special executive credits they have received through 2020.

Additional Terms of the DC SERP

◾	We will pay out account balances based upon the total performance of the investment measures selected by the participant.

◾

Our NEOs may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals. These are generally the same investment options that are available under the Employees’ 401(k) Plan.

◾

Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts and are subsequently credited with earnings or losses mirroring the performance of the available investment options under the Employees’ 401(k) Plan.

◾	All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.

◾	Our NEOs may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between investments.

◾

Our NEOs may change investment elections with respect to the LNC stock unit fund only during permitted trading “window” periods, which generally occur quarterly. We will issue cash in settlement of these stock units when amounts credited to the LNC stock unit fund are actually paid to the participants.

◾	The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

74               Lincoln National Corporation 2021 Proxy Statement

Nonqualified Deferred Compensation  ◾  Executive Compensation Tables

The table below provides information on each NEO’s deferrals and on contributions we made to the DC SERP on each NEO’s behalf during 2020. It also shows each NEO’s aggregate balance under the DC SERP as of December 31, 2020.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY1 ($)	Company contributions in last FY2 ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE[3] ($)
Dennis R. Glass	274,037	654,917	294,145	—	29,465,086
Randal J. Freitag	119,679	275,260	604,349	—	3,953,925
Lisa M. Buckingham	171,042	230,514	463,832	—	4,598,633
Ellen G. Cooper	100,800	217,458	64,410	—	2,092,463
Wilford H. Fuller	162,732	289,505	(173,134)	1,939,364	3,429,727

[1]

Amounts shown reflect deferral of a portion of salary for 2020 (included as Salary in the Summary Compensation Table for 2020) and deferral of a portion of the AIP amounts paid in 2020 relating to 2019 performance (included as Non-Equity Plan Compensation in the Summary Compensation Table for 2019). These amounts are:

Named Executive Officer	Salary ($)	Incentive Plan ($)

Dennis R. Glass	81,600	192,437

Randal J. Freitag	49,301	70,378

Lisa M. Buckingham	74,852	96,190

Ellen G. Cooper	43,362	57,439

Wilford H. Fuller	61,381	101,351

[2]	Amounts shown reflect our employer contributions into the DC SERP during 2020, which are included as All Other Compensation in the Summary Compensation Table for 2020.

[3]

In addition to the amounts shown in footnote 1 above, this column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $2,807,706 for Mr. Glass; $832,007 for Mr. Freitag; $490,367 for Ms. Buckingham; $292,380 for Ms. Cooper; and $1,016,830 for Mr. Fuller.

Lincoln National Corporation 2021 Proxy Statement               75

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Potential Payments upon Termination or Change of Control

The narrative below describes the various termination and change-of-control arrangements applicable to our NEOs that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by a table showing potential payments each NEO would have received in the event of their termination of employment (voluntary, involuntary or in connection with our change of control) occurring on December 31, 2020.

Change-of-Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan. NEOs become eligible for benefits under the LNC COC Plan if (either in anticipation of or within two years after our change of control):

◾

the NEO’s employment is terminated by the Company for any reason other than “cause” (defined as conviction of a felony, fraudulent or willful misconduct by the executive that is materially and demonstrably injurious to our business or reputation, or the willful and continued failure of the executive to perform his or her duties, despite warning notices) or the NEO’s death or disability; or

◾

the NEO terminates his or her employment for “good reason” (defined as a “material and adverse” change in the NEO’s responsibilities, a reduction in salary or target annual incentive bonus opportunity, or our failure to provide compensation and benefits materially similar to those offered in the past — with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

◾

If the conditions for payment under the LNC COC Plan are met, the Company would make a cash payment to the NEO based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan:

–	“annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination; and

–

“target bonus” means the target set for annual incentive bonus under the AIP for the calendar year in which the NEO’s employment was terminated or for the year in which the change of control occurred, whichever is higher.

The amounts payable under the LNC COC Plan would be determined as follows:

Chief Executive Officer	3 times annual base salary	+	3 times target bonus
All Other Participating Executives (including our other NEOs)	2 times annual base salary	+	2 times target bonus

Benefits offered under the LNC COC Plan do not include any tax “gross ups” to cover any excise tax amounts deemed to be “excess parachute payments” under IRC Section 280G.

76               Lincoln National Corporation 2021 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

In addition to the cash payment, our NEOs would receive the following additional benefits and benefit enhancements under the LNC COC Plan:

◾

Reimbursement, for a maximum of 18 months, of premiums the NEO paid for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”);

◾

For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

◾

Vesting of AIP and LTI awards for each completed performance period, with awards for open performance periods paid at target and pro-rated to reflect the date on which the termination occurred and paid out at the end of the performance period (although the Compensation Committee has discretion under the ICP to fully vest awards); and

◾

Reimbursement of the cost of outplacement services, up to a maximum of 15% of the NEO’s highest rate of annual base salary during the 12-month period immediately preceding the date of employment termination.

NEOs in the LNC COC Plan may be eligible to receive payments under the Officers’ Severance Plan or other severance arrangements (as described below). However, any payments they receive under those plans would reduce, on a dollar-for-dollar basis, the amount of any cash payment they receive under the LNC COC Plan.

As a condition to an NEO’s receiving payments or benefits, the LNC COC Plan imposes non-disparagement and confidentiality obligations, as well as a non-solicitation obligation for two years following termination of the executive’s employment.

Change-of-Control Features of Other Plans and Programs

Options and RSUs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable only upon: (i) our change of control; and (ii) either: (a) termination of the executive’s employment for any reason other than “cause;” or (b) the executive’s termination of his or her employment for “good reason.” In addition, the Compensation Committee may determine whether outstanding PSAs will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

Severance Plans

We sponsor the Officers’ Severance Plan, which provides 78 weeks of severance benefits to our executive officers, including our NEOs, except our CEO, who is not eligible for the plan. Payments of these benefits begin no earlier than six months after the date an officer is involuntarily terminated other than for cause.

To qualify for benefits under the Officers’ Severance Plan, an officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation, among other conditions.

Deferred Compensation Plan

Upon our change of control, our NEOs will receive the following benefit enhancements under the DC SERP:

◾	Any unvested special executive credits will vest immediately.

◾

Executives eligible for benefits under the LNC COC Plan, as of the date of our change of control and who separate from service within two years after such change of control, will receive an additional two (or three, in the case of our CEO) years’ worth of core contributions, matching contributions, and special executive credits.

Lincoln National Corporation 2021 Proxy Statement               77

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Potential Payments Table

The following table shows potential payments to each NEO if the NEO’s employment were terminated as a result of:

◾	early retirement or voluntary termination;

◾	involuntary not-for-cause termination;

◾	for-cause termination;
◾	involuntary termination following our change of control;

◾	disability; or

◾	death.

Please note the following regarding the amounts in the table:

◾

Under the DC SERP, the amounts shown in the Nonqualified Deferred Compensation Table on page 75 under the Aggregate Balance at fiscal year-end were fully vested as of December 31, 2020, and therefore are fully payable and unaffected by the various termination scenarios. The DC SERP amounts are shown as lump sums, but are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments, based on the applicable NEO’s selection.

◾

The amounts assume that termination was effective December 31, 2020, and are therefore estimates. The amounts actually paid at termination would differ from these estimates. Additional assumptions are described in footnotes to the table.

Long-term incentive compensation reflects equity-based awards that had not yet vested on the date of a termination event for which vesting continues post-termination or is accelerated as a result of the termination event. All awards held by each NEO at December 31, 2020, that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 31, 2020, which was $50.31. In general, vesting occurs as follows:

◾

Options – Unvested Options will vest and become exercisable upon the NEO’s death or disability. Unvested Options will also vest and become immediately exercisable following our change of control if: (a) the executive’s employment is terminated by the Company for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires, the Options will vest pro rata for the time the NEO was employed during the vesting period, unless the NEO retires at age 62 or older, in which case the Options vest in full upon retirement. Options granted to our CEO will vest in full upon retirement. If an NEO is eligible for retirement (or meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her unvested Options will be treated in the same manner as applicable upon his or her retirement.

◾

Unvested RSUs – Unvested RSUs will vest upon the NEO’s death or disability. Unvested RSUs will also vest upon our change of control if: (a) the NEO’s employment is terminated for any reason other than “cause”; or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires, the annual RSU grants under the LTI will vest pro rata for the time the executive was employed during the vesting period. If our CEO retires, his RSUs vest in full. If an NEO is eligible for retirement (or otherwise meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her RSUs will be treated in the same manner as applicable upon his or her retirement.

◾

PSAs – Upon the NEO’s death or disability, the PSAs will vest. Unvested PSAs will also vest upon our change of control if: (a) the NEO’s employment is terminated for any reason other than “cause”; or (b) the executive terminates his or her employment for “good reason.” For all NEOs other than our CEO, such PSAs are shown in the following table as vesting on a pro rata basis. If an NEO, other than the CEO, retires, the PSAs will vest pro rata for the time the executive was employed during the performance period. If our CEO retires, his PSAs will be eligible to vest in full. If an NEO is eligible for retirement (or otherwise meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her PSAs will be treated in the same manner as applicable upon his or her retirement. Under all termination events except our change of control, the PSAs are paid only at the end of the actual performance cycle once the results have been certified by the Compensation Committee. The effect of our change of control is discussed in detail beginning on page 76. PSA amounts in the following table are calculated based on actual results for the 2018-2020 performance cycle and payouts at target for the 2019-2021 and 2020-2022 performance cycles.

78               Lincoln National Corporation 2021 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

The following table excludes benefits — such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits, and life insurance benefits equal to one times salary — that all employees are eligible to receive on the same basis.

Amounts in the table are estimates based on a hypothetical termination on December 31, 2020.

Potential Payments

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of-control ($)	Disability ($)	Death ($)

Dennis R. Glass

Compensation:

Annual Incentive Compensation	2,196,264	2,196,264	—	2,196,264	2,196,264	2,196,264

Options[3]	—	—	—	—	—	—

RSUs	9,757,826	9,757,826	—	9,757,826	9,757,826	9,757,826

PSAs[4]	5,911,475	5,911,475	—	5,911,475	5,911,475	5,911,475

Benefits & perquisites:

DC SERP[5]	171,292	399,656	—	1,897,200	171,292	399,656

Miscellaneous payments[6]	—	—	—	232,959	—	—

Cash severance	—	—	—	12,648,002	—	—

Total	18,036,857	18,265,221	—	32,643,726	18,036,857	18,265,221

Randal J. Freitag

Compensation:

Annual Incentive Compensation	846,825	846,825	—	846,825	846,825	846,825

Options[3]	—	—	—	—	—	—

RSUs	922,987	922,987	—	1,588,739	1,588,739	1,588,739

PSAs	851,044	851,044	—	851,044	1,634,924	1,634,924

Benefits & perquisites:

DC SERP[5]	68,386	168,119	—	579,595	68,386	168,119

Miscellaneous payments[6]	—	14,040	—	151,315	—	—

Cash severance	—	2,897,973	—	3,863,964	—	—

Total	2,689,242	5,700,988	—	7,881,482	4,138,874	4,238,607

Lisa M. Buckingham

Compensation:

Annual Incentive Compensation	701,513	701,513	—	701,513	701,513	701,513

Options[3]	—	—	—	—	—	—

RSUs	560,252	560,252	—	978,580	978,580	978,580

PSAs	531,072	531,072	—	531,072	1,025,016	1,025,016

Benefits & perquisites:

DC SERP[5]	57,017	142,538	—	494,656	57,017	142,538

Miscellaneous payments[6]	—	21,060	—	153,459	—	—

Cash severance	—	2,473,283	—	3,297,710	—	—

Total	1,849,854	4,429,717	—	6,156,990	2,762,126	2,847,647

Lincoln National Corporation 2021 Proxy Statement               79

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Potential Payments (cont’d.)

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of- control ($)	Disability ($)	Death ($)

Ellen G. Cooper

Compensation:

Annual Incentive Compensation	760,489	760,489	—	760,489	760,489	760,489

Options[3]	—	—	—	—	—	—

RSUs	716,678	716,678	—	1,247,537	1,247,537	1,247,537

PSAs	674,959	674,959	—	674,959	1,298,702	1,298,702

Benefits & perquisites:

DC SERP[5]	55,800	139,800	—	511,125	55,800	139,800

Miscellaneous payments[6]	—	21,060	—	150,499	—	—

Cash severance	—	2,555,625	—	3,407,501	—	—

Total	2,207,926	4,868,611	—	6,752,110	3,362,528	3,446,528

Wilford H. Fuller

Compensation:

Annual Incentive Compensation	—	1,047,368	—	1,047,368	1,047,368	1,047,368

Options[3]	—	—	—	—	—	—

RSUs	850,943	850,943	—	1,469,857	1,469,857	1,469,857

PSAs	788,257	788,257	—	788,257	1,517,501	1,517,501

Benefits & perquisites:

DC SERP[5]	77,205	187,962	—	587,417	77,205	187,962

Miscellaneous payments[6]	—	14,040	—	142,101	—	—

Cash severance	—	2,937,084	—	3,916,112	—	—

Total	1,716,405	5,825,654	—	7,951,111	4,111,931	4,222,688

[1]

Based on their age and years of service, for Messrs. Glass and Freitag and Mses. Buckingham and Cooper, this column reflects benefits based on retirement under our plans. For Mr. Fuller, this column reflects benefits based on the alternative definition of retirement reflected in the equity agreements.

[2]

Because of their age and years of service, if Messrs. Glass or Freitag or Mses. Buckingham or Cooper were involuntarily terminated other than for cause, they would be entitled to the same benefits as if they had retired under our plans. As a result, this column shows benefits based on retirement under our plans. For Mr. Fuller, because he meets the alternative definition of retirement, the equity awards are shown as prorated in accordance with the terms of his award agreements.

[3]

The value of accelerated options is calculated as the aggregate spread between the closing price on December 31, 2020 and the exercise price of the options. Because the exercise price for all options that would become exercisable upon a termination event as of December 31, 2020 is greater than $50.31, the value reflected for accelerated options is zero for all applicable scenarios.

[4]	Because of Mr. Glass’ age and years of service, and the retirement provisions applicable to his awards, for all trigger events except termination for cause, his PSAs would be payable.

[5]

For each NEO, the values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 75, as they are fully vested in this amount, which would be payable under each scenario. For each NEO, the excess core contribution that would be credited to the DC SERP in 2021 for the 2020 plan year would still be payable under each scenario except for-cause termination. In addition, for each NEO, the special executive credit that would be credited to the DC SERP in 2021 for the 2020 plan year would still be payable in the event of death or involuntary termination other than for cause. Upon involuntary termination after change of control, Mr. Glass would receive an additional three years, and each other NEO would receive an additional two years, of employer contributions under the DC SERP provisions based on his or her rate of pay and target bonus percentage in effect at the date of termination.

[6]

Amounts shown under Involuntary Not-for-Cause Termination reflect a cash stipend provided over the severance period pursuant to the Officers’ Severance Plan. Amounts shown under Involuntary Termination after Change of Control reflect amounts for outplacement, tax preparation and financial planning services, and COBRA reimbursement for health and dental benefits for 18 months.

80               Lincoln National Corporation 2021 Proxy Statement

CEO Pay Ratio  ◾  Executive Compensation Tables

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require companies to disclose certain information about the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Dennis Glass.

Median Employee Identification Process

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

◾

We determined that, as of December 31, 2020, our employee population consisted of approximately 11,000 individuals as reported in Item 1. Business, in our 2020 Annual Report on Form 10-K. This population consisted of our full-time, part-time, and temporary employees. We selected December 31, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

◾

To identify the “median employee” from our employee population, we compared the Medicare eligible amount of salary, wages, and other compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020 (including certain compensation elements that are not Medicare-taxable, including Section 125 deductions).

◾

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

Calculation of the Pay Ratio

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $78,076. With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table on page 65 of this proxy statement.

Pay Ratio

For 2020, our last completed fiscal year:

◾	The median of the annual total compensation of all employees of our company (other than our CEO) was $78,076; and

◾	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $14,300,822.

Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 183 to 1.

The above pay ratio and annual total compensation amount are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. We note that the ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

Lincoln National Corporation 2021 Proxy Statement               81

Item 4 | Shareholder Proposal Regarding Amending Special Shareholder Meeting Right

Item 4 | Shareholder Proposal Regarding Amending Special Shareholder Meeting Right

We expect the following proposal (Proposal 4 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, beneficial owner of 75 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 4 — Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give the owners in the aggregate of 10% of our outstanding common stock the power to call a special shareholder meeting and remove any provision that disqualifies any Lincoln National Corporation shares owned for less than one unbroken year from calling for a special shareholder meeting.

Lincoln National should not discriminate against shareholders who bought our struggling stock during the past year. Plus LNC shareholders are denied in perpetuity any right to act by written consent by the backward laws of Indiana in regard to rights for shareholders.

Plus the bedrock of the management sentiment to resist the 2020 proposal on this same topic has been blown out of the water. Since the publication of the 2020 LNC annual meeting proxy shareholder meetings so much easier for management with a substantial cost reduction.

A special shareholder meeting can now be an online shareholder meeting which gives management much greater flexibility in avoiding shareholder accountability and transparency. Hence shareholders should have a corresponding greater flexibility in calling for a special shareholder meeting and not face discrimination against shareholders who bought their stock in the past year when our stock was struggling below $50.

Unfortunately for shareholders almost everything is optional at an online shareholder meeting. For instance a 3-minute management narrative on the state of the company is completely optional. Management answers to submitted shareholder questions are also optional. And there is no management transparency on how little online shareholder meetings cost.

A bad example of a 2020 online shareholder meeting is Goodyear management hitting the mute button right in the middle of the mandated formal shareholder proposal presentation to bar constructive shareholder criticism.

Plus AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak at its online shareholder meeting.

Please see:

Goodyear’s virtual meeting creates issues with shareholder

https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

82               Lincoln National Corporation 2021 Proxy Statement

Item 4 | Shareholder Proposal Regarding Amending Special Shareholder Meeting Right

And even if LNC management pledges to follow best practices in conducting online shareholder meetings management can abruptly change when storm clouds appear for LNC due to subpar management job performance.

Management can now dictate that the core agenda of a special shareholder meeting can simply be the announcement of the vote. Hence shareholders need greater flexibility in calling for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 4

Our Response – Statement in Opposition to Proposal:

The Board has carefully reviewed the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the Company and its shareholders. As discussed below, we have already adopted a meaningful, balanced right for shareholders to call a special meeting that we believe is aligned with current best practices. The proposal seeks the adoption of a provision that would unnecessarily disrupt that balance by increasing the potential for misuse of the special meeting right. In addition, we believe that the Company’s overall corporate governance reflects best practices and provides shareholders with meaningful rights to communicate their views and ensure Board accountability and responsiveness to shareholders.

We have already adopted a special meeting right with a 10% threshold that we believe is aligned with best practices and strikes the appropriate balance between providing shareholders with meaningful rights while balancing the interests of all our shareholders.

In 2018, the Board adopted amendments to our bylaws to permit shareholders who own an aggregate of at least 25% of the Company’s outstanding common stock, subject to a customary holding period and procedural requirements, to call a special meeting. After careful consideration and with the benefit of the input of several of our largest shareholders, the Board adopted amendments to lower the ownership threshold for the right to call a special meeting from 25% to 10% of the Company’s outstanding common stock. The Board believes that the current special meeting right, including the nominal one-year holding period and procedural requirements, reflects the perspectives of our shareholders, is consistent with market practice and strikes the proper balance between ensuring that shareholders have the ability to call a special meeting and protecting against the risk that shareholders, who may have narrow short-term interests, could trigger the effort, expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention or that are being pursued for reasons that may not be in the best interests of the Company and our shareholders generally.

Special meetings require substantial time, effort and management resources, and the elimination of a nominal holding requirement as requested by the proposal would increase the potential for misuse of the special meeting right by special-interest shareholder groups with no long-term vested interest in the Company.

The Board recognizes the importance of providing shareholders with the right to call special meetings in appropriate circumstances. Given the size of the Company and our large number of shareholders, a special shareholder meeting is a significant undertaking that requires substantial time, effort and management. The Company must prepare, print and distribute legal disclosure documents to shareholders, solicit proxies and tabulate votes, which requires substantial time and effort as well as the use of Company funds to pay for the related costs. Such time, effort and expense are required regardless of whether the special shareholder meeting is held in person or virtually. In addition, the Board and management must divert time and focus from their responsibility of managing the Company on behalf of all shareholders to prepare for, and conduct, the meeting, consequently detracting from their primary focus of operating our businesses and maximizing long-term shareholder value. Accordingly, special meetings of shareholders should be extraordinary events that occur only when there are urgent and important strategic matters or profound fiduciary concerns.

The current provisions of our bylaws provide shareholders holding 10% or more of the Company’s outstanding common stock for at least one year with the right to call special meetings, thus allowing for stockholders to call a special meeting when extraordinary matters arise, without enabling a minority of stockholders that have not held a financial stake in the Company for a meaningful period of time to call unnecessary or duplicative meetings for less significant matters. If the nominal one-year holding requirement is eliminated as suggested by the proponent’s

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Item 4 | Shareholder Proposal Regarding Amending Special Shareholder Meeting Right

proposal, the Company could be subject to regular disruptions by special-interest shareholder groups with agendas that are not in the best interests of the Company or the other shareholders and divert our Board’s and management’s attention from their primary focus of leading and operating our business. Such a diversion could potentially operate against the best interests of our shareholders overall, in order to serve the narrow interests of the shareholders requesting a special meeting.

Our shareholders just last year considered whether to implement the change the proponent seeks in the shareholder proposal and voted against it by a substantial margin, with over 90% of the votes cast against the proposal.

In submitting this proposal, the proponent ignores the actions taken by the Board and the shareholders of the Company last year in resoundingly rejecting a proposal that included the same change.

We have adopted several other governance practices and mechanisms that provide shareholders the ability to communicate their views and ensure Board accountability and responsiveness to shareholders.

The unnecessary, and potentially shareholder value-destructive, change requested by this proposal should be viewed in light of the Company’s existing corporate governance practices, its demonstrated willingness to discuss Company business with shareholders, and its responsiveness to shareholders. The Company has strong corporate governance practices, provides ample avenues of communication between the Company and its shareholders, and has a proven record of accountability. The Company’s current corporate governance practices reflect the Board’s dedication to being responsive and accountable to shareholders. The Company solicits and values shareholder discussion and input on corporate governance matters, and, together, management and the Board regularly assess and refine the Company’s corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by shareholders and other stakeholders.

In addition to providing shareholders with the right to call a special meeting, the Company has implemented numerous other corporate governance measures to ensure that the Board remains accountable to our shareholders and that give shareholders the ability to directly communicate their views to the Board. Some of these measures are:

◾	Our shareholders have the opportunity to cast a vote with respect to all of our directors at least once per year—our Board is de-classified and directors serve one-year terms;

◾	We have a majority voting standard for the election of directors, and a director resignation policy for directors in an uncontested election;

◾	We provide for “proxy access” in our bylaws pursuant to which shareholders can nominate a director candidate to stand for election and have that nominee included in the Company’s proxy materials;

◾

The Board greatly values shareholder discussion and input, integrating the valuable feedback we receive from our shareholders through our robust engagement program into our Board’s decision-making framework, and provides channels for shareholders to communicate directly with members of the Board (as described further under “Communications with Directors” on page 19); and

◾	We eliminated super majority voting provisions from our Restated Articles of Incorporation and bylaws.

The Company has a strong history of listening to and responding to shareholder feedback, as demonstrated by our engagement with several of our largest shareholders over the past few years. In these conversations, many investors expressed support for the Company’s current special shareholder meeting right provisions. In light of the Board’s belief that the Company’s existing shareholder special meeting right is aligned with best practices and strikes the appropriate balance between providing shareholders with meaningful rights while balancing the interests of all our shareholders, the potential for the proposed amendment to unnecessarily disrupt that balance by increasing the potential for misuse by a group of shareholders with narrow short-term interests to call a special meeting that requires substantial time, effort and management resources, and the Board’s demonstrated commitment to strong corporate governance and responsiveness to shareholders, the Board believes that the adoption of this shareholder proposal is unnecessary, and that it is not in the best long-term interests of all of our shareholders.

84               Lincoln National Corporation 2021 Proxy Statement

Item 5 | Shareholder Proposal Regarding Amending Shareholder Proxy Access

Item 5 | Shareholder Proposal Regarding Amending Shareholder Proxy Access

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. Kenneth Steiner, 12 Stoner Ave., 2M, Great Neck, NY 11021, beneficial owner of 500 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 5 — Improve Our Catch-22 Proxy Access

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to combine their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

The current arbitrary ration of 20 shareholders to initiate shareholder proxy access can be called Catch-22 Proxy Access. In order to assemble a group of 20 shareholders, who have owned 3% of company stock for an unbroken 3-years, one would reasonably need to start with 60 activist shareholders who own 9% of company stock for an unbroken 3-years because initiating proxy access is a complicated process that is easily susceptible to errors. It is a daunting process that is also highly susceptible to dropouts.

The 60 activist shareholders could then be whittled down to 40 shareholders because some shareholders would be unable to timely meet all the paper chase requirements. After the 40 shareholders submit their paperwork — then management might arbitrarily claim that 10 shareholders do not meet the requirements (since the Lincoln National Board of Directors is the almighty authority in interpreting the LNC proxy access rules according to the LNC proxy access rules) and management might convince another 10 shareholders to drop out — leaving 20 shareholders. But the current bylaws do not allow 40 shareholders to submit their paperwork to end up with 20 qualified shareholders.

And 60 shareholders who own 9% of LNC stock for an unbroken 3-years might determine that they own 51% of LNC stock when length of unbroken stock ownership is factored out.

But how does one begin to assemble a group of 60 potential participants if potential participants cannot even be guaranteed participant status after following the rules that are record-shattering 4600-words of tedious language — because a single shareholder always takes the risk that one will be the 21st shareholder that could be voted off the island after a substantial investment of time by the arbitrary ration of 20 shareholders. 33% or our bylaws are taken up by restrictions on using Shareholder Proxy access.

It is also important to have a more practical means to use shareholder proxy access because Indiana law has not been modernized to allow LNC shares to act by written consent. Plus all LNC shares owned for less than one unbroken year are locked out of participating in calling for a special shareholder meeting. And theses could be the shares that have the highest voting participation at our annual meeting.

Plus the shareholder right to call a special meeting has taken a big hit due to the avalanche of online shareholder meetings that are often tightly controlled bare bones meetings where all challenging questions and comments are screened out by management.

Lincoln National Corporation 2021 Proxy Statement               85

Item 5 | Shareholder Proposal Regarding Amending Shareholder Proxy Access

For instance the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button for shareholders that was used to quash constructive criticism. AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak at its online shareholder meeting.

Please vote yes:

Improve Our Catch-22 Proxy Access - Proposal 5

Our Response – Statement in Opposition to Proposal:

The Board has carefully reviewed the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the Company and its shareholders. As discussed below, we have already adopted proxy access bylaws for our shareholders that we believe are aligned with current best practices, providing shareholders with meaningful and appropriate proxy access rights, and we believe that such rights strike the appropriate balance between promoting shareholder rights and protecting the interests of all our shareholders. The proposal seeks the adoption of a provision that is not aligned with current best practices and could result in excessive administrative burden and expense for the Company as well as misuse of the proxy access process. In addition, we believe that the Company’s overall corporate governance reflects best practices and provides shareholders with meaningful rights to communicate their views and ensure Board accountability and responsiveness to shareholders.

We have already adopted proxy access bylaws that we believe are aligned with current best practices and strike the appropriate balance between providing shareholders with meaningful proxy access rights while balancing the interests of all of our shareholders.

In January 2017, the Board adopted proxy access bylaws, which permit a shareholder (or a group of up to 20 shareholders) owning, continuously for at least three years, shares of our outstanding common stock representing at least 3% of the vote entitled to be cast on the election of directors, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The Company’s adoption of proxy access was informed by the views of our top shareholders as to proxy access parameters they believed were appropriate. We also analyzed the terms adopted by other Fortune 500 companies and input from governance experts. After taking into consideration the views of our shareholders and the analysis described above, we adopted what we believe is an appropriate and effective proxy access framework that is consistent with market practice and provides meaningful proxy access rights to shareholders, while balancing the need to protect the interests of all of our shareholders by mitigating the potential for misuse by individuals whose interests are not aligned with the majority of our shareholders. The Company believes that the change advocated by the proponent — the elimination of the 20-shareholder aggregation limit — is not necessary to provide for an appropriate and meaningful proxy access process.

In light of the feedback we have received from our shareholders since 2017, and our ongoing review of the proxy access rights adopted by other companies, we continue to believe that our existing proxy access bylaws are most appropriate for the Company and our shareholders. Furthermore, we believe that our proxy access bylaws continue to be consistent with market practice. The 20-shareholder aggregation limit has been adopted by the vast majority of companies that have implemented proxy access (93% as of January 2020) and is endorsed by several of our top institutional shareholders, many of whom have adopted a similar standard for their own governance practices.

The elimination of the 20-shareholder aggregation limit would increase the potential for excessive administrative burden and expense for the Company and misuse of the proxy access process.

The reasonable aggregation limit in our proxy access bylaws was intended in part to control the administrative burden of confirming and monitoring share ownership of shareholders utilizing our proxy access framework, while also providing meaningful access to shareholders with a sufficient financial stake in the Company. Without this, the Company may be required to spend considerable amounts of time and resources verifying the nature and duration of share ownership of a large number of shareholders to confirm eligibility for proxy access rights — many of whom may be driven by narrow, special interests rather than the long-term interests of the Company. This would amount to a considerable undertaking by the Company’s employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of all of the Company’s shareholders. It would also create considerable excessive expense and impede the exercise of proxy access rights by other shareholders.

86               Lincoln National Corporation 2021 Proxy Statement

Item 5 | Shareholder Proposal Regarding Amending Shareholder Proxy Access

The requested change to our proxy access bylaw would place no limit on the number of shareholders who may aggregate their holdings to reach the required 3% ownership threshold. As noted above, the Company believes that permitting a group of unlimited size to use the proxy access bylaw provisions could be unworkable and could impose a significant cost and administrative burden on the Company. We believe an aggregation limit of 20 provides abundant opportunities for the Company’s shareholders to combine with other shareholders to satisfy the ownership requirement, provided that they also satisfy the required holding period requirement.

If the aggregation and ownership requirements for proxy access cannot be satisfied, other avenues are still available to a shareholder seeking change to our Board, including recommending director candidates for nomination by our Board (as described further in this proxy statement under “Director Nomination Process” beginning on page 11) and nominating director candidates for election to the Board in accordance with the requirements of the Company’s advance notice bylaw (as described in this proxy statement on page 95).

We have adopted a number of other governance practices and mechanisms that provide shareholders the ability to communicate their views and ensure Board accountability and responsiveness to shareholders.

The unnecessary, and potentially shareholder value-destructive, change requested by this proposal should be viewed in light of the Company’s existing corporate governance practices, its demonstrated willingness to discuss Company business with shareholders, and its responsiveness to shareholders. The Company has strong corporate governance practices, provides ample avenues of communication between the Company and its shareholders, and has a proven record of accountability. The Company’s current corporate governance practices reflect the Board’s dedication to being responsive and accountable to shareholders. The Company solicits and values shareholder discussion and input on corporate governance matters, and, together, management and the Board regularly assess and refine the Company’s corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by shareholders and other stakeholders.

In addition to providing for proxy access in our bylaws, the Company has implemented numerous other corporate governance measures to ensure that the Board remains accountable to our shareholders and that give shareholders the ability to directly communicate their views to the Board. Some of these measures are:

◾	Our shareholders have the opportunity to cast a vote with respect to all of our directors at least once per year — our Board is de- classified and directors serve one-year terms;

◾	We have a majority voting standard for the election of directors, and a director resignation policy for directors in an uncontested election;

◾	Our shareholders have the right (at a 10% ownership threshold) to call a special meeting to transact company business;

◾

The Board greatly values shareholder discussion and input, integrating the valuable feedback we receive from our shareholders through our robust engagement program into our Board’s decision-making framework, and provides channels for shareholders to communicate directly with members of the Board (as described further under “Communications with Directors” on page 19); and

◾	We eliminated super majority voting provisions from our Restated Articles of Incorporation and bylaws.

In light of the Board’s belief that the Company’s existing proxy access bylaws are aligned with best practices and strike an appropriate balance between providing shareholders with meaningful proxy access rights while balancing the interests of all of our shareholders, the potential for the proposed proxy access amendment to increase the potential for excessive administrative burden and expense for the Company and misuse of the proxy access process, and the Board’s demonstrated commitment to strong corporate governance and responsiveness to shareholders, the Board believes that the adoption of this proposal is unnecessary, and that it is not in the best long-term interests of all of our shareholders.

Lincoln National Corporation 2021 Proxy Statement               87

Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

William H. Cunningham, Eric G. Johnson, Michael F. Mee and Patrick S. Pittard served on the Compensation Committee during 2020. No member of the Compensation Committee had any relationship requiring disclosure under the “Related-Party Transactions,” as discussed below, and no member was an employee, officer, or former officer of us or our subsidiaries. In addition, no member of the Board is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Related-Party Transactions

Our Corporate Governance Committee has a written policy for reviewing, approving and ratifying transactions with related parties. This policy applies to any transaction or proposed transaction that we must disclose publicly to comply with SEC rules, and it requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions. In approving or ratifying any transaction or proposed transaction, the Corporate Governance Committee must determine that the transaction is fair and reasonable to Lincoln and otherwise complies with our policy on conflicts of interest. This policy does not require the Corporate Governance Committee to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. If the Corporate Governance Committee does not ratify a transaction with a related party, Lincoln and/or the related party must make all reasonable efforts to terminate or unwind the transaction.

The policy does not apply to transactions in which we, our subsidiaries or affiliated planners provide insurance, annuities, mutual funds or similar products, or financial services on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This exception also applies to products and services provided to or by an entity of which a related person is an executive officer or employee, provided that the related person receives the same benefits generally available to employees having an equivalent title at the other entity.

BlackRock, Inc. (“BlackRock”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2020, BlackRock beneficially owned approximately 7.8% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of BlackRock to distribute, and include in certain of our products, BlackRock funds. In 2020, our subsidiaries recorded revenues of approximately $8.7 million from BlackRock subsidiaries under these agreements. In addition, BlackRock provides sub-advisory and investment management services to our subsidiaries. For 2020, our subsidiaries paid BlackRock approximately $11.7 million in the aggregate for these services.

The Vanguard Group (“Vanguard”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2020, Vanguard beneficially owned approximately 10.36% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of Vanguard to distribute certain Vanguard products, including mutual funds. In 2020, our subsidiaries recorded revenues of approximately $222,400 from Vanguard subsidiaries.

88               Lincoln National Corporation 2021 Proxy Statement

Security Ownership of More Than 5% Beneficial Owners  ◾  Security Ownership

Security Ownership

Security Ownership of More than 5% Beneficial Owners

Our common stock trades on the NYSE under the symbol “LNC.” We have no other types of stock outstanding. The following table lists persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our common stock as of December 31, 2020. The information shown is based solely on our review of Schedules 13G filed with the SEC.

Security Ownership of Certain Beneficial Owners as of December 31, 2020

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,061,919	7.8%
Common Stock	Dan Hagan 601 E. Broadway, Suite 203 PO Box 1225 Columbia, MO 65205	10,000,000	5.2%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,020,255	10.4%

Lincoln National Corporation 2021 Proxy Statement               89

Security Ownership  ◾  Security Ownership of Directors, Nominees and Executive Officers

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units beneficially owned on March 9, 2021, by each director, director nominee and NEO, individually, and by all directors and executive officers as a group. LNC Stock Units are non-voting, non-transferable “phantom” stock units that track the economic performance of our common stock; a unit has the same value as a share of our common stock.

Security Ownership of Directors, Nominees and Executive Officers as of March 9, 2021

Name	Amount of LNC common stock and nature of beneficial ownership[1]	Percentage of class	LNC stock units[2]	Total of LNC common stock and stock units	Total percentage of class
Lisa M. Buckingham	215,045	*	0	215,045	*
Deirdre P. Connelly	1,000	*	15,273	16,273	*
Ellen G. Cooper	334,215	*	0	334,215	*
William H. Cunningham	8,738	*	135,235	143,973	*
Reginald E. Davis	0	*	1,460	1,460	*
Randal J. Freitag	477,127	*	0	477,127	*
Wilford H. Fuller	352,292	*	54,297	406,589	*
Dennis R. Glass	1,416,657	*	80,946	1,497,603	*
George W. Henderson, III	8,681	*	80,807	89,488	*
Eric G. Johnson	0	*	71,107	71,107	*
Gary C. Kelly	3,000	*	37,351	40,351	*
M. Leanne Lachman	3,000	*	43,677	46,677	*
Michael M. Mee	837	*	86,945	87,782	*
Patrick S. Pittard	0	*	33,796	33,796	*
Lynn M. Utter	0	*	18,034	18,034	*
All Directors and Executive Officers as a group –18 persons	2,999,912	1.55%	673,263	3,673,175	1.89%

*Each	of these amounts represents less than 1% of the outstanding shares of our common stock as of March 9, 2021.

[1]

These amounts include the following number of shares that the named person has a right to acquire within 60 days of March 9, 2021 through the exercise of options: Ms. Buckingham, 153,196 shares; Ms. Cooper, 235,448 shares; Mr. Freitag, 310,079 shares; Mr. Fuller, 167,429 shares; Mr. Glass, 661,525 shares; and all directors and executive officers as a group, 1,642,395 shares. These amounts also include 768 shares and 1,377 shares beneficially owned through the Employees’ 401(k) Plan by Mr. Freitag and Mr. Glass, respectively, and 20,859 shares beneficially owned by all directors and executive officers as a group. Mr. Kelly’s amount includes 3,000 shares held in a family trust.

[2]	LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

90               Lincoln National Corporation 2021 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

Annual Meeting Information

Q:	Why did I receive this proxy statement or notice of internet availability of proxy materials?

You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our stock on March 29, 2021, the record date, and that entitles you to vote at the Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.

Q:	Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

The SEC allows us to provide access to proxy materials via the internet rather than mailing a printed copy to each shareholder. Most shareholders received a notice of internet availability, which explains how to access the proxy materials on the internet and how to vote using the internet.

Q:	How can I get a paper copy of the proxy materials?

The notice of internet availability (the “Notice”) contains instructions on how to obtain a paper copy of all proxy materials — including our proxy statement, our 2020 annual report and a proxy card form. If you would like to receive paper copies of our proxy materials, please follow the instructions in the Notice and submit your request by May 22 to ensure that you receive the materials before the Annual Meeting.

Q:	How can I sign up for internet access to the proxy materials?

If you hold shares registered in your name, you may sign up at www.investorelections.com/lnc to receive access to the proxy material over the internet for future meetings, rather than receiving mailed copies. If you chose internet access, you will receive an email notifying you when the 2020 annual report to shareholders and this proxy statement are available, with links to access the documents on a website with instructions on how to vote via the internet. Your enrollment for internet access will remain in effect for subsequent years, although you can cancel it up to two weeks prior to the record date for any annual meeting.

If you hold your shares in “street name,” you may be able to obtain internet access to proxy materials by contacting your broker, bank or other intermediary.

Q:	What will I be voting on at the Annual Meeting?

You are being asked to:

1.	elect eleven directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders;

2.	ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021;

3.	approve an advisory (non-binding) resolution on the compensation of our named executive officers;

4.	respond to an advisory shareholder proposal regarding an amendment to our special shareholder meeting right; and

5.	respond to an advisory shareholder proposal regarding an amendment to our proxy access bylaws.

The Board recommends that you vote FOR agenda items 1, 2 and 3 and AGAINST agenda items 4 and 5.

While it is possible that other matters could come up for voting at the meeting, the Board is not aware of any other matters at present.

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Annual Meeting Information  ◾  Questions & Answers

Q:	How do I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders of record at the close of business on March 29, 2021, the record date for the meeting.

To register for and attend the virtual Annual Meeting:

◾

Visit register.proxypush.com/lnc on your smart phone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure that your browser is compatible.

◾	Enter your control number, which is located on the proxy card or Notice that you received. You will also need to enter your name and a valid email address.

◾	After completing the registration process, you will receive a confirmation email.

◾

Approximately one hour prior to the start of the virtual Annual Meeting on June 3, you will receive an email at the email address you provided during registration. This email will contain a unique link that will allow you to access the Annual Meeting and vote online during the meeting.

◾

The Annual Meeting will begin promptly at 9:00 a.m. EDT. We recommend that you access the meeting prior to the start time, to allow ample time to log in to the meeting and test your computer audio system. Online access will open at approximately 8:45 a.m. EDT.

Technical assistance will be available in the event you encounter any technical difficulties when accessing the meeting or during the meeting. The technical support number will be included in the email containing your unique meeting link that you will receive approximately one hour prior to the meeting start time. The technical support number will also be posted on the virtual meeting website.

Q:	How do I ask questions at the Annual Meeting?

During the question and answer session of the Annual Meeting, we will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. Only shareholders of record at the close of business on March 29, 2021, the record date for the meeting, are permitted to submit questions for the Annual Meeting. You may submit questions at the time you register for the meeting (as discussed above under “How do I Attend the Annual Meeting”) and during the meeting through the virtual meeting platform.

Please identify yourself when submitting a question. We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. Questions should be relevant and pertinent to matters properly before the meeting. The meeting is for the benefit of all shareholders and is not to be used as a forum to present personal matters or general economic, political or other views that are not directly related to the business of the Company. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or the Company’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all shareholders. After the meeting, we will post to the Investor Relations section of our website questions and answers addressed during the meeting. If we are not able to address your question during the meeting, please contact our Investor Relations Department after the meeting.

Q:	Who is entitled to vote?

Only shareholders of record at the close of business on March 29, 2021, the record date for the meeting, are entitled to vote at the Annual Meeting.

Q:	What constitutes a quorum at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. As of the record date, we had 191,149,159 shares of common stock, issued, outstanding and entitled to vote at the Annual Meeting. Once a share is counted as present at the Annual Meeting, it will be deemed present for quorum purposes for the entire meeting (and for any meeting resulting from a postponement of the Annual Meeting, unless a new record date is set).

92               Lincoln National Corporation 2021 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received and the broker does not have discretionary authority to vote on the proposal.

Q:	How do I vote?

You are entitled to one vote for each share of common stock you own. You will find the number of shares you own (and may vote) on the proxy card or the Notice that you received.

You may vote:

During the Meeting. If you register for and attend the virtual Annual Meeting, you may vote your shares during the meeting by following the instructions on the virtual meeting platform.

If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution), in order to vote your shares during the meeting you will need to obtain a legal proxy from your bank, broker or other nominee in advance of the meeting and then email or scan a copy of your legal proxy to the Company’s transfer agent, Equiniti, at EQSS-ProxyTabulation@equiniti.com, with “Legal Proxy” in the subject line.

For more information on attending the meeting, see “How do I attend the Annual Meeting” above.

Note: You cannot vote during the Annual Meeting if you only own share equivalents through the LNC Stock Fund of the Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, or through our dividend reinvestment plan. For instructions on voting these share equivalents, see below under “How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?”

By Mail. If you received a paper copy of the proxy materials, please mark, date, sign and mail the proxy card in the prepaid envelope the Company provided. For any other matter properly brought forth at the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they believe to be in our best interests.

By Telephone or Internet. Whether you received a paper copy of the proxy materials or viewed them online, you may vote either by telephone (within the United States, Canada or Puerto Rico only) or through the internet, as follows:
Call: 866-883-3382

Visit: www.proxypush.com/lnc

To use telephone or internet voting, you must provide your assigned control number noted on the proxy card or Notice. In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by a prerecorded telephone message or at the designated website.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian, to determine if you will be able to vote by telephone or Internet.

Q:	How many votes are needed to approve each proposal?

Assuming a quorum is present, a majority of the votes cast by the holders of shares entitled to vote at the annual meeting is required to elect each director, to ratify the appointment of Ernst & Young as our accounting firm, to approve the advisory resolution on the compensation of our NEOs and to approve the shareholder proposals. Proposals 3, 4 and 5, including the proposal regarding the approval of our NEOs’ compensation, are advisory only and not binding on the Board. Any other proposal that is properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Lincoln National Corporation 2021 Proxy Statement               93

Annual Meeting Information  ◾  Questions & Answers

Q:	How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 5.

Unmarked Proxy Cards: If you sign and return a proxy or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, as the Board recommends.

Broker Non-Votes: If you hold your shares in “street name,” you may instruct your broker how to vote your shares. If you do not provide voting instructions, your shares are referred to as “broker non-votes” and the bank, broker or other custodian may vote your shares, at its discretion, only on the ratification of the appointment of our accounting firm. These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval. Broker non-votes will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 5.

Q:	Can I revoke my proxy or change my vote after I vote my proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the Annual Meeting. To do so either:

1.	notify our Corporate Secretary in writing that you are revoking your vote;

2.	submit a new proxy by mail, telephone or internet; or

3.	attend the meeting and vote your shares during the meeting.

Q:	How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?

If you have invested in the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, your voting instructions, whether submitted via telephone or through the internet (as described above), tell the trustee of your plan how to vote the shares of common stock allocated to the plans. If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/ voting instruction card representing all shares you own. If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. Eastern Time on May 31, the trustee of the plans will vote the shares allocated to your account in proportion to the shares held by each plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include the number of shares of common stock allocated to your accounts in that plan. To vote your shares in that plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Q:	Who may solicit proxies?

Our directors, officers and employees, as well as Alliance Advisors, LLC (“Alliance Advisors”), our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Q:	Who pays the costs of soliciting proxies?

We pay the cost of soliciting proxies. Our fee to Alliance Advisors to solicit proxies this year is $15,000, plus reasonable expenses. Our directors, officers and employees receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those organizations hold of record.

94               Lincoln National Corporation 2021 Proxy Statement

Shareholder Proposals for the 2022 Annual Meeting  ◾  General Information

General Information

Shareholder Proposals for the 2022 Annual Meeting

To be Included in our Proxy Materials

If you wish to include a shareholder proposal in the proxy materials for our 2022 Annual Meeting of Shareholders, you must submit the proposal, in accordance with SEC Rule 14a-8, to our Corporate Secretary, who must receive the proposal by December 17, 2021.

In addition, if you wish to include a director nominee in the proxy materials for our 2022 Annual Meeting of Shareholders pursuant to our “proxy access” bylaws, you must meet the requirements set forth in our bylaws and you must submit the materials required by our bylaws within the same time outlined below for director nominations submitted by a shareholder for presentation directly at an annual meeting. All such proxy access director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.lfg.com) in the “About Us” Section under the “Corporate Governance” header. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

To be Presented in Person at Shareholder Meetings

Our bylaws set forth advance-notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an annual meeting, rather than for inclusion in our proxy statement. If you wish to propose a director nominee—or any other matter of business—at an annual shareholder meeting, you must follow the procedures contained in our bylaws, which include notifying the Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of June 3, 2021, a notice will be considered timely received for the 2022 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than February 3, 2022, and no later than March 5, 2022.

If our annual meeting is scheduled to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the prior year’s annual meeting, you must give your notice by the close of business on the later of (i) the date 90 days prior to the scheduled annual meeting or (ii) the tenth day following the date that the scheduled annual meeting is first publicly announced or disclosed. All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.lfg.com) in the “About Us” section under the “Corporate Governance” header. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

If any such matter is brought before the meeting in accordance with our bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies at their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the Chairman) is authorized by the bylaws to determine whether the proposed business was properly brought before the meeting or was lawful or appropriate for consideration at the meeting or whether a nomination for director was properly made. If the Chairman determines that any of these requirements was not met, then the proposed business shall not be transacted or the defective nomination shall be disregarded.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Lincoln National Corporation 2021 Proxy Statement               95

General Information  ◾  Annual Report

Annual Report

You may request a printed copy of our Annual Report on Form 10-K, at no charge, by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087. In addition, you can access our Form 10-K and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

Householding

SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or Notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or Notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087.

Additional Voting Matters

The Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect to such matter(s) in what they believe to be in the best interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

April 16, 2021

96               Lincoln National Corporation 2021 Proxy Statement

Exhibit 1

Reconciliation of Non-GAAP Measures

Definitions of Non-GAAP Measures used in this Proxy Statement

Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (including and excluding average goodwill within average equity), excluding accumulated other comprehensive income (loss) (“AOCI”), using annualized adjusted income (loss) from operations are financial measures we use to evaluate and assess our results. Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (“ROE”), as used in this proxy statement, are non-GAAP financial measures and do not replace GAAP net income (loss), revenues and ROE, the most directly comparable GAAP measures.

Adjusted Income (Loss) from Operations

We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at adjusted income (loss) from operations:

◾	Realized gains and losses associated with the following (“excluded realized gain (loss)”):

–	Sales or disposals and impairments of financial assets;

–	Changes in the fair value of equity securities;

–	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities;

–	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

Adjusted Operating Revenues

Adjusted operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

◾	Excluded realized gain (loss);

◾	Revenue adjustments from the initial adoption of new accounting standards;

◾	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; and

◾	Amortization of deferred gains arising from reserve charges on business sold through reinsurance.

Adjusted Operating Return on Equity

◾	Adjusted operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

◾	It is calculated by dividing annualized income (loss) from operations by average equity, excluding AOCI.

◾	Management evaluates return on equity by both including and excluding the effect of average goodwill.

Lincoln National Corporation 2021 Proxy Statement             E-1

Exhibit 1

Book Value Per Share Excluding AOCI

◾	Book value per share excluding AOCI is calculated based upon a non-GAAP financial measure.

◾	It is calculated by dividing (a) stockholders’ equity excluding AOCI by (b) common shares outstanding.

◾	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is attributable primarily to our business operations.

◾

Management believes book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

◾	Book value per share is the most directly comparable GAAP measure.

Special Note Regarding Sales

Sales as reported consist of the following:

◾	Annuities and Retirement Plan Services — deposits from new and existing customers

◾	MoneyGuard® — 15% of total expected premium deposits;

◾	Universal life (UL), indexed universal life (IUL), variable universal life (VUL) — first-year commissionable premiums plus 5% of excess premiums received;

◾	Executive Benefits — single premium bank-owned UL and VUL, 15% of single premium deposits, and corporate owned UL and VUL, first-year commissionable premiums plus 5% of excess premium received;

◾	Term — 100% of annualized first year premiums; and

◾	Group Protection — annualized first-year premiums from new policies.

E-2             Lincoln National Corporation 2021 Proxy Statement

Exhibit 1

	For the year ended December 31,
(Millions of dollars, except per share data)	2020	2019	2018
Total Revenues	$17,439	$17,258	$16,424
Less:
Excluded realized gain (loss)	(721)	(794)	(46)
Amortization of DFEL on benefit ratio unlocking	(2)	6	(5)
Total Adjusted Operating Revenues	$18,162	$18,046	$16,475
Net Income (Loss) Available to Common Stockholders – Diluted	$499	$886	$1,623
Less:
Adjusted for deferred units of LNC stock in our deferred compensation plans(1)	—	—	(18)
Net Income (Loss)	$499	$886	$1,641
Less:
Excluded realized gain (loss), after tax	(570)	(627)	(37)
Benefit ratio unlocking, after tax	194	277	(136)
Net impact from the Tax Cuts and Jobs Act	37	17	19
Acquisition and integration costs related to mergers and acquisitions, after-tax	(15)	(103)	(67)
Gain (loss) on early extinguishment of debt, after tax	(12)	(33)	(18)
Adjusted Income (Loss) from Operations	$865	$1,355	$1,880
Earnings (Loss) Per Common Share (Diluted)
Net income (loss)	$2.56	$4.38	$7.40
Adjusted Income (loss) from operations	4.45	6.71	8.48
Average Stockholders’ Equity
Average equity, including average AOCI	$20,012	$17,973	$15,517
Average AOCI	6,359	4,019	1,602
Average equity, excluding AOCI	13,653	13,954	13,915
Average goodwill	1,778	1,778	1,613
Average equity, excluding AOCI and goodwill	$11,875	$12,176	$12,302
Return on Equity, Including AOCI
Net income (loss) with average equity including goodwill	2.5%	4.9%	10.6%
Adjusted Operating Return on Equity, Excluding AOCI
Adjusted Income (loss) from operations with average equity including goodwill	6.3%	9.7%	13.5%
Adjusted Income (loss) from operations with average equity excluding goodwill	7.3%	11.1%	15.3%

[1]The

numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans if the effect of equity classification would result in a more dilutive EPS.

A reconciliation of book value per share to book value per share excluding AOCI as of December 31, 2020, 2019 and 2018, is presented below.

	As of December 31,
	2020	2019	2018
Book value per share, including AOCI	$118.02	$100.11	$69.71
Per share impact of AOCI	46.43	28.84	1.98
Book value per share, excluding AOCI	71.59	71.27	67.73

Lincoln National Corporation 2021 Proxy Statement             E-3

Exhibit 2

Definitions for Incentive Compensation Programs

2020 AIP

For the 2020 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2020.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations – both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

E-4             Lincoln National Corporation 2021 Proxy Statement

Exhibit 2

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2020 AIP, “Income from Operations per Diluted Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2018 LTI

For the 2018 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations and defined exclusions (as defined below), divided by average Shareholders’ Equity for the relevant period.

Shareholders’ Equity excludes Accumulated Other Comprehensive Income or other similar items and excludes items including, but not limited to, the increase in equity due to goodwill associated with an acquisition during the performance period; the increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws. ROE was calculated as of December 31, 2020, using the average of the beginning and ending common shares outstanding for 2020.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses – defined as the following:

–	Sales or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Changes in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations — both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2018 LTI Program, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

Lincoln National Corporation 2021 Proxy Statement             E-5

Exhibit 2

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

E-6             Lincoln National Corporation 2021 Proxy Statement

©2021 Lincoln National Corporation

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Lincoln Financial Group is the

marketing name for Lincoln National

Corporation and its affiliates.

LincolnFinancial.com

PROXY-LNC-21

LINCOLN NATIONAL CORPORATION®   Shareowner Services   P.O. Box 64945   St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below:  ☐ TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board of Directors Unanimously Recommends a Vote “FOR” the election of each Director, “FOR” Items 2 and 3, and “AGAINST” Items 4 and 5. 1. The election of eleven directors for a one-year term expiring at the 2022 Annual Meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN   01   Deirdre P. Connelly ☐ ☐ ☐ 07   Gary C. Kelly ☐ ☐ ☐   02   William H. Cunningham ☐ ☐ ☐ 08   M. Leanne Lachman ☐ ☐ ☐     Please fold here – Do not separate       03   Reginald E. Davis ☐ ☐ ☐ 09   Michael F. Mee ☐ ☐ ☐   04   Dennis R. Glass ☐ ☐ ☐ 10   Patrick S. Pittard ☐ ☐ ☐   05   George W. Henderson, III ☐ ☐ ☐ 11   Lynn M. Utter ☐ ☐ ☐   06   Eric G. Johnson ☐ ☐ ☐ 2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021. ☐ For ☐ Against ☐ Abstain 3. The approval of an advisory resolution on the compensation of our named executive officers. ☐ For ☐ Against ☐ Abstain 4. Shareholder proposal to amend our bylaws to remove the one-year holding requirement from our special shareholder meeting right. ☐ For ☐ Against ☐ Abstain 5. Shareholder proposal to amend our proxy access bylaws to remove the 20-shareholder aggregation limit. ☐ For ☐ Against ☐ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LINCOLN NATIONAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS Thursday, June 3, 2021 9:00 a.m. EDT Virtual Meeting Format Due to concerns about the COVID-19 pandemic and to protect the health and safety of our directors, employees, shareholders, and the community, we have decided to hold a virtual Annual Meeting. In order to register to attend the Annual Meeting online along with voting your shares: Visit register.proxypush.com/lnc on your smart phone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure that your browser is compatible. Enter your control number, which is located on the upper right corner on the reverse side of this proxy card. After completing the registration process, you will receive a confirmation email. Approximately one hour prior to the start of the virtual Annual Meeting on June 3, you will receive an email at the email address you provided during registration. This email will contain a unique link to join the virtual Annual Meeting. Click on the unique link to join the Annual Meeting, which will begin promptly at 9:00 a.m. EDT. The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401(k) Employees’ Savings Plan, the LNL Agents’ 401(k) Savings Plan and the LNL ABGA Money Purchase Plan. Voting cutoff for Plan Participants is 11:59 p.m. on May 31, 2021. LINCOLN NATIONAL CORPORATION®proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 3, 2021. The undersigned shareholder of Lincoln National Corporation (the “Company”), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass, and Nancy A. Smith, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Company which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held virtually via the internet, 9:00 a.m. EDT, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE PHONE MAIL www.proxypush.com/lnc 1-866-883-3382 Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 2, 2021. Use the Internet to vote your proxy Use a touch-tone telephone to until the polls close during vote your proxy until the polls close the Annual Meeting. during the Annual Meeting. Scan code on front for mobile voting. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.